     As Filed With the Securities and Exchange Commission on April 29, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                         MERCANTILE BANCORPORATION INC.
             (Exact name of registrant as specified in its charter)

             MISSOURI                               6712                             43-0951744
   (State or other jurisdiction         (Primary Standard Industrial              (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)             Identification No.)

                                  P.O. BOX 524
                         ST. LOUIS, MISSOURI 63166-0524
                                 (314) 418-2525
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                              JON W. BILSTROM, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                         MERCANTILE BANCORPORATION INC.
                                  P.O. BOX 524
                         ST. LOUIS, MISSOURI 63166-0524
                                 (314) 418-2525
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   COPIES TO:

       EDWARD D. HERLIHY                                              LARRY K. HARRIS
WACHTELL, LIPTON, ROSEN & KATZ                                    SUELTHAUS & WALSH, P.C.
      51 WEST 52ND STREET               AND                7733 FORSYTH BOULEVARD, TWELTH FLOOR
   NEW YORK, NEW YORK 10019                                      ST. LOUIS, MISSOURI 63105
                                --------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

                                ----------------

                         CALCULATION OF REGISTRATION FEE
----------------------- ------------------- --------------------- ---------------------- ===================
 Title of Each Class                          Proposed Maximum      Proposed Maximum         Amount of
   of Securities to        Amount to be      Offering Price Per    Aggregate Offering       Registration
    be Registered         Registered (1)         Share (2)            Price (2) (3)             Fee
----------------------- ------------------- --------------------- ---------------------- ===================
Common Stock........    13,800,000                 $44.594           $740,728,455             $218,515
----------------------- ------------------- --------------------- ---------------------- ===================

(1) Also includes one attached preferred share purchase right per share. See "INFORMATION REGARDING MBI STOCK -- Description of MBI Common
         Stock and Attached Preferred Share Purchase Rights --Preferred Share Purchase Rights Plan."
(2) Pursuant to Rule 457(f), the registration fee is calculated based upon the market value (determined by averaging the high and low sales prices) of the common stock, par value $1.00 per share, of Firstbank of Illinois Co. ("Firstbank") on the Nasdaq National Market System on April 28, 1998.
(3) Based upon the maximum number of shares that may be exchanged upon consummation of the merger described herein, and upon exercise of securities exercisable for shares of common stock of Firstbank.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                     [Firstbank of Illinois Co. Letterhead]

                                                                  April __, 1998
Dear Stockholder:

         On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Meeting of Stockholders of Firstbank of Illinois Co. ("Firstbank") to be held at 3:00 p.m., Central Daylight Savings Time, on Monday, June 29, 1998, in the main ballroom of the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois 62701 (the "Annual Meeting").

         At this important meeting, you will be asked to consider and vote on a proposal to approve and adopt an Agreement and Plan of Reorganization, dated January 30, 1998 (the "Merger Agreement"), providing for the merger (the "Merger") of Firstbank with and into a wholly owned subsidiary of Mercantile Bancorporation Inc. ("MBI"). Upon consummation of the Merger, each outstanding share of Firstbank common stock, other than shares of Firstbank common stock held by Firstbank, MBI, or any of their respective subsidiaries, will be converted into 0.8308 shares (the "Exchange Ratio") of MBI common stock.

         You will also be asked to consider and vote upon the election of three directors of Firstbank, each to serve until the Merger is consummated or, in the event the Merger is not consummated, until the expiration of each of their three-year terms or until their respective successors are elected and qualified.

         Enclosed are the following items relating to the Annual Meeting and the
Merger:

         1.    Proxy Statement/Prospectus;

         2.    Proxy card;

         3. A pre-addressed return envelope to Harris Trust and Savings Bank, the transfer agent, for the proxy card.

         The Proxy Statement/Prospectus and related proxy materials set forth, or incorporate by reference, financial data and other important information relating to Firstbank and MBI and describe the terms and conditions of the proposed Merger. The Board of Directors urges you to carefully review these materials before completing the enclosed proxy card or attending the Annual Meeting.

         PaineWebber Incorporated, an investment banking firm, has issued its opinion to your Board of Directors regarding the fairness to the Firstbank Stockholders, from a financial point of view, of the consideration to be paid by MBI pursuant to the Merger Agreement as of the date of such opinion. A copy of the opinion is attached as Annex D to the Proxy Statement/Prospectus.

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED

THEREBY ARE IN THE BEST INTERESTS OF FIRSTBANK AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF FIRSTBANK UNANIMOUSLY RECOMMENDS THAT FIRSTBANK STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE PROPOSED SLATE OF DIRECTORS.

         It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting in person. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT TO HARRIS TRUST AND SAVINGS BANK IN THE ENCLOSED PRE-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect. You may revoke your proxy by delivering to Harris Trust and Savings Bank a written notice of revocation bearing a later date than the proxy, or by executing any later-dated proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of your proxy.

         The Board of Directors and management of Firstbank appreciate your continued support. If you need assistance in completing your proxy card or if you have any questions about the Proxy Statement/Prospectus, please feel free to contact Chris R. Zettek at (217) 753-7543.

                                         Sincerely,

                                         /s/ Mark H. Ferguson
                                         --------------------------------------
                                         Mark H. Ferguson
                                         Chairman of the Board,
                                         President  and Chief Executive Officer

                            FIRSTBANK OF ILLINOIS CO.

                             205 SOUTH FIFTH STREET
                           SPRINGFIELD, ILLINOIS 62701


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   To Be Held
                                  June 29, 1998


To the Stockholders of Firstbank of Illinois Co.:

         Notice is hereby given that the Annual Meeting of Stockholders of Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), will be held at 3:00 p.m., Central Daylight Savings Time, on Monday, June 29, 1998, in the main ballroom of the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois 67201 (the "Annual Meeting"), for the following purposes:

         (1) To consider and vote on a proposal to approve and adopt the Agreement and Plan of Reorganization dated January 30, 1998 (the "Merger Agreement"), by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation and a wholly owned subsidiary of MBI ("Merger Sub"), and Firstbank, pursuant to which, among other things, (i) Firstbank will be merged (the "Merger") with and into Merger Sub, which will continue the business and operations of Firstbank, (ii) each outstanding share of Firstbank common stock, par value $1.00 per share ("Firstbank Common Stock"), other than shares of Firstbank Common Stock held by Firstbank, MBI, or any of their respective subsidiaries (except for shares held in a fiduciary capacity or as a result of debts previously contracted), will be converted into 0.8308 shares (the "Exchange Ratio") of MBI common stock, par value $0.01 per share ("MBI Common Stock") and associated preferred share purchase rights plus cash in lieu of fractional shares and (iii) all rights with respect to Firstbank Common Stock pursuant to stock options outstanding at the time of such consummation, whether or not then exercisable, shall be converted into and shall become rights with respect to MBI Common Stock and the associated preferred share purchase rights. The Merger Agreement is attached as Annex A to the accompanying Proxy Statement/Prospectus and is incorporated herein by reference.

         (2) To consider and vote upon the election of three directors of Firstbank.

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The record date for determining the holders of Firstbank Common Stock entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof has been fixed as of the close of business on May 15, 1998. Approval by the Firstbank Stockholders of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Firstbank Common Stock entitled to vote at the Annual Meeting. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy and entitled to vote.

         Information regarding the Merger and related matters as well as the other matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement/Prospectus and the annexes thereto, which are incorporated by reference herein and form a part of this Notice.

         A list of Firstbank Stockholders entitled to vote at the Annual Meeting will be available for examination at the principal offices of Firstbank, located at 205 South Fifth Street, Springfield, Illinois, during ordinary business hours beginning 10 days prior to the Annual Meeting and continuing through the meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

         THE BOARD OF DIRECTORS OF FIRSTBANK HAS DETERMINED THAT THE TERMS OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY ARE IN THE BEST INTERESTS OF FIRSTBANK AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF FIRSTBANK UNANIMOUSLY RECOMMENDS THAT FIRSTBANK STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND "FOR" THE PROPOSED SLATE OF DIRECTORS.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Mark H. Ferguson
                                       ----------------------------------------
                                       Mark H. Ferguson
                                       Chairman of the Board,
                                       President and Chief Executive Officer
Springfield, Illinois
___________, 1998

                            FIRSTBANK OF ILLINOIS CO.

                                 PROXY STATEMENT

                              --------------------


                         MERCANTILE BANCORPORATION INC.

                                   PROSPECTUS

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 29, 1998

                              --------------------


         This Proxy Statement/Prospectus relates to up to 13,800,000 shares of common stock, par value $0.01 per share, of Mercantile Bancorporation Inc., a Missouri corporation ("MBI") (together with associated preferred share purchase rights (the "Rights") under MBI's Rights Agreement dated May 23, 1988, between MBI and Mercantile Bank National Association as rights agent, the "MBI Common Stock") to be issued to the stockholders of Firstbank of Illinois Co., a Delaware corporation ("Firstbank"), upon consummation of the proposed merger (the "Merger") of Firstbank with and into Ameribanc, Inc., a Missouri corporation and a wholly owned subsidiary of MBI ("Merger Sub"), with Merger Sub as the surviving corporation. The Merger will be consummated pursuant to the Agreement and Plan of Reorganization dated January 30, 1998, by and among MBI, Merger Sub and Firstbank (the "Merger Agreement"), upon the terms and subject to the conditions thereof. This Proxy Statement/Prospectus also serves as the Proxy Statement of Firstbank for use in connection with the solicitation of proxies by the Board of Directors of Firstbank (the "Firstbank Board") to be used at the Annual Meeting of Stockholders of Firstbank (the "Annual Meeting") at which the stockholders of Firstbank (the "Firstbank Stockholders") will be asked, among other things, to approve and adopt the Merger Agreement. The Merger Agreement is attached as Annex A and is incorporated herein by reference.

         Pursuant to the Merger Agreement, MBI will issue up to an aggregate of 13,800,000 shares of MBI Common Stock less the number of shares of MBI Common Stock issuable upon exercise of Firstbank's stock options outstanding as of the effective time of the Merger. Upon consummation of the Merger, among other things, each outstanding share of Firstbank common stock, par value $1.00 per share ("Firstbank Common Stock"), other than shares of Firstbank Common Stock held by Firstbank, MBI, or any of their respective subsidiaries (except for shares held in a fiduciary capacity or as a result of debts previously contracted), will be converted into 0.8308 shares (the "Exchange Ratio") of MBI Common Stock. See "THE MERGER -- General Description of the Merger". In addition, upon consummation of the Merger, all options to acquire shares of Firstbank Common Stock ("Firstbank Stock Options") pursuant to various stock option plans ("Firstbank Stock Plans") outstanding at the time of such consummation, whether or not then exercisable, will be converted into and shall become rights with respect to MBI Common Stock. See "THE MERGER -- Conversion of Firstbank Common Stock; Treatment of Firstbank Stock Options". No fractional shares of MBI Common Stock will be issued in the Merger, but cash will be paid, without interest, in lieu of such fractional shares. See "THE MERGER -- Fractional Shares."

         MBI Common Stock is listed on The New York Stock Exchange, Inc. (the "NYSE") under the symbol "MTL." On January 30, 1998, the last full trading day before public announcement of the Merger, the last sale price per share of MBI Common Stock as reported on the NYSE Composite Tape was $50.50. On ______, 1998, the last sale price per share of MBI Common Stock as reported on the NYSE Composite Tape was $_____. Firstbank Common Stock is quoted on the Nasdaq National Market ("Nasdaq") under the symbol "FBIC." On January 30, 1998, the last sale price per share of Firstbank Common Stock quoted on Nasdaq was $38.00. On _______, 1998, the last sale price per share for Firstbank Common Stock as quoted on Nasdaq was $_____. Because the market price of MBI Common Stock is subject to fluctuation and the Exchange Ratio is fixed, the value of the shares of MBI Common Stock that Firstbank Stockholders will receive in the Merger may materially increase or decrease prior to the Merger. See "SUMMARY INFORMATION -- Markets and Market Prices."

         This Proxy Statement/Prospectus, the letter to Firstbank Stockholders, the Notice of Annual Meeting of Stockholders and the form of proxy are first being mailed to the Firstbank Stockholders on or about ________, 1998.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/ PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OF MBI COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                              --------------------


          The date of this Proxy Statement/Prospectus is ________, 1998

                                TABLE OF CONTENTS

                                                                                                                PAGE

AVAILABLE INFORMATION.............................................................................................1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.................................................................2

CAUTIONARY STATEMENTS FOR PURPOSES OF THE PRIVATE
    SECURITIES LITIGATION REFORM ACT OF 1995 .....................................................................3

SUMMARY INFORMATION...............................................................................................5
     Business of MBI..............................................................................................5
     Business of Merger Sub.......................................................................................6
     Business of Firstbank........................................................................................6
     Annual Meeting of Firstbank Stockholders.....................................................................6
     The Proposed Merger..........................................................................................7
     Fractional Shares............................................................................................8
     Stock Option Agreement.......................................................................................9
     Support Agreements...........................................................................................9
     Recommendation of the Firstbank Board.......................................................................10
     Opinion of Firstbank's Financial Advisor....................................................................10
     Interests of Certain Persons in the Merger..................................................................10
     Regulatory Approval.........................................................................................11
     Waiver and Amendment........................................................................................11
     Accounting Treatment........................................................................................11
     Firstbank Stock Options.....................................................................................11
     Federal Income Tax Consequences in General..................................................................12
     Absence of Dissenters' Appraisal Rights.....................................................................12
     Certain Differences in the Rights of Shareholders...........................................................12
     Markets and Market Prices...................................................................................12
     Comparative Unaudited Per Share Data........................................................................15
     Summary Financial Data......................................................................................17

INFORMATION REGARDING ANNUAL MEETING.............................................................................20
     General.....................................................................................................20
     Date, Time and Place........................................................................................20
     Firstbank Record Date; Vote Required........................................................................20
     Voting and Revocation of Proxies............................................................................21
     Solicitation of Proxies.....................................................................................22

PROPOSAL I - APPROVAL OF THE MERGER AGREEMENT....................................................................23

THE MERGER.......................................................................................................23
     General Description of the Merger...........................................................................23
     Closing and Effective Time..................................................................................23

                                                                                                                PAGE

     Conversion of Firstbank Common Stock; Treatment of Firstbank Stock Options..................................24
     Fractional Shares...........................................................................................25
     Stock Option Agreement......................................................................................26
     Support Agreements..........................................................................................28
     Background of the Merger ...................................................................................29
     Reasons for the Merger; Firstbank Board Recommendation......................................................31
     Opinion of Firstbank's Financial Advisor....................................................................34
     Interests of Certain Persons in the Merger..................................................................42
     Conditions of the Merger....................................................................................43
     Termination of the Merger Agreement.........................................................................45
     Regulatory Approval.........................................................................................46
     Business Pending the Merger.................................................................................47
     Waiver and Amendment........................................................................................50
     Accounting Treatment........................................................................................50
     Management and Operations After the Merger..................................................................50
     Employee Benefits...........................................................................................51
     Absence of Dissenters' Appraisal Rights.....................................................................52

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER............................................................53

PRO FORMA FINANCIAL INFORMATION..................................................................................55
     Comparative Unaudited Per Share Data........................................................................55
     Pro Forma Combined Consolidated Financial Statements (Unaudited)............................................56

DESCRIPTION OF FIRSTBANK.........................................................................................67

INFORMATION REGARDING MBI STOCK..................................................................................68
     Description of MBI Common Stock and Attached Preferred Share Purchase Rights................................68
     Restrictions on Resale of MBI Capital Stock by Affiliates; Affiliate Agreements.............................70
     Comparison of the Rights of Shareholders of MBI and Stockholders of Firstbank...............................71

SUPERVISION AND REGULATION.......................................................................................77
     General.....................................................................................................77
     Certain Transactions with Affiliates........................................................................77
     Payment of Dividends........................................................................................77
     Capital Adequacy............................................................................................78
     Support of Subsidiary Banks.................................................................................79
     FIRREA and FDICIA...........................................................................................79
     Depositor Preference Statute................................................................................80
     FDIC Insurance Assessments..................................................................................80
     Interstate Banking and Other Recent Legislation.............................................................82

PROPOSAL II -- ELECTION OF DIRECTORS.............................................................................83

                                                                                                                PAGE

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF..................................................................83

BOARD OF DIRECTORS...............................................................................................84
     Election of Directors.......................................................................................84
     Directors Whose Terms Expire in 1999 and 2000...............................................................84
     Other Information on Directors..............................................................................85
     Meetings and Committees of the Board of Directors...........................................................85
     Other Nominations for Board of Directors....................................................................86

EXECUTIVE COMPENSATION...........................................................................................86
     Incentive Compensation Plan.................................................................................87
     Incentive Stock Option Plan.................................................................................88

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND DECEMBER 31, 1997 OPTION VALUES..............................88

OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1997.........................................................89
     Report of the Compensation, Benefits and Officer Nominating Committee of the Board of
        Directors................................................................................................89
     Profit-Sharing Thrift Plan..................................................................................91
     Retirement Plan.............................................................................................91
     Employment Contracts and Termination of Employment and Change in Control Arrangements.......................92
     Directors' Compensation.....................................................................................92

CERTAIN TRANSACTIONS.............................................................................................92

FIRSTBANK PERFORMANCE............................................................................................93

INDEPENDENT AUDITORS.............................................................................................94

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE..........................................................94

LEGAL MATTERS....................................................................................................94

EXPERTS..........................................................................................................94

OTHER MATTERS....................................................................................................95

STOCKHOLDER PROPOSALS............................................................................................95

                              AVAILABLE INFORMATION

         Each of MBI and Firstbank is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning either MBI or Firstbank can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York (Suite 1300, Seven World Trade Center, New York, New York 10048) and Chicago (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661). Copies of such material can also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the web site is http://www.sec.gov. MBI Common Stock is listed on the NYSE, and such reports, proxy statements and other information concerning MBI are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Firstbank Common Stock is quoted on Nasdaq, and such reports, proxy statements and other information concerning Firstbank are available for inspection and copying at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         MBI has filed a Registration Statement on Form S-4 (together with all exhibits and any amendments thereto, the "Registration Statement") covering the securities offered hereby with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained or incorporated by reference in the Registration Statement. Reference is hereby made to the Registration Statement for further information with respect to MBI and the securities offered hereby. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any documents provide a fair summary of the contents of such documents referenced herein or therein but are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of these documents (excluding exhibits unless specifically incorporated by reference herein or in such documents) are available, without charge, to any person to whom this Proxy Statement/Prospectus is delivered upon written or oral request to the following:

           MBI DOCUMENTS                               FIRSTBANK DOCUMENTS
           -------------                               -------------------
           Jon W. Bilstrom, Esq.                       Chris R. Zettek
           General Counsel and Secretary               Executive Vice President and Chief
           Mercantile Bancorporation Inc.                 Financial Officer
           P.O. Box 524                                Firstbank of Illinois Co.
           St. Louis, Missouri 63166-0524              205 South Fifth Street
           (314) 418-2525                              Springfield, Illinois 62701
                                                       (217) 753-7543

         IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, A REQUEST MUST BE RECEIVED NO LATER THAN JUNE 21, 1998.

         The following documents filed with the Commission by MBI under the Exchange Act are incorporated herein by reference (Commission File No. 1-11792):

         (i) MBI's Annual Report on Form 10-K for the year ended December 31, 1997.

         (ii) The information contained in MBI's Proxy Statement, dated March 17, 1998, for its Annual Meeting of Shareholders held on April 23, 1998.

         (iii) The description of MBI Common Stock set forth in Item 1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

         (iv) The description of the Rights set forth in Item 1 of MBI's Registration Statement on Form 8-A, dated March 5, 1993, and any amendment or report filed for the purpose of updating such description.

         (v) MBI's current reports on Form 8-K dated as of January 10, 1998 and January 30, 1998.

         The following documents filed with the Commission by Firstbank under the Exchange Act are incorporated herein by reference (Commission File No. 0-08426):

         (i) Firstbank's Annual Report on Form 10-K for the year ended December 31, 1997.

         (ii) The description of Firstbank Common Stock set forth in Item 1 of Firstbank's Registration Statement on Form 8-A, dated March 8, 1977, and any amendment or report filed for the purpose of updating such description.

         (iii) Firstbank's current report on Form 8-K dated January 30, 1998, as amended.

         All documents filed with the Commission by MBI and/or Firstbank pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference herein and made a part hereof from the date any such document is filed. The information relating to MBI and Firstbank contained in this Proxy Statement/Prospectus does not purport to be complete and should be read together with the information in the documents incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MBI OR FIRSTBANK. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH IT RELATES SHALL IMPLY OR CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MBI OR FIRSTBANK OR ANY OF THEIR RESPECTIVE SUBSIDIARIES OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.

         CAUTIONARY STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF MBI FOLLOWING THE CONSUMMATION OF THE MERGER. SUCH FORWARD LOOKING STATEMENTS APPEAR IN SEVERAL

SECTIONS OF THIS PROXY STATEMENT/PROSPECTUS, INCLUDING "THE MERGER -- BACKGROUND OF THE MERGER," " -- REASONS FOR THE MERGER; FIRSTBANK BOARD RECOMMENDATION," "-- OPINION OF FIRSTBANK'S FINANCIAL ADVISOR" AND "PRO FORMA FINANCIAL INFORMATION." ALSO, WHENEVER THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES," "INTENDS," "ESTIMATES," "PLANS" OR SIMILAR WORDS OR EXPRESSIONS ARE USED, THE STATEMENTS BEING MADE ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER; (3) COMPETITIVE PRESSURE IN THE BANKING INDUSTRY INCREASES SIGNIFICANTLY; (4) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF MBI AND FIRSTBANK ARE GREATER THAN EXPECTED; (5) CHANGES IN THE INTEREST RATE ENVIRONMENT REDUCE MARGINS MORE THAN PLANNED; (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED, RESULTING IN, AMONG OTHER THINGS, A DETERIORATION IN CREDIT QUALITY; (7) THE IMPACT OF REGULATORY CHANGES IS OTHER THAN AS EXPECTED; (8) CHANGES IN BUSINESS CONDITIONS AND INFLATION; (9) CHANGES IN THE SECURITIES MARKETS; AND (10) COSTS ASSOCIATED WITH, AND THE ABILITY OF THE COMBINED COMPANY AND/OR ITS CUSTOMERS AND THIRD PARTY SOFTWARE VENDORS TO SUCCESSFULLY ADDRESS, PROBLEMS ARISING FROM THE "YEAR 2000 ISSUE" (AS DISCUSSED IN MBI'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997) ARE NOT AS ANTICIPATED. FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF MBI AFTER THE MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE HEREIN.

                               SUMMARY INFORMATION

         FOLLOWING IS A SUMMARY OF CERTAIN TERMS OF THE MERGER AND RELATED INFORMATION DISCUSSED ELSEWHERE IN THIS PROXY STATEMENT/ PROSPECTUS AND IS NOT INTENDED TO BE COMPLETE. IT IS QUALIFIED IN ALL RESPECTS BY THE MORE DETAILED INFORMATION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS, THE ACCOMPANYING ANNEXES AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. AS USED IN THIS PROXY STATEMENT/PROSPECTUS, THE TERMS "MBI" AND "FIRSTBANK" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND, WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES ON A CONSOLIDATED BASIS. FIRSTBANK STOCKHOLDERS ARE URGED TO READ AND CONSIDER CAREFULLY ALL OF THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS. ALL INFORMATION CONCERNING MBI INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY MBI AND ALL INFORMATION CONCERNING FIRSTBANK INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY FIRSTBANK.


BUSINESS OF MBI

         MBI, a Missouri corporation, was organized in 1970 and is a registered bank holding company under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"). As of February 27, 1998, MBI owned, directly or indirectly, all of the capital stock (except for directors' qualifying shares) of Mercantile Bank National Association ("Mercantile Bank") and 18 other commercial banks located throughout Missouri, Illinois, eastern Kansas and northern and central Arkansas and Iowa. MBI currently has acquisitions pending with CBT Corporation ("CBT"), headquartered in Paducah, Kentucky, and Financial Services Corporation of the Midwest ("Financial Services"), headquartered in Rock Island, Illinois. MBI's services concentrate in three major lines of business -- consumer, corporate, and trust and investment advisory services. MBI also operates non-banking subsidiaries that provide related financial services, including investment management, brokerage services and asset-based lending. As of December 31, 1997, MBI reported, on a consolidated basis, total assets of $30.0 billion, total deposits of $22.1 billion, total loans of $19.2 billion and shareholders' equity of $2.4 billion.

         MBI's principal executive offices are located at One Mercantile Center, St. Louis, Missouri 63101 and its telephone number is (314) 418-2525.

         For additional information, see " -- Summary Financial Data," "THE MERGER," "INFORMATION REGARDING MBI STOCK," "SUPERVISION AND REGULATION," "PRO FORMA FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

BUSINESS OF MERGER SUB

         Merger Sub, a Missouri corporation which was organized in 1991, is a wholly owned subsidiary of MBI and a registered bank holding company under the BHCA. At December 31, 1997, Merger Sub owned all of the capital stock of Mercantile Bank National Association, and 18 other commercial banks which operate from over 500 locations throughout Missouri, Illinois, northern and central Arkansas, Iowa and eastern Kansas. Merger Sub, the surviving corporation in the Merger, will continue to be a subsidiary of MBI.

         Merger Sub's principal executive offices are located at One Mercantile Center, St. Louis, Missouri 63101 and its telephone number is (314) 418-2525.


BUSINESS OF FIRSTBANK

         Firstbank, a Delaware corporation, is a registered bank holding company under the BHCA. As of December 31, 1997, Firstbank owned, directly or indirectly, all of the outstanding capital stock of eight banks operating from 42 offices throughout downstate Illinois and from five offices in Missouri. Additionally, Firstbank also operates certain non-banking subsidiaries providing related financial services, including corporate trust, investment advisory and discount brokerage services. At December 31, 1997, Firstbank had consolidated assets of $2.28 billion, loans of $1.43 billion, deposits of $1.98 billion and shareholders' equity of $233 million.

         Firstbank's principal executive offices are located at 205 South Fifth Street, Springfield, Illinois 62701 and its telephone number is (217) 753-7543.

         For additional information, see "THE MERGER," "DESCRIPTION OF FIRSTBANK," "PRO FORMA FINANCIAL INFORMATION" and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."


ANNUAL MEETING OF FIRSTBANK STOCKHOLDERS

         The Annual Meeting will be held at 3:00 p.m., Central Daylight Savings Time, on Monday, June 29, 1998, in the main ballroom of the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois 62794. At the Annual Meeting, the Firstbank Stockholders will consider and vote upon (i) a proposal to approve and adopt the Merger Agreement, and (ii) the election of three directors, and will transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Approval by the Firstbank Stockholders of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Firstbank Common Stock entitled to vote at the Annual Meeting ("Stockholder Approval"). The election of directors requires a plurality of the votes of the shares present in person or by proxy and entitled to vote. Only holders of record of Firstbank Common Stock at the close of business on May 15, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were __________ shares of Firstbank Common Stock outstanding held by approximately ____ holders of record. See "INFORMATION REGARDING ANNUAL MEETING."

         As of the Record Date, directors and executive officers of Firstbank and certain of their affiliates owned beneficially an aggregate of _______ shares of Firstbank Common Stock, or approximately ___% of the shares entitled to vote at the Annual Meeting. All of the directors of Firstbank, who as of the Record Date beneficially owned in the aggregate approximately ___% of the outstanding shares of Firstbank Common Stock, have agreed, pursuant to separately executed support agreements dated January 30, 1998 (each, a "Support Agreement"), to vote all shares of Firstbank Common Stock beneficially owned by such person, or over which such person has voting power or control, to approve the Merger Agreement. See "INFORMATION REGARDING ANNUAL MEETING" and "THE MERGER -- Support Agreements."

         Any Firstbank Stockholder giving a proxy may revoke it at any time prior to the vote at the Annual Meeting. Firstbank Stockholders wishing to revoke a proxy prior to the vote may do so by delivering to the stock transfer agent, Harris Trust and Savings Bank, at P.O. Box 1878, Chicago, Illinois 60690-9312 by mail, or 311 West Monroe Street, 11th Floor, Chicago, Illinois 60690-3504 by courier or hand delivery, a written notice of revocation bearing a later date than the proxy, by executing any later dated proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.


THE PROPOSED MERGER

         General. Subject to the satisfaction of the terms and conditions set forth in the Merger Agreement, which are described below, Firstbank will merge with and into Merger Sub. Upon consummation of the Merger, Firstbank's corporate existence will cease, with Merger Sub continuing as the surviving corporation.

         Simultaneously with the effectiveness of the Merger, each outstanding share of Firstbank Common Stock, other than shares held by Firstbank, MBI or any of their respective subsidiaries, will be converted into 0.8308 shares (the "Exchange Ratio") of MBI Common Stock, plus cash in lieu of fractional shares (together with the MBI Common Stock to be issued in connection with the Merger, the "Merger Consideration"). See "THE MERGER - General Description of the Merger" " -- Conversion of Firstbank Common Stock; Treatment of Firstbank Stock Options," " -- Fractional Shares" and " -- Absence of Dissenters' Appraisal Rights."

         Exchange Procedures. As soon as practicable after the effective time of the Merger (the "Effective Time"), MBI will deliver or cause to be delivered to each holder of record of certificates ("Certificates") formerly representing Firstbank Common Stock instructions and a letter of transmittal to tender such Certificates. Upon surrendering Certificates to MBI or to Harris Trust and Savings Bank, as exchange agent (the "Exchange Agent") and acceptance thereof, each previous holder of a Certificate so surrendered and accepted will be entitled to certificates representing the number of full shares of MBI Common Stock into which the shares represented by the Certificate so surrendered and accepted shall have been converted pursuant to the Merger Agreement together with any distribution theretofore declared and not yet paid with respect to such shares of MBI Common Stock and a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive with respect to the Certificates surrendered, each without interest.

         After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in the Merger Agreement. After the Effective Time, there shall be no further transfer on the records of Firstbank of Certificates, and if such Certificates are presented to Firstbank for transfer, they shall be cancelled against delivery of the consideration provided therefor in the Merger Agreement. Mercantile shall not be obligated to deliver the consideration to which any former holder of Firstbank Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided in the Merger Agreement. No dividends declared will be remitted to any person entitled to receive MBI Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such MBI Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon.

         Conditions. Consummation of the Merger is subject to certain terms and conditions, including, among other things, Stockholder Approval and receipt of all requisite regulatory approvals. See "THE MERGER -- Conditions of the Merger" and " -- Regulatory Approval."

         Closing and Effective Time. Unless the parties otherwise agree, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on the date (the "Closing Date") on which the Effective Time of the Merger occurs, which shall be any such date as MBI shall notify Firstbank in writing but (i) not earlier than the satisfaction or waiver of all conditions precedent, including the receipt of Stockholder Approval and all requisite regulatory approvals, (the "Approval Date") and (ii) not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. The Effective Time will occur, and the Merger will be consummated and become effective, on the date and at the time on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Delaware and Missouri. MBI and Firstbank currently anticipate that the Effective Time will occur in the third quarter of 1998. See "THE MERGER -- Closing and Effective Time."

         Termination. The Merger Agreement may be terminated at any time prior to the Effective Time by the mutual consent of the parties or by either party upon the occurrence of certain events or if the Merger is not consummated by January 27, 1999. See "THE MERGER -- Termination of the Merger Agreement."


FRACTIONAL SHARES

         No fractional shares of MBI Common Stock will be issued to Firstbank Stockholders in connection with the Merger. Upon consummation of the Merger, each former holder of Firstbank Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock shall be entitled to receive cash in lieu thereof, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the last business day preceding the Effective Time. Cash received by Firstbank Stockholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."


STOCK OPTION AGREEMENT

         In connection with the execution of the Merger Agreement, MBI and Firstbank entered into the Stock Option Agreement dated January 30, 1998 (the "Stock Option Agreement") pursuant to which Firstbank has issued MBI an option (the "Option") to purchase up to 3,134,858 shares of Firstbank Common Stock (or approximately 19.9% of the outstanding shares of Firstbank Common Stock as of January 30, 1998, without including any shares subject to the Option) at an exercise price of $37.75 per share. The Option is exercisable only upon the occurrence of certain events and provides MBI the right, under certain circumstances, to require Firstbank to purchase for cash the unexercised portion of the Option and all shares of Firstbank Common Stock purchased by MBI pursuant thereto. The Option, which MBI required that Firstbank grant as a condition to entering into the Merger Agreement, may increase the likelihood of consummation of the Merger by discouraging competing offers for Firstbank. Certain aspects of the Stock Option Agreement may discourage persons who may now, or may prior to the Effective Time, be interested in acquiring all of or a significant interest in Firstbank from considering or proposing such an acquisition, even if such persons were prepared to offer to pay consideration to Firstbank Stockholders with a higher current market price than the Merger Consideration.

         The Stock Option Agreement is attached hereto as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. See "THE MERGER -- Stock Option Agreement."

SUPPORT AGREEMENTS

         Concurrently with the execution of the Merger Agreement, all of the directors of Firstbank, who as of January 30, 1998, beneficially owned in the aggregate approximately 7.9% of the outstanding shares of Firstbank Common Stock (each, a "Supporting Stockholder" and together, the "Supporting Stockholders"), executed separate Support Agreements with MBI pursuant to which each Supporting Stockholder agreed, among other things, to vote all shares of Firstbank Common Stock beneficially owned by the Supporting Stockholder to approve the Merger Agreement. Each Supporting Stockholder also thereby agreed, among other things, to not (i) sell, agree to sell, or otherwise transfer or dispose of any shares of Firstbank Common Stock owned by the Supporting Stockholder, other than pursuant to the Merger, to an affiliate who agrees to comply with such Support Agreement, or with MBI's prior written consent, or (ii) directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to, any person relating to any sale of Firstbank, or any of its business, material assets, or capital stock, or any business combination or similar transaction involving Firstbank (each such transaction, an "Alternative Transaction").

Each Support Agreement terminates upon termination of the Merger Agreement in accordance with its terms. See "THE MERGER --Support Agreements."

RECOMMENDATION OF THE FIRSTBANK BOARD

         THE FIRSTBANK BOARD HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE FIRSTBANK BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FIRSTBANK AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SUCH STOCKHOLDERS VOTE "FOR" THE MATTERS TO BE VOTED UPON BY SUCH STOCKHOLDERS IN CONNECTION WITH THE MERGER.

         For a discussion of the factors considered by the Firstbank Board in reaching its conclusion, see "THE MERGER -- Reasons for the Merger; Firstbank Board Recommendation."

OPINION OF FIRSTBANK'S FINANCIAL ADVISOR

         PaineWebber Incorporated ("PaineWebber"), Firstbank's financial advisor, delivered its oral opinion to the Firstbank Board on January 29, 1998, which was confirmed in a written opinion dated January 29, 1998, to the effect that, as of such date and based upon the procedures and subject to the assumptions made, matters considered and limitations described therein, the Exchange Ratio is fair from a financial point of view to the holders of Firstbank Common Stock. PaineWebber has confirmed its January 29, 1998 opinion by delivery of its written opinion, dated as of the date of this Proxy Statement/Prospectus, to the effect that, as of the date hereof and based upon the procedures and subject to the assumptions made, matters considered and limitations described therein, the Exchange Ratio is fair from a financial point of view to the holders of Firstbank Common Stock. See "THE MERGER -- Opinion of Firstbank's Financial Advisor." The full text of the written opinion of PaineWebber delivered on the date hereof is attached as Annex C to this Proxy Statement/Prospectus and holders of Firstbank Common Stock are urged to read carefully the opinion in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of the management of Firstbank have interests in the Merger in addition to their interests generally as Firstbank Stockholders. For instance, Mark H. Ferguson has entered into an employment agreement with MBI and is a party to a severance agreement with Firstbank. In addition, under the Merger Agreement, MBI has agreed to indemnify the present and past employees, agents, directors and officers of Firstbank and its subsidiaries for all acts and omissions occurring at or prior to the Effective Time to the same extent as such persons were entitled to be indemnified by Firstbank as of the date of the Merger Agreement. The Merger Agreement also provides that MBI will provide, for a period of not less than six years after the Effective Time, an insurance and indemnification policy providing coverage to the directors and officers of Firstbank that is no less favorable than the coverage provided by MBI to MBI's directors and officers as of the date of the Merger Agreement.

         The Firstbank Board was aware of these interests and considered them, among other interests and other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "THE MERGER --Interests of Certain Persons in the Merger."

REGULATORY APPROVAL

         The Merger is subject to the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. In reviewing the Merger, the Federal Reserve Board will consider various factors, including possible anticompetitive effects of the Merger, and will examine the financial and managerial resources and future prospects of the combined organization. The Merger may not be consummated until expiration of all applicable waiting periods. MBI is also required to file a change in control application with the Illinois Office of Banks and Real Estate.

         Application for such approvals has been (or promptly will be filed). There can be no assurance that any necessary regulatory approvals or actions will be received or taken or as to the timing of such approvals or actions.

         See "THE MERGER -- Conditions of the Merger" and " -- Regulatory Approval."

WAIVER AND AMENDMENT

         Any term, condition or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The Merger Agreement may be amended by action taken by or on behalf of the Board of Directors of MBI (the "MBI Board") and the Firstbank Board at any time before or after Stockholder Approval, including an amendment to change one or more of the termination provisions set forth therein, by an instrument in writing signed on behalf of each party; provided that after Stockholder Approval no such modification may alter or change the amount or kind of consideration to be received by holders of Firstbank Common Stock in the Merger.

ACCOUNTING TREATMENT

         It is intended that for accounting and financial reporting purposes the Merger will be accounted for as a pooling-of-interests. See "THE MERGER -- Accounting Treatment" and " -- Conditions of the Merger."

FIRSTBANK STOCK OPTIONS

         At the Effective Time, all rights with respect to Firstbank Stock Options issued under Firstbank Stock Plans outstanding at the Effective Time, whether or not then exercisable, will be converted into and become rights with respect to MBI Common Stock, and MBI will assume each Firstbank Stock Option in accordance with the terms of the Firstbank Stock Plan under which it was issued and the stock option agreement by which it is evidenced. See "THE MERGER -- Conversion of Firstbank Common Stock; Treatment of Firstbank Stock Options."

         Certain executive officers, including certain executive officers who are directors, of Firstbank currently hold Firstbank Stock Options which will be converted into rights with respect to MBI Common Stock as described above.

FEDERAL INCOME TAX CONSEQUENCES IN GENERAL

         The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). MBI and Firstbank, respectively, have received opinions of Wachtell, Lipton, Rosen & Katz, special counsel to MBI, and Suelthaus & Walsh, P.C. special counsel to Firstbank, each dated as of the date of this Proxy Statement/Prospectus, substantially to the effect that for U.S. federal income tax purposes, (i) the Merger will be treated as a "reorganization" within the meaning of Section 368 of the Code (ii) and no gain or loss will be recognized by the Firstbank Stockholders who receive solely MBI Common Stock in exchange for shares of Firstbank Common Stock (except with respect to cash received in lieu of fractional shares of MBI Common Stock). EACH FIRSTBANK STOCKHOLDER IS URGED TO CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER. For a more detailed description of the federal income tax consequences of the Merger, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

ABSENCE OF DISSENTERS' APPRAISAL RIGHTS

         Firstbank Stockholders do not have dissenters' appraisal rights in connection with the Merger. See "THE MERGER -- Absence of Dissenters' Appraisal Rights."

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

         The rights of Firstbank Stockholders are currently governed by the Delaware Law and Firstbank's Certificate of Incorporation and By-Laws. Upon consummation of the Merger, Firstbank Stockholders who receive MBI Common Stock in the Merger will become shareholders of MBI, and their rights will be governed by the Missouri General and Business Corporation Law (the "Missouri Law") and MBI's Restated Articles of Incorporation and By-Laws. See "INFORMATION REGARDING MBI STOCK -- Comparison of the Rights of Shareholders of MBI and Stockholders of Firstbank."

MARKETS AND MARKET PRICES

         MBI Common Stock is currently listed on the NYSE under the symbol "MTL." Firstbank Common Stock is currently quoted on Nasdaq under the symbol "FBIC." The following table sets forth the last sale price per share for MBI Common Stock reported on the NYSE Composite Transactions Tape and for Firstbank Common Stock quoted on Nasdaq, each as of January 30, 1998, the last full trading day preceding public announcement of the Merger, and on ________, 1998, the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus. The table also sets forth the per share equivalent price for Firstbank Common Stock (calculated by multiplying the last sale price per share of MBI Common Stock on the date reported by the Exchange Ratio).

                                                                                  LAST SALE PRICE PER SHARE
                                  LAST SALE PRICE         LAST SALE PRICE PER    OF FIRSTBANK COMMON STOCK
                                 PER SHARE FOR MBI        SHARE FOR FIRSTBANK       ON AN EQUIVALENT PER
                  DATE:           COMMON STOCK:             COMMON STOCK:            SHARE BASIS (a):
          January 30, 1998             $    50.50              $   38.00                $     41.96
          ________ __, 1998            $                       $                        $

         (a)    Based upon the Exchange Ratio of .8308.

         Because the market price of MBI Common Stock is subject to fluctuation and the Exchange Ratio is fixed, the value of the shares of MBI Common Stock that Firstbank Stockholders will receive in the Merger may materially increase or decrease prior to the Merger. Stockholders are advised to obtain current market quotations for MBI Common Stock and Firstbank Common Stock. There can be no assurance as to the market price of MBI Common Stock or Firstbank Common Stock before, at, or, in the case of MBI Common Stock, after, the Effective Time.

         The following table sets forth for the periods indicated the high and low last sale prices (as reported on the NYSE Composite Tape or on Nasdaq, as the case may be) and per share cash dividend declared with respect to MBI Common Stock and Firstbank Common Stock. MBI sale prices and dividends have been adjusted for a three-for-two stock split distributed as a dividend on October 1, 1997, and Firstbank sale prices and dividends have been adjusted for three-for-two stock splits distributed as dividends on April 1, 1995 and September 1, 1997.

                                               MBI                CASH             FIRSTBANK             CASH
                                         COMMON STOCK(1)        DIVIDEND          COMMON STOCK         DIVIDEND
                                       HIGH          LOW        DECLARED       HIGH          LOW       DECLARED
1995
First Quarter....................     $24.8125     $20.8125       $0.22       $18.00       $17.00        $0.147
Second Quarter...................      29.9375      24.0000        0.22        18.50        17.83         0.147
Third Quarter....................      31.3125      27.7500        0.22        19.17        18.00         0.147
Fourth Quarter...................      31.0000      27.6875        0.22        21.00        18.67         0.147

1996
First Quarter....................     $31.0000     $27.6875       $0.273      $21.33       $20.33        $0.16
Second Quarter...................      31.9375      29.0000        0.273       21.00        19.67         0.16
Third Quarter....................      35.2500      28.9375        0.273       21.50        19.67         0.16
Fourth Quarter...................      36.0000      32.6875        0.273       23.17        21.25         0.16

1997
First Quarter....................     $39.6875     $33.3125       $0.287      $25.67       $22.50        $0.18
Second Quarter...................      41.6875      35.0000        0.287       26.50        24.09         0.18
Third Quarter....................      53.5000      40.5000        0.287       32.75        26.00         0.18
Fourth Quarter...................      61.6250      45.5000        0.287       38.00        30.75         0.18

1998
First Quarter ...................     $61.250      $49.5625       $0.31       $49.00       $35.00        $0.2575
Second Quarter (through
--------)........................

         MBI will apply for the listing on the NYSE of the shares of MBI Common Stock to be issued in the Merger.

         The MBI Board intends to maintain its present policy of paying quarterly cash dividends on the MBI Common Stock when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the MBI Board may deem relevant. See "INFORMATION REGARDING MBI STOCK -- Description of MBI Common Stock and Attached Preferred Share Purchase Rights -- Dividends."

         Pursuant to the Merger Agreement, Firstbank has agreed that, during the period from the date of the Merger Agreement to the Effective Time, Firstbank will not declare, set aside or pay any dividends or other distributions on the Firstbank Common Stock, except that Firstbank may declare and pay dividends on the Firstbank Common Stock equal to the product of (i) the Exchange Ratio and
(ii) the amount of the dividends per share declared by the Board of Directors of MBI; provided further, however, that Firstbank shall not declare or pay a quarterly dividend for any quarter in which Firstbank stockholders will be entitled to receive a quarterly dividend on the shares of MBI Common Stock to be issued in the Merger.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth for the periods indicated selected historical per share data of MBI and Firstbank and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Merger. The data presented is based upon the consolidated financial statements and related notes of MBI and the consolidated financial statements and related notes of Firstbank in this Proxy Statement/Prospectus or in documents prepared by the respective companies and provided to MBI, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

         MBI and Firstbank expect that the combined company will achieve substantial benefits from the Merger including operating cost savings and revenue enhancements. However, the unaudited pro forma comparative per share data does not reflect any direct costs, potential savings or revenue enhancements which are expected to result from the consolidation of operations of MBI and Firstbank and therefore does not purport to be indicative of the results of future operations.

         The comparative per share data presented herein is based on and derived from, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto of Firstbank, both of which are incorporated by reference herein. See "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION -- Pro Forma Combined Consolidated Financial Statements (Unaudited)." Pro forma amounts are not necessarily indicative of results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated. All adjustments consisting of only normal recurring adjustments necessary for a fair statement of results of interim periods have been included.


                                                                                  AT OR FOR THE YEAR ENDED
                                                                                        DECEMBER 31,

                                                                             1997           1996           1995
Basic Earnings per Share:
    MBI - Historical...............................                          $1.68          $2.11          $2.41
    Firstbank - Historical.........................                           1.90           1.80           1.66
    MBI/Firstbank Pro Forma Combined (1)...........                           1.74           2.12           2.38
    MBI/Firstbank Equivalent Pro Forma (2).........                           1.45           1.76           1.98
      MBI/All Entities Pro Forma Combined (3)......                           1.45           2.13           2.38
      MBI/All Entities Equivalent Pro Forma (4)....                           1.20           1.77           1.98

Diluted Earnings per Share:
    MBI - Historical...............................                          $1.65          $2.08          $2.37
    Firstbank - Historical.........................                           1.86           1.78           1.64
    MBI/Firstbank Pro Forma Combined (1) ..........                           1.70           2.09           2.34
    MBI/Firstbank Equivalent Pro Forma(2)..........                           1.41           1.74           1.94
      MBI/All Entities Pro Forma Combined (3)......                           1.42           2.10           2.34
      MBI/All Entities Equivalent Pro Forma (4)....                           1.18           1.74           1.94

Cash Dividends per Share:
    MBI - Historical...............................                          $1.148         $1.092       $  0.88
    Firstbank - Historical.........................                           0.720          0.640          0.588
    MBI/Firstbank Pro Forma Combined (1)...........                           1.148          1.092          0.88
    MBI/Firstbank Equivalent Pro Forma (2).........                           0.950          0.910          0.73
      MBI/All Entities Pro Forma Combined (3)......                           1.148          1.092          0.88
      MBI/All Entities Equivalent Pro Forma (4)....                           0.950          0.910          0.73

Book Value per Share:
    MBI - Historical...............................                         $18.47
    Firstbank - Historical.........................                          14.77
    MBI/Firstbank Pro Forma Combined (1)...........                          17.83
    MBI/Firstbank Equivalent Pro Forma (2).........                          14.81
      MBI/All Entities Pro Forma Combined (3)......                          17.77
      MBI/All Entities Equivalent Pro Forma (4)....                          14.76

(1) Includes the effect of pro forma adjustments for Firstbank, as appropriate. See "PRO FORMA FINANCIAL INFORMATION -- Notes to Pro Forma Combined Consolidated Financial Statements."

(2) Based on the MBI/Firstbank Pro Forma Combined per share amounts multiplied by the Exchange Ratio. Further explanation of the assumptions used in the preparation of the pro forma combined consolidated financial statement is included in the notes to pro forma combined consolidated financial statements. See "PRO FORMA FINANCIAL INFORMATION -- Notes to Pro Forma Combined Consolidated Financial Statements."

(3) Includes the effects of pro forma adjustments for Firstbank, CBT and Roosevelt, as appropriate. Due to the immateriality of the financial condition and results of operations of Horizon, HomeCorp and Financial Services Corporation of the Midwest to that of MBI, does not include the effect of pro forma adjustments of Horizon Bancorp Inc. ("Horizon"), HomeCorp Inc. ("HomeCorp") and Financial Services. The unaudited pro forma comparative per share data combines the financial information of MBI with the financial information of Firstbank, each as of and for the fiscal years ended December 31, 1997, 1996 and 1995. See "PRO FORMA FINANCIAL INFORMATION -- Notes to Pro Forma Combined Consolidated Financial Statements."

(4) Based on the MBI/All Entities Pro Forma Combined per share amounts multiplied by the Exchange Ratio. Further explanation of the assumptions used in the preparation of the pro forma combined consolidated financial statement is included in the notes to pro forma combined consolidated financial statements. See "PRO FORMA FINANCIAL INFORMATION -- Notes to Pro Forma Combined Consolidated Financial Statements."

SUMMARY FINANCIAL DATA

         The following tables set forth for the periods indicated certain summary historical consolidated financial information for MBI and Firstbank.

         The historical balance sheet data and income statement data included in the summary financial data for the periods indicated are derived from financial statements of MBI and Firstbank as of and for such periods. These data include all adjustments which are, in the opinion of the respective managements of MBI and Firstbank, necessary to present a fair statement of the results of these periods and all such adjustments are of a normal recurring nature. Results for interim periods are not necessarily indicative of results for the entire year.

         The following information should be read in conjunction with the consolidated financial statements of MBI and Firstbank, and the related notes thereto, included in documents incorporated herein by reference and in conjunction with the unaudited pro forma combined consolidated financial information, including notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" and "PRO FORMA FINANCIAL INFORMATION."

                         MERCANTILE BANCORPORATION INC.
                             SUMMARY FINANCIAL DATA



                                                   ALL ENTITIES PRO
                                                    FORMA COMBINED
                                                  CONSOLIDATED AS OF
                                                     OR FOR THE                        AS OF OR FOR THE
                                                    YEAR ENDED                       YEAR ENDED DECEMBER 31,
                                                    DECEMBER 31,    -----------------------------------------------------------
                                                      1997          1997          1996          1995          1994         1993
                                                      ----          ----          ----          ----          ----         ----
PER SHARE DATA
     Basic earnings per share ...............   $     1.45    $     1.68    $     2.11    $     2.41    $     2.06   $     1.81
     Diluted earnings per share .............         1.42          1.65          2.08          2.37          2.02         1.77
     Dividends declared .....................        1.148         1.148         1.092          0.88         0.748         0.66
     Book value at period end ...............        17.77         18.47         16.74         16.29         14.48        13.41
EARNINGS (THOUSANDS)
     Interest income ........................   $2,386,824    $1,878,194    $1,552,863    $1,516,156    $1,311,928   $1,269,680
     Interest expense .......................    1,264,664       957,690       724,910       715,466       521,542      508,469
                                                ----------    ----------    ----------    ----------    ----------   ----------
     Net interest income ....................    1,122,160       920,504       827,953       800,690       790,386      761,211
     Provision for possible loan losses .....       89,829        79,309        73,015        41,533        48,791       70,584
     Other income ...........................      400,549       378,684       337,480       311,649       272,368      290,380
     Other expense ..........................    1,076,787       894,780       718,668       640,519       645,011      666,067
     Income taxes ...........................      142,402       120,506       128,535       149,898       135,896      114,768
                                                ----------    ----------    ----------    ----------    ----------   ----------
        Net income ..........................   $  213,691    $  204,593    $  245,215    $  280,389    $  233,056   $  200,172
                                                ==========    ==========    ==========    ==========    ==========   ==========
ENDING BALANCE SHEET (MILLIONS)
     Total assets ...........................   $   32,867    $   29,955    $   22,030    $   20,883    $   19,397   $   18,878
     Earning assets .........................       29,771        27,278        20,061        18,997        17,904       17,390
     Investment securities ..................        8,385         7,546         4,746         4,964         4,895        5,234
     Loans and leases, net of unearned income       21,145        19,200        14,953        13,703        12,764       11,637
     Deposits ...............................       24,520        22,080        17,336        16,172        15,137       15,435
     Long-term debt (1) .....................        1,518         1,469           305           344           351          340
     Shareholders' equity ...................        2,626         2,410         1,946         1,915         1,643        1,510
     Reserve for possible loan losses .......          291           255           230           232           245          233
SELECTED RATIOS
     Return on average assets ...............         0.66%         0.79%         1.16%         1.39%         1.22%        1.08%
     Return on average equity ...............         7.99          9.55         12.95         15.64         14.66        14.06
     Net interest rate margin (2) ...........         3.84          3.93          4.34          4.38          4.61         4.58
     Equity to assets .......................         7.99          8.05          8.83          9.17          8.47         8.00
     Reserve for possible loan losses to
        Outstanding loans ...................         1.38          1.33          1.54          1.70          1.92         2.00
        Non-performing loans ................       247.96        249.51        318.99        241.79        552.34       289.13
     Dividend payout ratio (3) ..............        80.85         69.58         52.50         37.13         37.03        37.29

(1) Includes company-obligated mandatorily redeemable preferred securities of Mercantile Capital Trust I.

(2) Taxable-equivalent basis. Includes tax-equivalent adjustments for MBI of $15,086,000, $16,353,000, $17,758,000, $17,962,000, and $18,598,000
         for December 31, 1997, 1996, 1995, 1994 and 1993, respectively, and for all entities pro forma combined consolidated for December 31, 1997 of $17,820,000. These adjustments are based upon a federal tax rate of 35% for all periods.

(3)      Based upon diluted earnings per share.

                           FIRSTBANK OF ILLINOIS CO.
                            SUMMARY FINANCIAL DATA

                                                             As of or for the year ended December 31,
                                                        1997            1996         1995        1994          1993
                                                       ------          -----         ----       -------        -----
   PER SHARE DATA
     Basic earnings per share............              $ 1.90         $  1.80      $  1.66      $ 1.55        $  1.27
     Diluted earnings per share..........                1.86            1.78         1.64        1.53           1.25
     Dividends declared..................                0.72            0.64         0.59        0.53           0.48
     Book value at period end............               14.77           13.45        12.31       10.55          10.25

EARNINGS (THOUSANDS)
     Interest income.....................             157,373         140,611      134,401     124,254        124,010
     Interest expense....................              71,472          61,005       57,486      45,057         45,406
                                                    ---------       ---------    ---------   ---------      ---------
     Net interest income.................              85,901          79,606       76,915      79,197         78,604
     Provision for possible loan losses..               2,958           2,868        2,313       2,942          5,535
     Noninterest income..................              24,618          21,798       20,168      18,902         18,242
     Noninterest expense.................              61,121          55,137       54,921      59,426         62,827
     Income taxes........................              16,796          15,526       14,107      11,697          9,385
     Income before cumulative effect of                     -               -            -           -              -
       change in accounting principle....              29,644          27,873       25,742      24,034         19,099
     Cumulative effect of change in
       accounting principle..............                   -               -            -           -            386
                                                    ---------       ---------    ---------   ---------      ---------
         Net income......................              29,644          27,873       25,742      24,034         19,485
                                                    =========       =========    =========   =========      =========

ENDING BALANCE SHEET (THOUSANDS)
     Total assets........................           2,281,818       2,005,204    1,863,294   1,816,902      1,758,902
     Investment securities...............             655,146         478,184      456,919     468,217        443,046
     Loans, net of unearned discount.....           1,427,304       1,297,406    1,236,798   1,178,550      1,129,894
     Deposits............................           1,982,046       1,738,263    1,618,269   1,534,990      1,523,700
     Other borrowings....................              47,266          39,585       35,496     103,402         60,248
     Shareholders' equity................             232,573         207,636      190,981     163,311        157,925
     Reserve for possible loan losses....              19,939          19,103       18,047      18,360         18,252

SELECTED RATIOS
     Return on average assets............                1.40%           1.46%        1.41%       1.33%          1.11%
     Return on average equity............               13.52           14.07        14.47       14.99          12.78
     Net interest margin (1).............                4.43            4.57         4.66        4.86           5.03
     Shareholders' equity to assets......               10.19           10.35        10.25        8.99           8.98
     Reserve for possible loan losses to:
      Outstanding loans..................                1.40            1.47         1.46        1.56           1.62
      Nonperforming loans.................             174.81          176.81       164.08      257.40         167.16
     Dividend payout ratio (2)...........               38.71           35.96        35.98       34.64          38.40


(1) Taxable equivalent basis. Includes tax-equivalent adjustments of $761,000, $975,000, $1,231,000 $1,638,000, and $2,113,000 for 1997,
      1996, 1995, 1994 and 1993, respectively. These adjustments are based upon a federal tax rate of 35% for all periods.
(2)   Based upon diluted earnings per share.

                      INFORMATION REGARDING ANNUAL MEETING

GENERAL

         This Proxy Statement/Prospectus is being furnished to Firstbank Stockholders as a proxy statement in connection with the solicitation of proxies by the Firstbank Board for use at the Annual Meeting and any adjournment or postponement thereof at which the Firstbank Stockholders will consider and vote on a proposal to approve and adopt the Merger Agreement and a proposal to elect three directors to the Firstbank Board, and will transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Each copy of this Proxy Statement/Prospectus is accompanied by a Letter to Firstbank Stockholders, the Notice of Annual Meeting of Stockholders, a proxy card and a self-addressed return envelope to Harris Trust & Savings Bank for the proxy card.

         This Proxy Statement/Prospectus is also furnished by MBI to each holder of Firstbank Common Stock as a prospectus in connection with the issuance by MBI of shares of MBI Common Stock to Firstbank Stockholders upon the consummation of the Merger. This Proxy Statement/Prospectus, the letter to Firstbank Stockholders, the Notice of Annual Meeting of Stockholders and the form of proxy are first being mailed to Firstbank Stockholders on or about ______, 1998.

         THE FIRSTBANK BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, AS WELL AS EACH OF THE FOREGOING ADDITIONAL ACTIONS.


DATE, TIME AND PLACE

         The Annual Meeting will be held at 3:00 p.m., Central Daylight Savings Time, on June 29, 1998, in the main ballroom of the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois 62701.


FIRSTBANK RECORD DATE; VOTE REQUIRED

         The Firstbank Board has fixed May 15, 1998 as the Record Date for determination of Firstbank Stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of Firstbank Common Stock at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were ________ shares of Firstbank Common Stock outstanding and entitled to vote which were held by approximately _____ holders of record. Each such share is entitled to one vote on each matter properly brought before the Annual Meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of Firstbank Common Stock entitled to vote at the Annual Meeting is required to approve the Merger Agreement. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy and entitled to vote.

VOTING AND REVOCATION OF PROXIES

         Shares of Firstbank Common Stock entitled to vote and which are represented at the Annual Meeting by a properly executed proxy received prior to the vote at the Annual Meeting will be voted at such Annual Meeting in the manner directed on the proxy card, unless such proxy is revoked in the manner set forth herein in advance of such vote. ANY FIRSTBANK STOCKHOLDER RETURNING A BLANK EXECUTED PROXY CARD WILL BE DEEMED TO HAVE VOTED "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER AND THE ELECTION OF THE PROPOSED SLATE OF DIRECTORS. Failure to return a properly executed proxy card or to vote in person at the Annual Meeting will have the practical effect of a vote against the Merger Agreement.

         Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum. If a broker or other nominee holder indicates on the proxy card that it does not have discretionary authority to vote the shares it holds of record on the proposal, those shares will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum but will not be considered as voted for purposes of determining the approval of stockholders on a particular proposal. Since the approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Firstbank Common Stock entitled to vote at the Annual Meeting, abstentions and broker non-votes will have the same effect as votes against the approval of the Merger Agreement. Broker non-votes and votes withheld will have no effect on the election of directors, which requires a plurality of the votes of the shares present and entitled to vote.

         Any stockholder of Firstbank giving a proxy may revoke it at any time prior to the vote at the Annual Meeting. Stockholders of Firstbank wishing to revoke a proxy prior to the vote may do so by delivering to Harris Trust and Savings Bank, at P.O. Box 1878, Chicago, Illinois 60690-9312 by mail, or 311 West Monroe Street, 11th Floor, Chicago, Illinois 60690-3504 by courier or hand delivery, a written notice of revocation bearing a later date than the proxy, by execution of any later dated proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

         The Firstbank Board is not currently aware of any business to be brought before the Annual Meeting other than that described herein. If, however, other matters are properly brought before such Annual Meeting, or any adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as to the best interest of Firstbank.

SOLICITATION OF PROXIES

         Firstbank will bear its own costs of soliciting proxies. Proxies will initially be solicited by mail, but directors, officers and selected other employees of Firstbank may also solicit proxies in person or by telephone, telegram or other means of communication. Directors, officers and any other employees of Firstbank who solicit proxies will not be specially compensated for such services, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Firstbank has retained Morrow & Co. at an estimated cost of $_____, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward proxy materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in connection therewith.

         HOLDERS OF FIRSTBANK COMMON STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  PROPOSAL I - APPROVAL OF THE MERGER AGREEMENT

                                   THE MERGER

         THE FOLLOWING SUMMARY OF CERTAIN TERMS AND PROVISIONS OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE AND IS INCLUDED AS ANNEX A TO THIS PROXY STATEMENT/PROSPECTUS.


GENERAL DESCRIPTION OF THE MERGER

         The Merger Agreement provides that Firstbank will merge at the Effective Time with and into Merger Sub, subject to Stockholder Approval and the satisfaction or waiver of the other conditions to the Merger. Upon consummation of the Merger, Firstbank's corporate existence will cease, with Merger Sub continuing as the surviving corporation.

         Simultaneously with the effectiveness of the Merger, each outstanding share of Firstbank Common Stock, other than shares of Firstbank Common Stock held by Firstbank, MBI, or any of their respective subsidiaries (other than in a fiduciary capacity or as a result of debts previously contracted), will be converted into 0.8308 shares of MBI Common Stock. In addition, at the Effective Time, all rights with respect to Firstbank Common Stock pursuant to Firstbank Stock Options under the Firstbank Stock Plans that are outstanding at the Effective Time, whether or not then exercisable, will be converted into and become rights with respect to MBI Common Stock, and MBI will assume each Firstbank Stock Option in accordance with the terms of the Firstbank Stock Plan under which it was issued and the stock option agreement by which it is evidenced.

         The shares of MBI Common Stock to be issued pursuant to the Merger will be freely transferable except by certain Firstbank Stockholders who are deemed to be "affiliates" (as defined herein) of Firstbank. The shares of MBI Common Stock issued to such affiliates will be restricted in their transferability in accordance with the rules and regulations promulgated by the Commission and pursuant to agreements entered into with MBI. See "INFORMATION REGARDING MBI STOCK -- Restrictions on Resale of MBI Common Stock by Affiliates; Affiliate Agreements."

         The amount and nature of the Merger Consideration was established through arms'-length negotiations between MBI and Firstbank, and reflects the balancing of a number of countervailing factors. The total amount of the Merger Consideration reflects a price both parties concluded was appropriate. See " -- Background of the Merger" and " -- Reasons for the Merger; Firstbank Board Recommendation."

CLOSING AND EFFECTIVE TIME

         Unless the parties otherwise agree, the Closing of the Merger will take place at 10:00 a.m., local time, on the date on which the Effective Time occurs, which shall be any such date as

MBI notifies Firstbank in writing but not earlier than the Approval Date, and not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. The Effective Time will occur upon the filing of the appropriate documents in respect of the Merger with the Secretaries of State of the States of Delaware and Missouri. MBI and Firstbank currently anticipate that the Effective Time will occur in the third quarter of 1998.

CONVERSION OF FIRSTBANK COMMON STOCK; TREATMENT OF FIRSTBANK STOCK OPTIONS

         As soon as practicable after the Effective Time, a letter of transmittal that MBI will deliver or cause to be delivered to holders of record of Certificates will instruct such holders as to the actions to be taken by such holders in order to receive such individual holder's portion of the Merger Consideration and will explain that risk of loss and title to Certificates will pass only upon delivery of such Certificates to the Exchange Agent.

         FIRSTBANK STOCK CERTIFICATES SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY AND SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE FIRSTBANK STOCKHOLDER RECEIVES A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME.

         Each holder of a Certificate that surrenders such Certificate together with duly executed transmittal materials to the Exchange Agent will, after the Effective Time and upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of MBI Common Stock into which the Certificate so surrendered will have been converted pursuant to the Merger Agreement and any distribution theretofore declared and not yet paid with respect to such shares of MBI Common Stock, without interest. See " -- Fractional Shares."

         The Exchange Agent will accept Certificates upon compliance with such reasonable terms and conditions as MBI or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as MBI or the Exchange Agent may require. See " -- General Description of the Merger."

         Each outstanding Certificate will, until duly surrendered to the Exchange Agent, be deemed to evidence ownership of the Merger Consideration into which the stock previously represented by such Certificate will have been converted in the Merger. After the Effective Time, holders of Certificates will cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Merger Consideration provided for in the Merger Agreement. After the Effective Time, there will be no further transfers on the records of Firstbank of Certificates, and if such Certificates are presented to Firstbank for transfer they will be canceled against delivery of the Merger Consideration.

         MBI will not be obligated to deliver the Merger Consideration to which any former holder of Firstbank Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided in the Merger Agreement and duly executes and provides transmittal materials. No dividends declared will be remitted to any person entitled to receive MBI Common Stock under the Merger Agreement until such person surrenders the Certificate representing the right to receive such MBI Common Stock and duly executes and provides transmittal materials at which time such dividends will be remitted to such person, without interest and less any taxes that may have been imposed thereon.

         Neither the Exchange Agent nor any party to the Merger Agreement nor any affiliate thereof will be liable to any holder of stock represented by any Certificate for any Merger Consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. MBI and the Exchange Agent will be entitled to rely upon the stock transfer books of Firstbank to establish the identity of those persons entitled to receive Merger Consideration, which books will be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, MBI and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         From and after the Effective Time, (i) each Firstbank Stock Option assumed by MBI will be exercisable solely for shares of MBI Common Stock, (ii) the number of shares of MBI Common Stock subject to each Firstbank Stock Option will be equal to the number of shares of Firstbank Common Stock subject to such Firstbank Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Firstbank Stock Option will be adjusted by dividing the per share exercise price under such Firstbank Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Firstbank Stock Option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption of stock options be undertaken in a manner that will not constitute a "modification" (as defined in the Code) of any Firstbank Stock Option that is an "incentive stock option." Each holder of a Firstbank Stock Option that is converted into an option with respect to MBI Common Stock should not recognize gain or loss solely as a result of such conversion. Certain tax consequences will arise, however, upon the exercise of any such option that is a nonqualified stock option or the sale or disposition of the shares acquired by exercise of any such option that is an incentive stock option.

FRACTIONAL SHARES

         No fractional shares of MBI Common Stock will be issued to the former Firstbank Stockholders in connection with the Merger. Each former holder of Firstbank Common Stock who otherwise would have been entitled to receive a fraction of a share of MBI Common Stock will receive cash in lieu thereof, without interest, in an amount equal to the holder's fractional share interest multiplied by the closing stock price of MBI Common Stock on the NYSE Composite Tape as reported in The Wall Street Journal (or in the absence thereof, by any other authoritative source) on the last business day preceding the Effective Time. No Firstbank Stockholder entitled to receive cash in lieu of fractional shares will be entitled to dividends, voting rights or any other rights in respect of such fractional shares. Cash received by Firstbank

Stockholders in lieu of fractional shares may give rise to taxable income. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER."

STOCK OPTION AGREEMENT

         In connection with the execution of the Merger Agreement, MBI and Firstbank entered into the Stock Option Agreement pursuant to which Firstbank has issued to MBI an Option to purchase up to 3,134,858 shares of Firstbank Common Stock (or approximately 19.9% of the outstanding shares of Firstbank Common Stock as of the Record Date, without including shares subject to the Option) at an exercise price of $37.75 per share (the "Purchase Price"). MBI can exercise the Option (after receipt of the required regulatory approvals) only if it is not then in material breach of the Merger Agreement and only upon the occurrence of one of the following events (each, a "Purchase Event"): (i) Firstbank or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Commission), without having received prior written consent from MBI, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than MBI or any of its subsidiaries) to (A) effect a merger or consolidation or similar transaction involving Firstbank or any of its Significant Subsidiaries, other than internal mergers, reorganizing actions, consolidations or dissolutions involving only existing subsidiaries of Firstbank, (B) purchase, lease or otherwise acquire 20% or more of the assets of Firstbank or any of its Significant Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing 20% or more of the voting power of Firstbank or any of its Significant Subsidiaries, provided that the making of any agreement to divest or the actual divestiture by Firstbank of any of Firstbank's Missouri-chartered banks shall not constitute such an event; (ii) any person (other than MBI or any subsidiary of MBI, or any person acting in concert with MBI, or Firstbank or any subsidiary of Firstbank in a fiduciary capacity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 20% or more of the voting power of Firstbank; (iii) the Firstbank Board shall have withdrawn or modified in a manner adverse to MBI the recommendation of the Firstbank Board with respect to the Merger Agreement, unless the Firstbank Board reasonably determines not to so recommend based upon the written opinion of counsel to the effect that to so recommend would constitute a breach of the Firstbank Board's fiduciary duties under applicable law, in each case after an Extension Event (as defined below); or (iv) the holders of Firstbank Common Stock shall not have approved the Merger Agreement at the Annual Meeting, or such Annual Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement in accordance with its terms, in each case after an Extension Event. No Extension Event or Purchase Event has occurred as of the date of this Proxy Statement/Prospectus.

         The Option terminates (i) on the earliest to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement (1) by mutual consent of MBI and Firstbank, (2) after January 27, 1999, by a party not then in material breach of the Merger Agreement, if the Merger Agreement has not been consummated, (3) by either party if (x) the Federal Reserve Board has denied approval of the Merger and such denial has become final and nonappealable or

(y) Firstbank Stockholders shall not have approved the Merger Agreement at the Annual Meeting following a favorable recommendation of the Firstbank Board, (4) by Firstbank in the event of a material breach by MBI of the Merger Agreement which is not cured within 30 days of written notice thereof, and (5) by MBI in the event that after-tax costs, if any, of remedial or other corrective actions or measures with regard to specified properties exceed $7,000,000, and (C) two years following the termination of the Merger Agreement by MBI in the event of a material breach by Firstbank of the Merger Agreement which is not cured within 30 days of written notice thereof, provided that, with respect to any of the foregoing, if such termination follows an Extension Event, the Option will not terminate until 12 months following such termination, or (ii) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be. Any exercise of the Option will be subject to compliance with applicable law, including the BHCA. An "Extension Event" is defined in the Stock Option Agreement as any of: (i) a Purchase Event of the type specified in clauses (i) and (ii) in the preceding paragraph; (ii) any person (other than MBI or any of its subsidiaries) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of Firstbank Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined in Rule 13d-3 under the Exchange Act) or the right to acquire Beneficial Ownership of 20% or more of the voting power of Firstbank; or (iii) any person (other than MBI or any subsidiary of MBI, or Firstbank or any subsidiary of Firstbank in a fiduciary capacity) shall have publicly announced (A) an offer described in clause (ii) of this sentence or (B) a transaction described in clause (i) of this sentence.

         The Stock Option Agreement further provides that, to the extent not terminated pursuant to its terms, from and after the date of a Purchase Event until 13 months immediately thereafter (the "Repurchase Period"), MBI will be entitled to require Firstbank (or any successor) to repurchase for cash the Option from MBI together with all (but not less than all) shares of Firstbank Common Stock purchased by MBI pursuant thereto, at a price per share equal to the sum of: (i) the exercise price paid by MBI for any shares of Firstbank Common Stock acquired pursuant to the Option; (ii) the difference between (A) the "Market/Tender Offer Price" for shares of Firstbank Common Stock (defined as the higher of (1) the highest price per share at which a tender or exchange offer has been made for shares of Firstbank Common Stock or (2) the highest closing mean of the "bid" and the "ask" price per share of Firstbank Common Stock reported by Nasdaq for any day within that portion of the Repurchase Period which precedes the date MBI gives notice of the required repurchase) and
(B) the Purchase Price multiplied by the number of shares of Firstbank Common Stock with respect to which the Option has not been exercised, but only if the Market/Tender Offer Price is greater than such exercise price; (iii) the difference between the Market/Tender Offer Price and the Purchase Price paid by MBI for any shares of Firstbank Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Tender Offer Price is greater than such exercise price; and (iv) MBI's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees.

         The Option, which MBI required that Firstbank grant as a condition to MBI's entering into the Merger Agreement, is intended to increase the likelihood of consummation of the Merger by discouraging competing offers for Firstbank. Certain aspects of the Stock Option Agreement may have the effect of discouraging persons who may now, or prior to the Effective Time, be interested in acquiring all of or a significant interest in Firstbank from considering or proposing such an acquisition, even if such person were prepared to offer to pay consideration to Firstbank Stockholders with a higher current market price than the Merger Consideration.

         The foregoing summary of the material provisions of the Stock Option Agreement, a copy of which is attached as Annex B to this Proxy
Statement/Prospectus and incorporated herein by reference is qualified in its entirety by reference to the Stock Option Agreement.

SUPPORT AGREEMENTS

         Concurrently with the execution of the Merger Agreement, the Supporting Stockholders, who, as of January 30, 1998, beneficially owned in the aggregate approximately 7.9% of the outstanding shares of Firstbank Common Stock, executed separate Support Agreements with MBI pursuant to which each Supporting Stockholder agreed, among other things: (i) not to sell, agree to sell, or otherwise transfer or dispose of any shares of Firstbank Common Stock owned by the Supporting Stockholder, other than (A) pursuant to the Merger, (B) with MBI's prior written consent, and (C) Firstbank Common Stock transferred to Firstbank in connection with the exercise of stock options to the extent that as of the date of such Support Agreement the related option agreement permits shares of Firstbank Common Stock to be so used in connection with the exercise of stock options; (ii) to vote all of the shares of Firstbank Common Stock beneficially owned by such Supporting Stockholder as of the record date for any meeting of Firstbank Stockholders called to consider and vote to approve the Merger Agreement and/or the transactions contemplated thereby in favor of the Merger Agreement; and (iii) to not, directly or indirectly, solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any nonpublic information to, any person relating to an Alternative Transaction. The Support Agreements provide that no action taken by a Supporting Stockholder in his or her capacity as a director of Firstbank that does not violate the Merger Agreement is prohibited by the Support Agreements. Each Support Agreement terminates upon the earlier of termination of the Merger Agreement or the day following the Closing Date.

         Each Supporting Stockholder and the approximate number of shares of Firstbank Common Stock beneficially owned by such Supporting Stockholder over which such person has voting power or control (including exercisable options to purchase such shares) as of January 30, 1998 are as follows:

William B. Hopper                                               708,507
Robert L. Sweney                                                268,576
Mark H. Ferguson                                                100,610
William T. Grant, Jr                                             70,688
William R. Schnirring                                            37,275

P. Richard Ware                                                  28,520
Leo J. Dondanville, Jr.                                          22,950
Richard E. Zemenick                                              12,110
Robert W. Jackson                                                 9,835
William R. Enlow                                                  6,055
                                                              ---------
All Supporting Stockholders as a Group                        1,265,125

         The foregoing is a summary of the material provisions of the Support Agreement. See "AVAILABLE INFORMATION."

BACKGROUND OF THE MERGER

         From time to time, as part of its ongoing strategic planning process, Firstbank has considered the possibility of a strategic business combination with a larger institution such as Mercantile as one of a multitude of strategic alternatives. During the second and third quarters of 1997, management tentatively concluded that, in light of the challenges that Firstbank faced in the prevailing environment in the banking and financial services industry, such a strategic business combination was a more attractive alternative, from a stockholders' perspective, than it had been in the past.

         During the third quarter of 1997, Mark H. Ferguson, Chairman of the Board, President and Chief Executive Officer of Firstbank, began one-on-one discussions with individual directors of Firstbank concerning management's ongoing examination of strategic alternatives. On November 12, 1997, this review was brought to the full Firstbank Board at a special meeting. The November 12 meeting was attended by special counsel from Suelthaus & Walsh, P.C., of St. Louis, Missouri, and Mayer, Brown & Platt, of Chicago, Illinois, as well as by representatives of PaineWebber.

         At the November 12 meeting, Mr. Ferguson presented the results of a management study that analyzed whether Firstbank should remain independent or pursue a strategic business combination. A number of stockholder value issues were reviewed at the meeting, including Firstbank's prospects on an independent basis, its prospects as part of a strategic business combination, and the relative value of the consideration that could be expected to be received by Firstbank Stockholders. Mr. Ferguson also reviewed the impact customer, community, and employee-related issues would have on stockholder value, both with and without a strategic business combination, as well as the affect such a combination would have on these constituencies.

         Mr. Ferguson reviewed suggested criteria for selecting prospective partners, including their management ability; their historical performance and future outlook; their operating style; risk and potential upside with respect to their currencies; their ability and willingness to pay; and integration issues. He also reviewed management's overall evaluations of various prospective partners that had been identified by management based on their likely interest in a strategic business combination with Firstbank. Mr. Ferguson then called upon representatives of

PaineWebber to provide information to the Board concerning various financial advisory matters.

         The Firstbank Board then discussed the issues raised by management and PaineWebber to determine the course of action that would be in the best interests of Firstbank and its stockholders. Included in the discussion was a comparison of continuing as an independent organization with the strategic business combination options believed to be available. Several variations of these two primary alternatives were explored, including, but not limited to, remaining independent while continuing to make acquisitions of smaller companies and more aggressively managing Firstbank's capital through the repurchase of treasury shares, and seeking a business combination with a similarly sized financial institution. The Firstbank Board also discussed the implications of the various strategic alternatives on capital levels, future dividends, and the overall franchise value of Firstbank. Management provided its preliminary conclusions regarding steps that would be required to be taken to enhance the earnings of Firstbank under each of the alternatives.

         The representatives from PaineWebber discussed with the Board of Directors the possibility of making an informal approach to some or all of several potential strategic partners. The Firstbank Board determined that before it proceeded further, it was advisable to obtain additional information concerning how the potential candidates might view Firstbank as a strategic business combination partner. Accordingly, Mr. Ferguson was authorized to employ PaineWebber for this limited purpose, and to further discuss with its representatives the various issues and alternatives. No decision as to whether to engage in a transaction was made at that time.

         On December 1, 1997, the Firstbank Board met again. Representatives from PaineWebber attended and representatives from Suelthaus & Walsh, P.C. participated via teleconference. A review of the information gathered to date was presented by Mr. Ferguson and PaineWebber. The Firstbank Board also discussed various actions that would be appropriate to take should Firstbank elect to remain independent. The Firstbank Board authorized management and PaineWebber to continue exploring opportunities for a strategic business combination, and adopted resolutions formally authorizing the engagement of each of PaineWebber, Suelthaus & Walsh, P.C., and Mayer, Brown & Platt in connection with such exploration.

         The Firstbank Board next met on December 16, 1997, and management, together with representatives from PaineWebber, continued its discussion with the Firstbank Board regarding the various strategic alternatives. At this point MBI was identified as the leading candidate for a strategic business combination based upon a variety of factors, including its initial expressions of interest and the strength with which it met the criteria previously identified by the Firstbank Board for potential partners. The Board of Directors instructed management to continue its discussions with MBI and to gather additional information regarding its level of interest in a strategic business combination, integration plans if such a combination were accomplished, and its senior management's overall operating philosophy. Mr. Ferguson met with Thomas H. Jacobsen, Chairman of the Board, President, and Chief Executive Officer of MBI, later that day. The focus of the meeting was on each company's operations and strategic plans, and a preliminary discussion regarding an appropriate exchange ratio. However, no substantive negotiations regarding the exchange ratio or other significant terms of a merger or other transaction took place.

           On December 19, 1997, the Board of Directors met again, and Mr. Ferguson reviewed the progress of discussions with MBI with the Board. It was agreed that discussions should be continued. By this point, both Firstbank and MBI had begun preparing for due diligence reviews to be made by their respective management and advisors, and thereafter, during the last week in December 1997, MBI conducted a due diligence review of Firstbank and Firstbank began its due diligence review of MBI.

           On January 16, 1998, the Firstbank Board met again, together with management and representatives from PaineWebber, Suelthaus & Walsh, P.C. and Mayer, Brown & Platt. Management reviewed in depth the process that had occurred to date, including information regarding strategic alternatives that had been developed by management during the course of 1997, the examination of potential partners for a strategic business combination, and the negotiations and other processes engaged in with MBI, including a second meeting between Mr. Jacobsen and Mr. Ferguson on January 9, 1998. Through a series of face-to-face meetings, telephone discussions, and exchanges of correspondence between MBI and its advisors on the one hand, and Firstbank and its advisors on the other hand, extending from mid-December through the date of the January 16 board meeting, most of the details of the strategic business combination had been agreed upon, but serious negotiations remained regarding, among other things, the Exchange Ratio and the Option. Draft versions of the Merger Agreement and the Option were provided to the Directors for their review and comment. Final negotiations with MBI regarding the Exchange Ratio, the Option, and other remaining issues followed over the course of the next two weeks.

           On January 29, 1998, the Board of Directors of Firstbank met again to review the proposed definitive Merger Agreement and related documents. Management described the events of that period. Special counsel reviewed various legal aspects of the Merger Agreement, the Option, and related matters. Representatives from PaineWebber reviewed the proposed transaction from a financial point of view, and delivered its oral opinion (which was confirmed by a written opinion, dated as of that date) stating that, subject to the various factors set forth in the opinion letter, the exchange ratio provided in the Merger Agreement was fair from a financial point of view to the Firstbank Stockholders. After deliberating with respect to the Merger Agreement and the transactions contemplated in connection therewith, the Firstbank Board unanimously approved the Merger Agreement and the transactions contemplated thereby as being in the best interests of Firstbank and the Firstbank Stockholders. The Firstbank Board voted twice: first, with all directors voting, then with all directors except for Messrs. Ferguson and Zemenick voting (the interests of Messrs. Ferguson and Zemenick in the merger are discussed herein under the caption "THE MERGER -- Interests of Certain Persons in the Merger").

REASONS FOR THE MERGER; FIRSTBANK BOARD RECOMMENDATION

           In reaching its determination to approve the Merger Agreement and recommend approval of the Merger Agreement to Firstbank Stockholders, the Firstbank Board consulted with Firstbank's management and its financial and legal advisors, and considered a number of factors. The following include all of the material factors, both positive and negative, considered by the Firstbank Board:

                      (i) the Firstbank Board's familiarity with and review of Firstbank's business, operations, financial condition and earnings on an historical and a prospective basis;

                     (ii) the Firstbank Board's review, based in part on presentations by its financial advisor and the Firstbank management, of the business, operations, financial condition and earnings of MBI on an historical and a prospective basis and of the combined company on a pro forma basis and the historical stock price performance of the MBI Common Stock, the resulting relative interests of Firstbank Stockholders and MBI Shareholders in the common equity of the combined company and the potential for appreciation in the market value of MBI Common Stock following the proposed Merger;

                     (iii) the oral and/or written presentations of management and PaineWebber to the Firstbank Board at its meetings held on November 12, 1997, December 1, 1997, December 16, 1997, December 19, 1997, January 16, 1998, and January 29, 1998, and the financial information reviewed by PaineWebber at the meetings of the Firstbank Board on November 12, 1997, December 1, 1997, January 16, 1998, and January 29, 1998, and the opinion of PaineWebber, rendered on January 29, 1998, that, as of such date, the Exchange Ratio was fair from a financial point of view to Firstbank Stockholders (see " --Opinion of Firstbank's Financial Advisor";

                     (iv) the process conducted by Firstbank's management and its financial advisor in exploring and determining the potential value which could be realized by Firstbank Stockholders in a business combination transaction (including the contacts between Firstbank and its financial advisor and certain bank holding companies determined to be the most likely companies to be both interested in and financially and otherwise capable of engaging in a business combination transaction with Firstbank) relative to the prospects of Firstbank on an independent basis or as part of a combination involving a similarly sized financial institution (see " -- Background of the Merger");

                     (v) the terms of the Merger Agreement and the Merger, including the Exchange Ratio, noting that it reflected a 13.2% premium for the holders of Firstbank Common Stock based on the closing prices of MBI Common Stock and Firstbank Common Stock on January 28, 1998, the last trading day prior to the approval by the Firstbank Board of the Merger, and multiples of price-to-1998 consensus earnings and price-to-tangible book value (as of December 31, 1997) of approximately 21.1x and 324%, respectively;

                     (vi) the current and prospective economic and competitive environment facing the financial services industry generally, and Firstbank in particular, including the need to develop new delivery systems for its products and services; the relatively limited opportunity to become more efficient through cost-reduction efforts; the need for substantial investment in new technology; the dwindling number of attractive acquisistion candidates and the accompanying escalation in pricing expectations of the remaining candidates; and an operating environment that required aggressive short-term pricing strategies that diminished prospects for long-term revenue growth;

                     (vii) the Firstbank Board's review, based in part on the presentations of management and PaineWebber at the November 12, 1997 and the December 1, 1997 meetings of the Firstbank Board, of alternatives to the Merger for enhancing stockholder value, the range of possible values to Firstbank Stockholders obtainable through implementation of such alternatives, and the timing and likelihood of actually achieving such value, and the Firstbank Board's belief, based upon such review, that such alternatives were not likely to result in greater value for Firstbank Stockholders than the value to be realized in the Merger;

                     (viii) the general impact that the Merger could be expected to have on the constituencies served by Firstbank, including its customers, employees and communities;

                     (ix) the Firstbank Board's belief that MBI possesses superior technological capabilities and information systems, and its expectation that MBI will be able to successfully leverage those capabilities and systems through the integration of the respective operations of MBI and Firstbank in connection with the Merger;

                     (x) the expectation that the Merger would constitute a "reorganization" under Section 368(a) of the Code and that it would be accounted for as a pooling-of-interests for accounting and financial reporting purposes (see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and " -- Accounting Treatment");

                     (xi) the anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined company from the Merger, and the likelihood of the foregoing being achieved following consummation of the Merger;

                     (xii) the fact that Mr. Ferguson entered into an employment agreement with MBI pursuant to which he will continue to be employed by MBI or its affiliates following the consummation of the Merger as the Chairman, President, and Chief Executive Officer of MBI's banking franchise in Illinois outside Madison, St. Clair, Monroe, and Jo Davies Counties and will serve additionally as a member of the Board of Directors of the banks comprising such franchise. The Firstbank Board also considered the fact that under Mr. Zemenick's employment agreement, the Merger will constitute a Change in Control, thereby permitting Mr. Zemenick to terminate his employment and be paid the remainder of his base salary through the end of the calendar year in which his employment terminates and relieving Mr. Zemenick from certain restrictive covenants under such agreement regarding competition with Firstbank. The Firstbank Board also considered that Mr. Ferguson and Mr. Zemenick might be deemed to have interests in the Merger other than their interests generally as Firstbank Stockholders (see " -- Interests of Certain Persons in the Merger"); and

                     (xiii) the results of the due diligence investigation of MBI conducted by Firstbank's management; the Firstbank Board's assessment, with the assistance of counsel, concerning the likelihood that MBI would obtain all regulatory approvals required for the Merger (see " -- Regulatory Approvals"); and the terms of the Stock Option Agreement, including the risk that the Stock Option Agreement might discourage third parties from offering to acquire Firstbank by increasing the cost of such an acquisition, and recognizing that the execution of the Stock Option Agreement was a condition to MBI's willingness to enter into the Merger Agreement (see " -- Stock Option Agreement").

           The foregoing discussion of the information and factors considered by the Firstbank Board is not intended to be exhaustive but includes all of the material factors considered by the Firstbank Board. In reaching its determination to approve and recommend the Merger, the Firstbank Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

           THE FIRSTBANK BOARD BELIEVES THE MERGER IS FAIR TO, AND IN
THE BEST INTERESTS OF, FIRSTBANK AND ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT FIRSTBANK STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY.


OPINION OF FIRSTBANK'S FINANCIAL ADVISOR

           Pursuant to an engagement letter dated December 10, 1997, Firstbank retained the investment banking firm of PaineWebber Incorporated ("PaineWebber") to act as financial advisor to Firstbank. At a meeting of the Firstbank Board on January 16, 1998, PaineWebber reviewed various valuation analyses with respect to the proposed Merger and at the meeting of the Firstbank Board on January 29, 1998, PaineWebber updated certain of these analyses and delivered its opinion stating that, on and as of the date of such opinion and based upon and subject to the assumptions described in such opinion, the Exchange Ratio was fair to Firstbank Stockholders from a financial point of view. In arriving at its opinion, PaineWebber made its determination as to the fairness from a financial point of view of the Exchange Ratio in light of the financial and comparative analyses described below. In connection with the preparation and mailing of this Proxy Statement/Prospectus, PaineWebber delivered an updated opinion dated ______, a copy of which is included herein as Annex D and which is incorporated by reference herein (the "Opinion"). The Opinion is substantially identical to the opinion delivered to the Firstbank Board on January 29, 1998, and is based on financial and comparative analyses substantially identical to those described below. Holders of Firstbank Common Stock are urged to read the Opinion in its entirety for a description of factors considered and assumptions made by PaineWebber in rendering the Opinion.

           The Opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Firstbank Board as alternatives to the Merger or the decision of the Firstbank Board to proceed with the Merger. No opinion is expressed as to the price at which the securities to be issued in the Merger to the Firstbank Stockholders may trade at any time. In rendering the Opinion, PaineWebber has not been engaged to act as agent or fiduciary of Firstbank's equity holders or any other third party.

           In arriving at the Opinion, PaineWebber, among other things:

           (i) Reviewed Firstbank's audited Annual Reports, Forms 10-K, Forms 10-Q and related financial information for the five fiscal years ended December 31, 1996, and Firstbank's Form 10-Q and related unaudited
    financial   information for the nine months ended September 30, 1997;

           (ii) Reviewed certain unaudited financial information for the eleven months ended November 30, 1997, relating to Firstbank;

           (iii) Reviewed MBI's audited Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1996, and MBI's Form 10-Q and related unaudited financial information for the nine months ended September 30, 1997;

           (iv) Reviewed certain unaudited financial information for the eleven months ended November 30, 1997, relating to MBI;

           (v) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Firstbank and MBI furnished to PaineWebber by Firstbank and MBI;

           (vi) Conducted discussions with members of senior management of Firstbank concerning businesses and prospects of Firstbank;

           (vii) Conducted discussions with members of senior management of MBI concerning the businesses and prospects of MBI;

           (viii) Reviewed the historical market prices and trading activity for the shares of Firstbank Common Stock and the shares of MBI Common Stock and compared them with those of certain publicly traded companies which PaineWebber deemed to be relevant;

           (ix) Compared the results of operations of Firstbank and MBI with those of certain companies which PaineWebber deemed to be relevant;

           (x) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which PaineWebber deemed to be relevant;

           (xi) Reviewed drafts of the Agreement and Plan of Reorganization dated January 27, 1998 and the related Stock Option Agreement dated January 28, 1998, relating to the Merger, which are substantially identical to the final Merger Agreement and Stock Option Agreement; and

           (xii) Reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as PaineWebber deemed necessary, including its assessment of general economic, market and monetary conditions.

           As set forth in its opinion, PaineWebber relied upon the accuracy and completeness of all information supplied or otherwise made available by Firstbank and MBI and PaineWebber and did not assume any responsibility to independently verify such information or undertake an independent appraisal of the assets of Firstbank or MBI. PaineWebber did not conduct a physical inspection of the properties and facilities of Firstbank or MBI, did not conduct a review of the loan files of Firstbank or MBI and did not make or obtain any evaluation or appraisal of the assets or liabilities of Firstbank or MBI. PaineWebber relied upon the accuracy of Firstbank's and MBI's earnings projections and possible cost savings projections as a result of the Merger, and PaineWebber did not assume any responsibility to independently verify assumptions underlying such projections. The projections confidentially furnished to PaineWebber were prepared by the respective managements of Firstbank and MBI, and PaineWebber has assumed that they were reasonably prepared and reflect good faith estimates and judgments of the managements of Firstbank and MBI, respectively, as to the future performance of Firstbank and MBI. Firstbank and MBI do not publicly disclose internal management projections of the type provided to PaineWebber in connection with its review of the Merger. Such projections were not prepared with a view toward public disclosure. The projections were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to future economic and competitive conditions, the future financial condition and results of operations of Firstbank and MBI and the future cost savings associated with the Merger. Accordingly, actual results could vary significantly from those reflected in such projections. SEE "CAUTIONARY STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995." The Opinion is necessarily based upon market, economic, and other conditions as they existed on, and can be evaluated as of, the date thereof. The Opinion is directed only to the Firstbank Board and does not constitute a recommendation to any holder of Firstbank Common Stock or MBI Common Stock as to how such stockholders should vote on the Merger.

           The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, PaineWebber did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, PaineWebber believes that its analyses must be considered as a whole and that considering any portions of such analyses and factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its fairness opinion. In its analyses, PaineWebber made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Firstbank and MBI. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

           The following paragraphs summarize certain financial analyses performed by PaineWebber and presented to the Firstbank board on January 16, 1998 and January 29, 1998 and used in arriving at its opinion dated January 29, 1998 as to the fairness, from a financial point of view, of the Exchange Ratio. The following does not purport to be a complete description of the analyses performed, or the matters considered, by PaineWebber in arriving at its opinion.

           Selected Comparable Company Trading Analysis: Firstbank. Using publicly available information, PaineWebber compared certain ratios of the financial performance of Firstbank (for which September 30, 1997 financial data was used) to the stock market price of Firstbank at January 14, 1998 with such ratios for the following selected midwestern banks with assets between $1.0 billion and $3.5 billion deemed relevant by PaineWebber ("Comparable Group I"):
AMCORE Financial Inc., First Midwest Bancorp Inc., First Financial Bancorp., 1st Source Corp., Park National Corp., Corus Bancshares Inc., Mid Am Inc., First Commerce Bancshares, Trans Financial Inc., Area Bancshares Corp., Community Trust Bancorp, Republic Bancorp Inc., Chemical Financial Corp., Brenton Banks Inc., Grand Premier Financial, First Financial Corp., F&M Bancorp., Irwin Financial Corp., Mid-America Bancorp, Mississippi Valley Bancshares, Heritage Financial Services, National City Bancshares Inc., BancFirst Ohio Corp., Citizens Bancshares, and Pinnacle Banc Group Inc. (for all of which September 30, 1997 financial data was used). Such comparisons included market price-to-book value ratios (a median of 262% for Comparable Group I and 249.1% for Firstbank); market price-to-tangible book value ratios (a median of 274% for Comparable Group I and 280% for Firstbank); market price to last twelve months fully diluted earnings per share (a median of 20.0x for Comparable Group I and 19.5x for Firstbank); market price-to-estimated 1997 fully diluted earnings per share (a median of 19.8x for Comparable Group I and 19.3x for Firstbank); and market price-to-estimated 1998 fully diluted earnings per share (a median of 17.7x for Comparable Group I and 18.2x for Firstbank). The 1997 and 1998 estimated fully diluted earnings per share were the median published earnings estimates provided by First Call Research Network, as of January 14, 1998.

           In connection with this analysis, and as previously discussed, management of Firstbank confidentially provided PaineWebber with information with regard to its projected future earnings. Because of the inherent differences between the operations of Firstbank and the selected companies included in Comparable Group I, PaineWebber believes that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. PaineWebber believes that an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Firstbank and the selected companies included in Comparable Group I which would affect the public trading values of Firstbank and the selected companies included in Comparable Group I. These qualitative judgments made by PaineWebber in connection with its opinion included PaineWebber's views as to business conditions and prospects in the various markets in which these selected companies operate and the business mixes, sources of revenue, risk profiles and prospects for these selected companies.

           Selected Comparable Company Trading Analysis: MBI. Using publicly available information, PaineWebber compared certain ratios of the financial performance of MBI (for which September 30, 1997 financial data was used) to the stock market price of MBI at January 26, 1998 with such ratios for the following selected U.S. banks with assets between $20.0 billion and $50.0 billion deemed relevant by PaineWebber ("Comparable Group II"): Wachovia Corp., Mellon Bank Corp., Comerica Inc., State Street Corp., UnionBanCal Corp., SouthTrust Corp., Summit Bancorp, BB&T Corp., Northern Trust Corp., Huntington Bancshares Inc., Crestar Financial Corp., Regions Financial Corp., and Fifth Third Bancorp (for all of which September 30, 1997 financial data was used). Such comparisons included, among others, market price-to book value ratios (a median of 348% for Comparable Group II and 287% for MBI); market price-to-tangible book value ratios (a median of 382% for Comparable Group II and 441% for MBI); market price-to last twelve months fully diluted earnings per share (a median of 21.7x for Comparable Group II and 20.1x for MBI); market price-to-estimated 1997 fully diluted earnings per share (a median of 18.7x for Comparable Group II and 18.8x for MBI); and market price-to-estimated 1998 fully diluted earnings per share (a median of 16.8x for Comparable Group II and 16.8x for MBI). The 1997 and 1998 estimated fully diluted earnings per share were the median published earnings estimates provided by First Call Research Network, as of January 23, 1998.

           Due to the inherent differences between the operations of MBI and the selected companies included in Comparable Group II, PaineWebber believes that a purely quantitative comparable company analysis would not be particularly meaningful in the context of the Merger. PaineWebber believes that an appropriate use of comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of MBI and the selected companies included in Comparable Group II which would affect the public trading values of MBI and the selected companies included in Comparable Group II. These qualitative judgments made by PaineWebber in connection with its opinion included PaineWebber's views as to business conditions and prospects in the various markets in which these selected companies operate and the business mixes, sources of revenue, risk profiles and prospects for these selected companies.

           Selected Comparable Transaction Analysis. Using publicly available information, PaineWebber reviewed certain terms and financial characteristics for the Merger, based on the Exchange Ratio of 0.8308 shares of MBI Common Stock for each share of Firstbank Common Stock and a MBI stock price of $50.19 at January 26, 1998 to selected midwestern bank merger and acquisition transactions which PaineWebber deemed to be relevant (the "Comparable Transaction Group"). The Comparable Transaction Group consisted of the following transactions (identified by buyer/seller): First Midwest Bancorp/Heritage Financial Services, National City Corp./Fort Wayne National, Mercantile Bancorporation Inc. /CBT Corporation, Union Planters Corp./Peoples First Corp., CNB Bankshares/Pinnacle Financial Services, Huntington Bancshares/First Michigan Bank, Mercantile Bancorporation Inc. /Mark Twain Bancshares, and Magna Group/Homeland Bankshares. Among other financial characteristics of these transactions, PaineWebber reviewed (i) offer price per share to book value per share multiple, (ii) offer price per share to tangible book value per share multiple, (iii) offer price per share to last twelve months fully diluted earnings per share multiples, (iv) offer price per share to estimated fully diluted earnings per share multiples, and (v) deal price/earnings ratio premium to buyer's price/earnings ratio. The median values for the Comparable Transaction Group for the transaction value-to-book value per share, transaction value-to-tangible book value per share, transaction value-to last twelve months fully diluted earnings per share, and transaction value-to estimated fully diluted earnings per share were 297%, 305%, 21.0x, 17.4x, and 22.2% respectively, compared with 288%, 324%, 22.5x, 21.1x, and 30.1% for the Merger.

           In the case of the Comparable Transaction Group, PaineWebber believes that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger, because the reasons for and circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences between the operations of MBI, Firstbank, and the selected companies included in the Comparable Transaction Group. PaineWebber believes that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger which would affect the acquisition value of the acquired companies and Firstbank. These qualitative judgments made by PaineWebber in connection with its opinion included: PaineWebber's views as to the universe of potential buyers in each of these transactions, their potential level of interest in an acquisition of these companies and the ability of the acquirors to implement cost savings; business conditions and prospects in various markets in which these acquired companies operate; and the business mixes, sources of revenue, risk profiles and prospects for these acquired companies.

           Discounted Cash Flow Analysis. PaineWebber performed an analysis to calculate a range of present values per share of Firstbank Common Stock assuming Firstbank continued to operate on a stand-alone basis. The range was calculated by adding, for each of the annual periods from 1998 through 2002, (i) the present value of the estimated cumulative dividends through the end of each such annual period and (ii) the present value of the estimated stock price at each such period-end. To calculate these present values, PaineWebber formulated three scenarios: (i) a 5% growth scenario, (ii) a 7% growth scenario, and (iii) a 10% growth scenario. Under all scenarios, Firstbank's 1998 fully diluted earnings per share were estimated to be $1.98 with an annual dividend of $0.72 per share for 1998. PaineWebber assumed that earnings and dividends in the years 1999 through 2002 would grow annually at 5%, 7% and 10%, respectively under the three scenarios. For comparison purposes, multiples of 16 and 20 times the earnings per share were applied in order to estimate the value of the stock at the end of each of the years 1998 through 2002. Based on earnings multiples applied to the projected fully diluted earnings per share in the respective years, PaineWebber calculated trading and control valuations for Firstbank at the end of such years. PaineWebber then calculated the present value of the implied future stock prices and the cumulative projected dividend streams using a range of discount rates between 8.0 to 12.0%. Applying the aforementioned discount rates, growth rates and multiples of earnings, PaineWebber calculated the fully diluted per share value of Firstbank Common Stock to range from approximately $24.91 to $36.24 per share under the 5% growth scenario, $26.82 to $39.01 under the 7% growth scenario and $29.76 to $43.37 under the 10% growth scenario.

           Potential Partner Dilution Analysis. Using publicly available information, PaineWebber estimated the share price that potential partners ("Partner Group") could pay for Firstbank's Common Stock, based on Firstbank's internally estimated 1998 earnings, without diluting the acquirer's estimated 1998 estimated earnings per share based on the median published earnings estimates provided by First Call Research Network as of January 14, 1998. The Partner Group considered by PaineWebber in its analysis consisted of: MBI, US Bancorp, Norwest Corp., National City Corp., Union Planters Corp., Commerce Bancshares Inc., First of America Bank Corp., Magna Group, NationsBank Corp., BancOne Corporation, First Chicago NBD Corp., Huntington Bancshares, Firstar Corporation, Marshall & Ilsley Corporation, Old Kent Financial Corp., and UMB Financial. In this analysis, Firstbank's internally estimated 1998 earnings per share, assuming various cost savings projections based on Firstbank's estimated 1998 non-interest expense, were multiplied by the price-to-earnings multiple of each member of the Partner Group to arrive at the maximum price per share that each member of such group could pay without diluting their respective estimated 1998 earnings. PaineWebber noted that the hypothetical cost savings projections assumed in this analysis are independent of the cost savings assumed by MBI and Firstbank's respective managements as related to their proposed Merger and therefore cannot be used to estimate acquisition prices for Firstbank in the proposed Merger. The cost savings projections assumed in this analysis reflect general assumptions about cost savings that might be attainable but there can be no assurance that any potential partner could achieve such cost savings. The savings assumed to be achieved by the Partner Group depend on a variety of factors which cannot be predicted with certainty, including the timing of the closing of the acquisitions, the pace and success of consolidation and the future results of operations of the new entities. PaineWebber believed that an appropriate use of a Potential Partner Dilution Analysis in this instance would involve qualitative judgments concerning differences between the characteristics of the partners which would affect the acquisition price range. These qualitative judgments made by PaineWebber in connection with its opinion included PaineWebber's views as to the universe of potential buyers and their ability to implement cost savings and business synergies with Firstbank, and, in addition, PaineWebber's views as to the regulatory environment, prospects in various markets in which Firstbank operates and business mix, sources of revenue, and risk profile.

           Pro Forma Merger Analysis. PaineWebber estimated the impact of the proposed Merger on MBI's projected fully diluted estimated earnings per share for 1998, book and tangible book value per share and pro forma dividends per share. In connection with this analysis and as previously discussed, management of Firstbank and MBI confidentially provided PaineWebber with information with regard to projected future earnings. Based on such information and the terms of the proposed Merger, PaineWebber concluded that, for MBI, the Merger could have a dilutive effect (before taking into account various cost savings which could be accomplished upon consolidation of Firstbank's and MBI's operations) on estimated fully diluted earnings per share in 1998 of approximately 2.2%, and, based on financial information at September 30, 1997, would have a dilutive effect to MBI's book value per share of approximately 1.0% and an accretive effect to MBI's tangible book value per share of approximately 3.3%. PaineWebber concluded that for Firstbank, the Merger would have an accretive effect to Firstbank's book value per share of approximately 6.7% and a dilutive effect to Firstbank's tangible book value per share of approximately 16.7%, based on financial information at September 30, 1997.

PaineWebber also concluded that the proposed Merger would have an accretive effect on Firstbank's estimated 1998 earnings per share of approximately 23.2% (before taking into account various cost savings which could be accomplished upon consolidation of Firstbank and MBI's operations) and on Firstbank's dividend per share of approximately 32.5%, based on the current dividend rates for Firstbank and MBI. PaineWebber's analysis of the pro forma effect of the Merger on such per share information for Firstbank was based on a comparison of such current information for Firstbank versus such pro forma per share information for MBI multiplied by the Exchange Ratio. PaineWebber calculated that the proposed Merger would become accretive to MBI's 1998 earnings per share if pre-tax cost savings of greater than approximately $15.4 million could be achieved.

           PaineWebber is an internationally recognized investment banking firm and, as part of its investment banking activities, PaineWebber is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Firstbank Board selected PaineWebber because of its expertise, its reputation and its familiarity with Firstbank and the thrift and banking industries in general.

           PaineWebber has acted as financial advisor to Firstbank in connection with the Merger. As compensation for its services in connection with the Merger, Firstbank has agreed to pay PaineWebber (i) $150,000 upon the signing of the engagement letter dated December 10, 1997, (ii) $500,000 upon the signing of a fairness opinion and (iii) a transaction fee of (a) 0.75% of the final transaction value in the event that the purchase price, on a per share basis, is below $40 per share or (b) 0.80% of the final transaction value in the event that the purchase price, on a per share basis, is equal to or greater than $40 per share, but not less than $4,500,000, payable upon consummation of the Merger (which fee would be approximately $6,147,810 million if calculated as of April 24, 1998, based on 16,610,254 shares of Firstbank Common Stock outstanding as of such date (on a fully diluted basis) and a share price of $55.6875 (the closing price per share for Firstbank Common Stock reported on the NYSE Composite Transactions Tape on April 24, 1998), provided that the actual fee payable upon consummation of the Merger will be calculated based on the actual aggregate consideration as of the Effective Date and not as of April 24, 1998). Firstbank has paid PaineWebber $650,000 to date. Any fees already paid to PaineWebber will be deducted in whole from any transaction fee. In addition, Firstbank has agreed to reimburse PaineWebber for reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify PaineWebber against certain liabilities, including liabilities that may arise under the federal securities law.

           In the ordinary course of its business, PaineWebber actively trades in the securities of Firstbank and MBI for its own account and for the accounts of others and, accordingly, may at any time hold a long or short position in such securities.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

           General. As described below, certain members of Firstbank management and of the Firstbank Board have certain arrangements with respect to certain benefits under existing employment agreements and severance and benefits plans. In addition, the Merger Agreement contains certain provisions relating to the indemnification of Firstbank directors and officers and directors' and officers' liability insurance. The Firstbank Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and transactions contemplated in connection therewith.

           New Employment Agreement. Mark H. Ferguson, Chairman, President, and Chief Executive Officer of Firstbank, entered into an employment agreement with MBI pursuant to which he will be employed by MBI or its affiliates following the consummation of the Merger.

           Pursuant to Mr. Ferguson's employment agreement, Mr. Ferguson will serve as the Chairman, President and Chief Executive Officer of MBI's banking franchise in Illinois (except with respect to Madison, St. Clair, Monroe, and Jo Davies counties) and will serve additionally as a member of the board of directors of the banks comprising such franchise. In consideration of such services, Mr. Ferguson will receive an annual base salary of not less than $425,000, inclusive of all customary directors' fees. Mr. Ferguson also will be eligible to receive an annual bonus for each of the three years in an amount to be determined by the Board of Directors of MBI, initially up to 40% of his base salary, but in no event less than $125,000 in 1998. In addition to the base salary and annual bonus, Mr. Ferguson will receive a restricted stock grant of 50,000 shares of MBI Common Stock, which will vest as follows: (i) 20,000 shares on the third anniversary of the Effective Time; (ii) 15,000 shares on the fourth anniversary of the Effective Time; and (iii)15,000 shares on the fifth anniversary of the Effective Time; provided that he is in the employ of MBI as of each such applicable date.

           Pursuant to Mr. Ferguson's employment agreement, MBI will assume all of Firstbank's obligations under that certain severance compensation agreement between Mr. Ferguson and Firstbank, dated December 26, 1997 (the "Severance Agreement") until the earlier to occur of the third anniversary of the Effective Time or Mr. Ferguson's termination by MBI or payment of all obligations under the Severance Agreement. Under the Severance Agreement as assumed by MBI, if Mr. Ferguson's employment with MBI is terminated involuntarily by MBI other than for "cause" (as defined in the Severance Agreement), or if Mr. Ferguson voluntarily terminates his employment with MBI for any reason, in each case within three years after the Merger, or if such termination otherwise results from a Change in Control (as defined in the Severance Agreement), MBI shall (i) pay to Mr. Ferguson an amount equal to three times the sum of (a) the higher of his annual base salary as of the date of termination or his annual base salary as of the effective date of the Change in Control, plus (b) the highest bonus paid to him with respect to the three fiscal years of MBI or Firstbank immediately preceding the effective date of the Change in Control, which amount shall be paid in a lump sum to Mr. Ferguson as soon as practicable after the date of termination; and (ii) continue to pay for 24 months any premiums (to the extent such premiums are due) for Mr. Ferguson's health, dental, disability, and life insurance paid prior to such date of termination. In addition, if payments under the Severance Agreement cause Mr. Ferguson to become liable for any excise tax with respect to such payments, Mr. Ferguson will be reimbursed in such amount plus any additional amount equal to the taxes on the reimbursed amount.

           Existing Employment and Severance Agreements. On January 2, 1997, Firstbank purchased certain of the assets of Zemenick & Walker, Inc., a registered investment advisory firm, partially owned by Richard E. Zemenick, a director of Firstbank. As a part of that transaction, Mr. Zemenick entered into an employment agreement with a subsidiary of Firstbank (also named Zemenick & Walker, Inc.) that provides for Mr. Zemenick to render services to the subsidiary in connection with its operation of the assets acquired by Firstbank from Zemenick & Walker, Inc. The employment agreement provides, among other things, for a multiple-year term, a base salary for Mr. Zemenick of $250,000 annually, plus an annual bonus based upon total revenues of the subsidiary, and a covenant by Mr. Zemenick not to engage in a broad range of competitive activities for a period generally lasting five years after termination of his employment.

           Mr. Zemenick's employment agreement has certain provisions which become operative only upon a Change in Control (as defined in his employment agreement). The Merger will constitute such a Change in Control. Among other things, after a Change in Control Mr. Zemenick may terminate his employment at any time without advance notice, and in such circumstances will be paid the remainder of his base salary through the end of the calendar year in which his employment terminates. Additionally, Mr. Zemenick, upon a Change in Control, will no longer be bound by his restrictive covenants regarding competition with respect to clients of Zemenick & Walker, Inc. to whom services were rendered prior to January 2, 1997. See "EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL" for information regarding severance agreements between Firstbank and certain executive officers.

           Indemnification and Insurance. Under the Merger Agreement, MBI agreed to (i) indemnify and hold harmless the past and present employees, agents, directors or officers of Firstbank or its subsidiaries for all acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless by Firstbank as of the date of the Merger Agreement (whether by operation of Firstbank's or one of its subsidiaries' certificate or articles of incorporation, corporate resolution, contract or similar agreement or by operation of law), and (ii) assume the obligations of Firstbank with respect to directors' and officers' insurance under its prior acquisition agreements, which obligations are set forth in the Merger Agreement. In addition, MBI agreed under the Merger Agreement to provide, for a period of not less than six years after the Effective Time, an insurance and indemnification policy that provides the officers and directors of Firstbank and its subsidiaries in office immediately prior to the Effective Time coverage no less favorable than the coverage provided by MBI to MBI's directors and officers as of the date of the Merger Agreement.


CONDITIONS OF THE MERGER

           The respective obligations of MBI and Firstbank to consummate the Merger are subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                      (i) The Merger Agreement shall have received the requisite approval of Firstbank Stockholders.

                      (ii) All requisite approvals of the Merger Agreement and the transactions contemplated thereby shall have been received from the Federal Reserve Board, and any other necessary governmental or regulatory authority or agency (collectively, the "Regulatory Authorities").

                      (iii) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                      (iv) Neither MBI nor Firstbank shall be subject to any order, decree or injunction, and there shall be no pending or threatened order, decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any of the transactions related thereto.

                      (v) There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens in a material way to prohibit consummation of, or which otherwise materially adversely affects the Merger or any of the transactions contemplated in the Merger Agreement.

                      (vi) Each of MBI and Firstbank shall have received, from counsel reasonably satisfactory to the recipient, an opinion, dated the Closing Date, reasonably satisfactory in form and substance to the recipient, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Firstbank Stockholders who receive solely MBI Common Stock in exchange for shares of Firstbank Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in MBI Common Stock).

           Firstbank's obligation to effect the Merger is subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                      (i) The representations and warranties of MBI set forth in
           Article III of the Merger Agreement shall be true and correct in all respects as of January 30, 1998 and as of the Effective Time (as though made on and as of the Effective Time except (A) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (B) for the effect of transactions contemplated by the Merger Agreement), except for such failures to be true and correct as would not have and could not reasonably be expected to have, in the aggregate, a material adverse effect on the condition of MBI and its subsidiaries, taken as a whole.

                      (ii) MBI shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement prior to the Effective Time.

                      (iii) Firstbank shall have received a certificate of the Chairman or Vice Chairman of MBI as to the satisfaction of the conditions set forth in clauses (i) and (ii).

           MBI's obligation to effect the Merger is subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                      (i) The representations and warranties of Firstbank set forth in Article II of the Merger Agreement shall be true and correct in all respects as of January 30, 1998 and as of the Effective Time (as though made on and as of the Effective Time except (A) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (B) for the effect of transactions contemplated by the Merger Agreement), except for such failures to be true and correct as would not have and could not reasonably be expected to have, in the aggregate, a material adverse effect on the condition of MBI and its subsidiaries, taken as a whole.

                      (ii) Firstbank shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement prior to the Effective Time.

                      (iii) MBI shall have received certificates of the Chairman and the President of Firstbank and a certificate of the Chief Financial Officer of Firstbank as to the satisfaction of the conditions set forth in clauses (i) and (ii).

                      (iv) MBI shall have received as soon as practicable after January 30, 1998 an opinion of KPMG Peat Marwick LLP, reasonably satisfactory in form and substance to MBI, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall not have been withdrawn.

                      (v) Firstbank shall have divested or shall have entered into binding agreements to divest, in each case on a basis reasonably acceptable to MBI and as required by applicable law or by any Regulatory Authority, the Missouri bank subsidiaries of Firstbank.


TERMINATION OF THE MERGER AGREEMENT

           The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after Stockholder Approval: (i) by mutual consent of the Executive Committee of the MBI Board (the "MBI Executive Committee") and the Firstbank Board; (ii) by the MBI Executive Committee or the Firstbank Board (A) at any time after January 27, 1999 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement), (B) if the Federal Reserve Board has denied approval of the Merger and such denial has become final and nonappealable or (C) if Firstbank Stockholders shall not have approved the Merger Agreement at the Annual Meeting following a favorable recommendation of the Firstbank Board; (iii) by the MBI Executive Committee in the event of a material breach by Firstbank of the Merger Agreement, which breach is not cured within 30 days after written notice thereof to Firstbank by MBI; (iv) by the Firstbank Board in the event of a material breach by MBI of the Merger Agreement, which breach is not cured within 30 days after written notice thereof is given to MBI by Firstbank; or (v) by the MBI Executive Committee in the event that costs, if any, of remedial or other corrective actions or measures with regard to specified properties exceed $7,000,000.

           No assurance can be given that the Merger will be consummated, that MBI and Firstbank will not mutually agree to terminate the Merger Agreement or that either MBI or Firstbank will not elect to terminate the Merger Agreement if the Merger has not been consummated on or before January 27, 1999.


REGULATORY APPROVAL

           The obligations of the parties to effect the Merger are subject to prior approval of the Federal Reserve Board and any other necessary Regulatory Authority.

           The Merger is subject to the prior approval of the Federal Reserve Board under the BHCA. Under the BHCA, the Federal Reserve Board is required, in approving transactions such as the Merger, to take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of MBI and its bank subsidiaries following the Merger.

           The BHCA prohibits the Federal Reserve Board from approving the Merger if the Merger would result in a monopoly, or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize, the business of banking in any part of the United States, if the effect of the Merger in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if the Merger would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of transactions in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions.

           Under the BHCA, the Merger may not be consummated until the 30th day following the date of Federal Reserve Board approval (or, if the United States Department of Justice (the "DOJ") has not submitted adverse comments with respect to competitive factors, the 15th day), during which time the DOJ may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board's approval unless a court specifically orders otherwise.

           The BHCA provides for the publication of notice and public comment on the applications and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

           MBI is also required to file a change in control application with the Illinois Office of Banks and Real Estate.

           MBI and Firstbank have filed (or will promptly file) all applications and notices, and have taken (or will promptly take) other appropriate action with respect to any requisite approvals or other action of any Regulatory Authority. MBI and Firstbank are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought.

           THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCE THAT ANY NECESSARY APPROVALS OR ACTIONS WILL BE RECEIVED OR TAKEN, AS TO THE TIMING OF SUCH APPROVALS OR ACTIONS, OR THAT ANY APPROVALS OR ACTIONS WILL NOT BE CONDITIONED IN A MANNER THAT WOULD CAUSE THE PARTIES TO ABANDON THE MERGER. IN ADDITION, THERE CAN BE NO ASSURANCE THAT ACTION WILL NOT BE BROUGHT CHALLENGING SUCH APPROVALS OR ACTIONS, OR, IF SUCH A CHALLENGE IS BROUGHT, AS TO THE RESULT THEREOF. See " -- Closing and Effective Time," " -- Conditions of the Merger," " -- Waiver and Amendment" and " --Termination of the Merger Agreement" and "SUPERVISION AND REGULATION."

           In addition, upon consummation of the Merger, applicable Missouri law requires MBI to divest itself of two bank subsidiaries of Firstbank. Such divestitures must be completed within 90 days of the Effective Time. See " -- Management and Operations After the Merger; Operations after the Merger" and "PRO FORMA FINANCIAL INFORMATION - Mercantile Bancorporation Inc. -- Pro Forma Combined Consolidated Balance Sheet For the Year Ended December 31, 1997."


BUSINESS PENDING THE MERGER

           From January 30, 1998 to the Effective Time, each of MBI and Firstbank agreed, and agreed to cause each of their respective subsidiaries, to conduct its business according to the ordinary and usual course consistent with past practices and to use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

           Pursuant to the Merger Agreement, Firstbank has agreed not to, and to cause each of its subsidiaries not to, except as provided in the Merger Agreement or with the prior written consent of MBI:

                      (i) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a subsidiary of Firstbank to Firstbank or another subsidiary of Firstbank), except that Firstbank may declare and pay cash dividends on the Firstbank Common Stock equal to the product of (A) the Exchange Ratio and (B) the amount of the dividends per share declared by the Board of Directors of MBI; provided further, however, that Firstbank shall not declare or pay a quarterly dividend for any quarter in which Firstbank Stockholders will be entitled to receive a regular quarterly dividend on the shares of MBI Common Stock to be issued in the Merger;

                      (ii) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of Firstbank's employee benefit plans specified in the Merger Agreement or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract;

                      (iii) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

                      (iv) propose or adopt any amendments to its certificate or articles of incorporation, association or other charter document or by-laws;

                      (v) issue, sell, grant, confer or award any of its Equity Securities (as defined in the Merger Agreement) (except that Firstbank may (A) issue shares of Firstbank Common Stock upon exercise of Firstbank Stock Options outstanding on January 30, 1998, and (B) issue shares of Firstbank Common Stock purchased by Firstbank on the open market for such purpose, and only such shares, pursuant to its dividend reinvestment plan) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on January 30, 1998;

                      (vi) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                      (vii) without first consulting with MBI and MBI not objecting to such action in writing, enter into, renew or increase any loan or credit commitment (including standby letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "lend to") in an amount in excess of $3,000,000, or in an amount which, or when aggregated with any and all loans or credit commitments to such person or entity, would be in excess of $3,000,000, provided that Firstbank and its subsidiaries are not prohibited from (A) honoring any contractual obligations in existence as of January 30, 1998, and (B) increasing the aggregate amount of any credit facilities established as of January 30, 1998, beyond $3,000,000, provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of 5% of such credit facility or $100,000;

                      (viii) directly or indirectly (including through its officers, directors, employees or other representatives), initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Firstbank or any Firstbank subsidiary or the acquisition of Equity Securities of Firstbank or any Firstbank subsidiary or the merger of Firstbank or any Firstbank subsidiary with any person (other than MBI) or any similar transaction (each such transaction being referred to as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Firstbank agreed to promptly notify MBI orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction;

                      (ix) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or the ability of MBI or Firstbank to obtain any approval of any Regulatory Authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement or (B) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (C) prevent the Merger from qualifying for pooling-of-interests accounting treatment;

                      (x) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, or, pay without prior approval of MBI, which will not be unreasonably withheld, any fees and expenses to attorneys, accountants or investment bankers in connection with the Merger in excess of the amount set forth in the Merger Agreement;

                      (xi) materially restructure or materially change its investment securities portfolio, without prior written consent of MBI, which consent will not be unreasonably withheld or delayed, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported or execute any individual investment transaction for its own account (A) in securities backed by the full faith and credit of the United States or an agency thereof in excess of $10,000,000 and (B) in any other investment securities in excess of $1,000,000; or

                      (xii) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties of Firstbank in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

           The Merger Agreement further provides that, from January 30, 1998 to the Effective Time, except as provided in the Merger Agreement, MBI has agreed not to, and to cause each of its subsidiaries not to, without the prior written consent of Firstbank:

                      (i) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the MBI subsidiaries to MBI or to another of the MBI subsidiaries), except that MBI may pay its regular quarterly dividends in amounts as it will determine from time to time;

                      (ii) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by the Merger Agreement or the ability of Firstbank or MBI to obtain any approval of any Regulatory Authority required for the transactions contemplated by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement, (B) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (C) unless MBI shall have waived the condition set forth in Section 6.03 of the Merger Agreement, prevent the Merger from qualifying for pooling-of-interests accounting treatment; or

                      (iii) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and warranties in the Merger Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.


WAIVER AND AMENDMENT

           Any term, condition or provision of the Merger Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. The Merger Agreement may be amended by or on behalf of the MBI Board and the Firstbank Board at any time before or after Stockholder Approval, by an instrument in writing signed on behalf of each party; provided that after Stockholder Approval no such modification may alter or change the amount or kind of consideration to be received by holders of Firstbank Common Stock in the Merger.


ACCOUNTING TREATMENT

           It is intended that the Merger will be accounted for as a "pooling-of-interests" under generally accepted accounting principles.
Receipt of an opinion by KPMG Peat Marwick LLP, MBI's independent accountants, to such effect is a condition to MBI's obligation to consummate the Merger. The unaudited pro forma data included herein reflects the pooling-of-interests method of accounting. See "SUMMARY INFORMATION -- Comparative Unaudited Per Share Data" and " -- Summary Financial Data" and "PRO FORMA FINANCIAL INFORMATION."


MANAGEMENT AND OPERATIONS AFTER THE MERGER

           General. Merger Sub, a wholly owned subsidiary of MBI, will be the surviving corporation resulting from the Merger. Merger Sub will be governed by the laws of the State of Missouri and will operate in accordance with the articles of incorporation and by-laws of Merger Sub as in effect immediately prior to the Merger, until otherwise amended or repealed after the Effective Time.

           Management. In connection with the proposed Merger, Mark H. Ferguson, Chairman, President, and Chief Executive Officer of Firstbank, has entered into an employment agreement with MBI pursuant to which he will continue to be employed by MBI or its affiliates following the consummation of the Merger. Pursuant to Mr. Ferguson's employment agreement, in addition to certain other terms and conditions, Mr. Ferguson will serve as the Chairman, President, and Chief Executive Officer of MBI's banking franchise in Illinois (except with respect to Madison, St. Clair, Monroe, and Jo Davies counties) and will serve additionally as a member of the Board of Directors of the banks comprising such franchise. See " - Interests of Certain Persons in the Merger; Employment Agreements."

           Operations after the Merger. Following the Merger and subject to necessary preparations for systems integration, MBI intends to combine the operations and, subject to required regulatory approvals, to merge subsidiary banks of MBI and Firstbank and to consolidate the operations of other subsidiaries of MBI and Firstbank that provide similar services. Receipt of such regulatory approvals is not a condition to the Merger.

           In order to comply with the law of the State of Missouri relating to the percentage of the State's deposits that may be held by a bank holding company seeking to obtain control of a Missouri banking institution, Firstbank is soliciting indications of interest in Colonial Bank and Duschesne Bank, both of which are Missouri banking institutions owned by Firstbank. If the Merger is consummated, both such banks must be sold within 90 days of the Effective Time. See " -- Regulatory Approval" and "PRO FORMA FINANCIAL INFORMATION - Mercantile Bancorporation Inc. - Pro Forma Combined Consolidated Balance Sheet For the Year Ended December 31, 1997."

           At or following the Effective Time, MBI may merge or otherwise consolidate legal entities to the extent desirable for regulatory or other reasons.


EMPLOYEE BENEFITS

           MBI has not agreed to continue the employment of any Firstbank employee other than Mr. Ferguson. With respect to employees who continue their employment with MBI (except as mentioned in the preceding sentence), MBI has not agreed to any minimum period of employment, and such employment will be solely at the will of MBI on the same basis as other MBI employees without contractual rights of employment. MBI has agreed, however, that Firstbank's pension, retirement, savings, profit sharing, medical, vacation, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements ("Firstbank Plans") will not be terminated as a result of the Merger but will continue after the Merger as plans of Merger Sub until such time as employees of Firstbank and its subsidiaries are integrated into MBI's plans. Mercantile has agreed to take such steps as are necessary for integration as soon as practicable after the Effective Time, (i) with full credit for prior service with Firstbank or its subsidiaries for all purposes other than determining the amount of benefit accruals under any MBI defined benefit plan (provided that in no event will benefits as of the Effective Time under any Firstbank Plan be extinguished), (ii) without waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and
(iii) with full credit
for claims arising prior to the Effective time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated.

ABSENCE OF DISSENTERS' APPRAISAL RIGHTS

           Firstbank Stockholders do not have appraisal rights under the Delaware General Corporation Law or any other statute in connection with the Merger. See " INFORMATION REGARDING MBI COMMON STOCK - Comparison of the Rights of Shareholders of MBI and Stockholders of Firstbank; Dissenters' Rights."

              CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

           The following discussion summarizes the material anticipated federal income tax consequences of the Merger to Firstbank Stockholders. The discussion does not address all aspects of federal taxation that may be relevant to particular Firstbank Stockholders, and it may not be applicable to Firstbank Stockholders who, for federal income tax purposes, are subject to special treatment, such as nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates, insurance companies, tax-exempt organizations, financial institutions, dealers in securities, persons who acquired their Firstbank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and persons who hold shares of Firstbank Common Stock as part of a hedge, straddle or conversion transaction. The discussion does not address the effect of any applicable state, local or foreign tax laws or any federal tax laws other than those pertaining to the income tax. EACH FIRSTBANK STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER.

           This discussion is based on the Code and current regulations, administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to Firstbank Stockholders discussed herein. This discussion is also based on certain assumptions regarding the factual circumstances that will exist at the Effective Time, including certain representations made by MBI and Firstbank. This discussion assumes that Firstbank Stockholders hold their Firstbank Common Stock as a capital asset within the meaning of Section 1221 of the Code.

           The obligations of each of MBI and Firstbank to effect the Merger are conditioned upon receipt by MBI and Firstbank of an opinion of counsel reasonably acceptable to the recipient, dated as of the Closing Date, substantially to the effect that, for federal income tax purposes, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the Firstbank Stockholders who receive solely MBI Common Stock in exchange for shares of Firstbank Common Stock (except with respect to cash received in lieu of a fractional share interest in MBI Common Stock).

           MBI and Firstbank, respectively, have received opinions of Wachtell, Lipton, Rosen & Katz, special counsel to MBI, and Suelthaus & Walsh, P.C., special counsel to Firstbank, each dated as of the date of this Proxy Statement/Prospectus, to the foregoing effect. Accordingly, the material federal income tax consequences expected to result from the Merger, under currently applicable law, are as follows:

                      (i) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

                      (ii) No gain or loss will be recognized by Firstbank or MBI as a result of the Merger.

                      (iii) Firstbank Stockholders who receive solely shares of MBI Common Stock in exchange for their Firstbank Common Stock pursuant to the Merger will recognize no gain or loss, except with respect to cash received in lieu of fractional shares, if any, as discussed below.

                      (iv) The aggregate adjusted tax basis of the shares of MBI Common Stock received by each Firstbank stockholder in the Merger (including any fractional share of MBI Common Stock deemed to be received, as described below), will be equal to the aggregate adjusted tax basis of the shares of Firstbank Common Stock surrendered therefor.


                      (v) The holding period of the shares of MBI Common Stock (including any fractional share of MBI Common Stock deemed to be received, as described below) will include the holding period of the shares of Firstbank Common Stock exchanged therefor.

                      (vi) A Firstbank Stockholder who receives cash in the Merger in lieu of a fractional share of MBI Common Stock should be treated as if the fractional share had been received in the Merger and then redeemed by MBI in return for the cash. The receipt of such cash should generally cause the recipient to recognize capital gain or loss equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis allocable to the fractional share. Such capital gain or loss will be long-term capital gain or loss if the holder's holding period (determined as described in paragraph (v) above) is more than one year. In the case of an individual holder, any such capital gain will be subject to tax at a maximum rate of 28% if the holder's holding period is more than one year but not more than 18 months and at a maximum rate of 20% if the holder's holding period is more than 18 months.

                         PRO FORMA FINANCIAL INFORMATION


COMPARATIVE UNAUDITED PER SHARE DATA

           The following table sets forth for the periods indicated selected historical per share data of MBI and Firstbank and the corresponding pro forma and pro forma equivalent per share amounts giving effect to the proposed Merger and the proposed acquisitions of CBT and Financial Services (the "Other Acquisitions"). The data presented is based upon the consolidated financial statements and related notes of MBI and the consolidated financial statements and related notes of Firstbank included in this Proxy Statement/Prospectus or in documents prepared by the respective companies and provided to MBI, and the pro forma combined consolidated balance sheet and income statements, including the notes thereto, appearing elsewhere herein. This information should be read in conjunction with such historical and pro forma financial statements and related notes thereto. The assumptions used in the preparation of this table appear in the notes to the pro forma financial information appearing elsewhere in the Proxy Statement/Prospectus. See " -- Pro Forma Combined Consolidated Financial Statements (Unaudited)." This data is not necessarily indicative of the results of the future operations of the combined organization or the actual results that would have occurred if the Merger or the Other Acquisitions had been consummated prior to the periods indicated.

                                                                        MBI/            MBI/              MBI/            MBI/
                                                                      FIRSTBANK       FIRSTBANK       ALL ENTITIES    ALL ENTITIES
                                                 MBI     FIRSTBANK    PRO FORMA       PRO FORMA        PRO FORMA       PRO FORMA
                                              REPORTED    REPORTED    COMBINED(2)    EQUIVALENT(3)      COMBINED      EQUIVALENT(3)
Book Value per Share:
  December 31, 1997(1), (4) ................   $18.47      $14.77      $17.83          $14.81           $17.77          $14.76
Cash Dividends Declared per
Common Share:
  Year ended December 31, 1997 .............    1.148        0.72       1.148             .95            1.148             .95
Earnings per Share:
  Year ended December 31, 1997 -- Basic ....     1.68        1.90        1.74            1.45             1.45            1.20
  Year ended December 31, 1997 -- Diluted ..     1.65        1.86        1.70            1.41             1.42            1.18
Market Price per Common Share:
  January 30, 1998(5) ......................    50.50       38.00       50.50           41.96            50.50           41.96
  ______, 1998(5) ..........................

-------------------

(1) Includes the effect of pro forma adjustments for Firstbank as appropriate.

(2) Includes the effect of pro forma adjustments for Firstbank, CBT and Roosevelt as appropriate. Due to the immateriality of the financial condition and results of operations of Horizon Bancorp Inc. ("Horizon"), HomeCorp Inc. ("HomeCorp") and Financial Services to that of MBI, does not include the effect of pro forma adjustments of Horizon, HomeCorp and Financial Services. The unaudited pro forma comparative per share data combines the financial information of MBI with the financial information of Firstbank, each as of and for the fiscal years ended December 31, 1997, 1996 and 1995. See " - Notes to Pro Forma Combined Consolidated Financial Statements (Unaudited)."

(3) Based upon the pro forma combined per share amounts multiplied by .8308, the Exchange Ratio applicable to one share of Firstbank Common Stock.

(4)        Based upon the following number of shares outstanding as of December
           31, 1997:

              Shares of MBI Common Stock, as reported.................................              130,508,090
              Aggregate number of shares of MBI Common Stock to be issued in the
                   Merger, net of treasury shares.....................................               12,419,819
                                                                                                    -----------
              MBI/Firstbank Pro Forma Combined........................................              142,927,909
              Aggregate number of shares of MBI Common Stock to be issued in the
                   Merger with CBT, net of treasury shares............................                4,864,429
                                                                                                    -----------
              MBI/All Entities Pro Forma Combined.....................................              147,792,338
                                                                                                    ===========

(5) The market values of MBI Common Stock and Firstbank Common Stock were determined as of the last trading day preceding the public announcement of the Merger and as of the most recent practicable date prior to the mailing of this Proxy Statement/Prospectus based on the last sales price as reported on the NYSE Composite Tape or Nasdaq.


PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

           RECENT ACQUISITIONS. MBI has completed or announced a number of acquisitions during the years covered by the pro forma financial statements that follow. Set forth below is a table that summarizes such completed and pending acquisitions, including the name of the acquired entity, the date of consummation of the acquisition, the assets and deposits of the acquired entities at the date of consummation for the completed acquisitions, the assets and deposits at December 31, 1997 for pending acquisitions; the consideration paid in cash and/or shares of MBI Common Stock and the accounting method utilized.

                  ACQUISITIONS COMPLETED BY MBI (1995-PRESENT)

                                                                                             CONSIDERATION
                                                                                       --------------------------    ACCOUNTING
   NAME                                        DATE          ASSETS       DEPOSITS       CASH       GROSS SHARES       METHOD
   ----                                   -------------    ----------    ----------    --------     -------------    ----------
                                                                         (DOLLARS IN THOUSANDS)
HomeCorp, Inc...........................   Mar. 2, 1998    $  335,137    $  309,157    $     14        854,760       Pooling(1)
Horizon Bancorp, Inc....................   Feb. 2, 1998       536,507       454,230           2      2,549,970       Pooling(1)
Roosevelt Financial Group, Inc..........   July 1, 1997     7,251,985     5,317,514     374,477     18,948,884       Purchase
Mark Twain Bancshares, Inc..............  Apr. 25, 1997     3,227,972     2,519,474          73     24,088,713       Pooling
Regional Bancshares, Inc................   Mar. 5, 1997       171,979       135,954      12,300        900,625       Purchase
TODAY'S Bancorp, Inc....................   Nov. 7, 1996       501,418       432,104      34,912      1,690,587       Purchase
First Financial Corporation of America..   Nov. 1, 1996        87,649        76,791       3,253        388,113       Purchase
Peoples State Bank......................  Aug. 22, 1996        95,657        75,149          --        488,756       Purchase
Metro Savings Bank, F.S.B...............   Mar. 7, 1996        80,857        73,843           5        296,853       Purchase
Security Bank of Conway, F.S.B..........   Feb. 9, 1996       102,502        89,697           1        482,946       Purchase
Hawkeye Bancorporation..................   Jan. 2, 1996     1,978,540     1,739,811          80     11,838,294       Pooling
First Sterling Bancorp, Inc.............   Jan. 2, 1996       167,610       147,588           1        782,126       Pooling(1)
Southwest Bancshares, Inc...............   Aug. 1, 1995       187,701       155,628           1      1,012,463       Pooling(1)
AmeriFirst Bancorporation, Inc..........   Aug. 1, 1995       155,521       130,179           1        992,034       Pooling(1)
Plains Spirit Financial Corporation.....   July 7, 1995       400,754       276,887       6,697      1,951,770       Purchase
TCBankshares, Inc.......................    May 1, 1995     1,422,798     1,217,740          --      7,124,999(2)    Pooling
Central Mortgage Bancshares, Inc........    May 1, 1995       654,584       571,105           8      3,806,585       Pooling
UNSL Financial Corp.....................   Jan. 3, 1995       508,346       380,716          11      2,367,161       Pooling
Wedge Bank..............................   Jan. 3, 1995       195,716       152,865           1      1,454,931       Pooling(1)

                           PENDING ACQUISITIONS BY MBI

CBT Corporation........................   3rd Qtr. 1998      1,078,475       746,520                 5,399,763(3)    Pooling
Firstbank of Illinois Co...............   3rd Qtr. 1998      2,281,818     1,982,046                13,799,799(3)    Pooling
Financial Services Corporation of the
   Midwest.............................   3rd Qtr. 1998        518,046       408,995                 2,077,000(3)    Pooling

---------------

(1) The historical financial statements of MBI were not restated for the acquisition due to the immateriality of the acquiree's financial condition and results of operations to those of MBI.

(2) In addition to MBI Common Stock issued, MBI assumed, through an exchange, the outstanding, non-convertible preferred stock of TCBankshares, Inc. Such preferred stock was redeemed in the first quarter of 1996.

(3)        Estimated number of shares to be issued in acquisition.


           The following unaudited pro forma combined consolidated balance sheet gives effect to the proposed Merger as if it were consummated on December 31, 1997.

           The unaudited pro forma combined consolidated financial statements should be read in conjunction with the accompanying Notes to the Pro Forma Combined Consolidated Financial Statements (Unaudited). These pro forma combined consolidated financial statements may not be indicative of the results of operations that actually would have occurred if the proposed acquisitions had been consummated on the dates assumed above or of the results of operations that may be achieved in the future.

                         MERCANTILE BANCORPORATION INC.
                  PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (THOUSANDS)

                                                                                               COLONIAL                 MBI
                                                                                               BANK AND              FIRSTBANK
                                                                                               DUCHESNE          PRO FORMA COMBINED
                                                                             FIRSTBANK           BANK               CONSOLIDATED
                                                MBI (1)       FIRSTBANK     ADJUSTMENTS      DIVESTITURES(6)
                                             -----------     ----------    -------------     ------------        ------------------
ASSETS
    Cash and due from banks                  $ 1,171,727     $  104,339    $    (69,689)(2)    $ 12,366             $ 1,185,293
                                                                                (33,450)(5)
    Due from banks - interest bearing            240,578          3,545             --             (198)                243,925
    Federal funds sold and repurchase
      agreements                                 292,384              0             --           (4,200)                288,184
    Investments in debt and equity
      securities
       Trading                                    70,486              0             --                0                  70,486
       Available-for-sale                      7,225,638        628,322             --          (74,035)              7,779,925
       Held-to-maturity                          249,434         26,824             --           (4,908)                271,350
                                             -----------     ----------    -------------     -----------            -----------
           Total                             $ 7,545,558     $  655,146    $          0      $  (78,943)            $ 8,121,761
    Loans and leases                          19,199,917      1,427,304             --         (213,816)             20,413,405
    Reserve for possible loan losses            (254,983)       (19,939)         (5,000)(5)       3,145                (276,777)
                                             -----------     ----------    -------------     -----------            -----------
           Net Loans and Leases              $18,944,934     $1,407,365    $     (5,000)     $ (210,671)            $20,136,628
    Intangible assets                            807,666         24,768                               0                 832,434
    Other assets                                 952,564         86,655         232,573 (3)      (8,994)              1,030,225
                                                                               (232,573)(4)


                                             -----------     ----------    -------------     -----------            -----------
                  Total Assets               $29,955,411     $2,281,818    $   (108,139)      ($290,640)            $31,838,450
                                             ===========     ==========    =============     ===========            ===========
LIABILITIES
    Deposits
       Non-interest bearing                  $ 3,586,011     $  300,166             --       $  (60,879)            $ 3,825,298
       Interest bearing                       17,908,477      1,681,880             --         (227,901)             19,362,456
       Foreign                                   585,439              0             --                0                 585,439
                                             -----------     ----------    -------------     -----------            -----------
                  Total Deposits             $22,079,927     $1,982,046    $          0      $ (288,780)            $23,773,193
                                             ===========     ==========    =============     ===========            ===========
    Short-term borrowings                      3,465,822         47,266             --             (223)              3,512,865
    Bank notes                                   175,000              0             --                0                 175,000
    Long-term debt                             1,319,153              2             --                0               1,319,155
    Company-obligated mandatorily
       redeemable preferred securities
       of Mercantile Capital Trust I             150,000              0             --                0                 150,000
    Other liabilities                            355,340         19,931         (13,842)(5)      (1,637)                359,792
                                             -----------     ----------    -------------     -----------            -----------
                  Total Liabilities          $27,545,242     $2,049,245    $    (13,842)     $ (290,640)            $29,290,005
                                             ===========     ==========    =============     ===========            ===========


                                                                                   ALL ENTITIES
                                                                                     PRO FORMA
                                                                     CBT             COMBINED
                                                   CBT           ADJUSTMENTS       CONSOLIDATED
                                               ----------       -------------      ------------
ASSETS
    Cash and due from banks                    $   52,870         $  (28,240)(7)    $ 1,193,473
                                                                     (16,450)(5)
    Due from banks - interest bearing                   0                               243,925
    Federal funds sold and repurchase
      Agreements                                        0                               288,184
    Investments in debt and equity
      securities
       Trading                                          0                --              70,486
       Available-for-sale                         203,923                --           7,983,848
       Held-to-maturity                            60,146                --             331,496
                                               ----------       -------------      ------------
           Total                                  264,069                  0          8,385,830
    Loans and leases                              731,194                            21,144,599
    Reserve for possible loan losses               (9,243)            (5,100)(5)       (291,120)
                                               ----------       -------------      ------------
           Net Loans and Leases                   721,951             (5,100)        20,853,479
    Intangible assets                               5,802                               838,236
    Other assets                                   33,783            120,080 (8)      1,064,008
                                                                    (120,080)(9)


                                               ----------       -------------      ------------
                  Total Assets                 $1,078,475          ($ 49,790)       $32,867,135
                                               ==========       =============      ============

LIABILITIES
    Deposits
       Non-interest bearing                    $   79,540                --         $ 3,904,838
       Interest bearing                           666,980                --          20,029,436
       Foreign                                          0                --             585,439
                                               ----------       -------------      ------------
                  Total Deposits               $  746,520       $          0       $ 24,519,713
                                               ==========       =============      ============
    Short-term borrowings                         147,507                --           3,660,372
    Bank notes                                          0                --             175,000
    Long-term debt                                 48,990                --           1,368,145
    Company-obligated mandatorily
       redeemable preferred securities
       of Mercantile Capital Trust I                    0                               150,000
    Other liabilities                              15,378             (7,758)(5)        367,412
                                               ----------       -------------      ------------
                  Total Liabilities            $  958,395       $     (7,758)      $ 30,240,642
                                               ==========       =============      ============

                         MERCANTILE BANCORPORATION INC.
           PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET -- CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                   (THOUSANDS)

                                                                             COLONIAL             MBI
                                                                             BANK AND           FIRSTBANK
                                                                             DUCHESNE           PRO FORMA
                                                            FIRSTBANK          BANK             COMBINED
                                  MBI(1)     FIRSTBANK     ADJUSTMENTS     DIVESTITURES(6)    CONSOLIDATED         CBT
                               -----------   ----------    -----------     ---------------    -------------    ----------
SHAREHOLDERS' EQUITY
  Common stock                 $     1,307   $   15,794    $    124 (3)         --            $       1,431    $    4,100
                                                            (15,794)(4)                                  --            --
  Capital surplus                  940,197       41,980     (13,127)(3)         --                  927,070        16,043
                                                            (41,980)(4)         --                       --            --
  Retained earnings                  1,474,     175,887     175,887 (3)         --                1,625,949        99,937
                                                           (175,887)(4)
                                         5                  (24,608)(5)

                                      5670
  Treasury stock                    (6,005)      (1,088)    (69,689)(2)         --                                      0
                                                             69,689 (3)         --
                                                              1,088 (4)         --                   (6,005)
                               -----------   ----------   ---------        ---------          -------------    ----------
     Total Shareholders'       $ 2,410,169   $  232,573   ($ 94,297)               0          $   2,548,445    $  120,080
     Equity
                               ===========   ==========   =========        =========          =============    ==========
     Total Liabilities and
     Shareholder's Equity      $29,955,411   $2,281,818   ($108,139)       ($290,640)         $  31,838,450    $1,078,475
                               ===========   ==========   =========        =========          =============    ==========


                                                  ALL ENTITIES
                                                    PRO FORMA
                                      CBT           COMBINED
                                  ADJUSTMENTS     CONSOLIDATED
                                  -----------     ------------
SHAREHOLDERS' EQUITY
  Common stock                   $     49 (8)     $     1,480
                                   (4,100)(9)
  Capital surplus                  (8,146)(8)         918,924
                                  (16,043)(9)
  Retained earnings                99,937 (8)       1,712,094
                                  (99,937)(9)
                                  (13,792)(5)


  Treasury stock                  (28,240)(7)          (6,005)
                                   28,240 (8)

                                 --------         -----------
     Total Shareholders'         $(42,032)        $ 2,626,493
     Equity
                                 ========         ===========
     Total Liabilities and
     Shareholder's Equity        ($49,790)        $32,867,135
                                 ========         ===========

See Notes to Pro Forma Combined Consolidated Financial Statements.

                         MERCANTILE BANCORPORATION INC.
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                        (THOUSANDS EXCEPT PER SHARE DATA)

                                                                                           MBI,
                                                                                        FIRSTBANK        ROOSEVELT
                                                                                        PRO FORMA       FOR THE SIX
                                                                        FIRSTBANK        COMBINED       MONTHS ENDED
                                              MBI(1)      FIRSTBANK    ADJUSTMENTS     CONSOLIDATED    JUNE 30, 1997
                                            ----------    ---------    ------------    ------------    -------------
Interest Income                             $1,878,194    $ 157,373    $($3,484)(10)     $2,032,083       $  272,169
Interest Expense                               957,690       71,472          --           1,029,162          178,306
                                            ----------    ---------    -----------     ------------    -------------
      Net Interest Income                      920,504       85,901      (3,484)          1,002,921           93,863
Provision for Possible Loan Losses              79,309        2,958          --              82,267            3,474
                                            ----------    ---------    -----------     ------------    -------------
      Net Interest Income after Provision
        for Possible Loan Losses            $  841,195    $  82,943    $ (3,484)         $  920,654       $   90,389

Other Income
      Trust                                 $   96,055    $   5,010          --          $  101,065       $        0
      Service charges                           98,733        7,441          --             106,174           13,018
      Credit card fees                          20,480            0          --              20,480                0
      Net loss from financial instruments            0            0          --                   0          (35,630)
      Securities gains (losses)                  6,985          636          --               7,621                0
      Other                                    156,431       11,531          --             167,962           10,038
                                            ----------    ---------    -----------     ------------    -------------
        Total Other Income                  $  378,684    $  24,618    $      0          $  403,302       $  (12,574)

Other Expense
      Salaries and employee benefits           414,882       35,009          --             449,891           23,717
      Net occupancy and equipment              118,758       10,082          --             128,840            9,291
      Loss on the sale of credit card           50,000            0          --              50,000                0
      loans
      Other                                    311,140       16,030          --             327,170           36,555
                                            ----------    ---------    -----------     ------------    -------------
        Total Other Expense                 $  894,780    $  61,121    $      0          $  955,901       $   69,563
                                            ----------    ---------    -----------     ------------    -------------

Income Before Income Taxes                     325,099       46,440      (3,484)            368,055            8,252
      Income Taxes                             120,506       16,796      (1,254)(11)        136,048            7,630
                                            ----------    ---------    -----------     ------------    -------------

        Net Income                          $  204,593    $  29,644     ($2,230)         $  232,007       $      622
                                            ==========    =========    ===========     ============    =============

  Per Share Data(21)
      Basic Earnings per Share              $     1.68                                   $     1.74
      Diluted Earnings per Share                  1.65                                         1.70

                                                                                          MBI,
                                                                                     ALL ENTITIES
                                                                 ROOSEVELT/            PRO FORMA
                                                                 CBT ADJUST-           COMBINED
                                                     CBT          MENTS(14)          CONSOLIDATED
                                                 ----------      ----------          ------------
Interest Income                                  $   83,984      $   (1,412)(12)       $2,386,824
Interest Expense                                     40,616             858(15)         1,264,664
                                                                     15,722(16)
                                                 ----------      ----------            ----------

      Net Interest Income                            43,368         (17,992)            1,122,160
Provision for Possible Loan Losses                    4,088             --                 89,829
                                                 ----------      ----------            ----------
      Net Interest Income after Provision
        for Possible Loan Losses                 $   39,280      $  (17,992)           $1,032,331

Other Income
      Trust                                      $    2,247             --             $  103,312
      Service charges                                 3,338             --                122,530
      Credit card fees                                    0             --                 20,480
      Net loss from financial instruments                 0             --                (35,630)
      Securities gains (losses)                          22             --                  7,643
      Other                                           4,214             --                182,214
                                                 ----------      ----------            ----------
        Total Other Income                       $    9,821             --             $  400,549

Other Expense
      Salaries and employee benefits                 16,434             --                490,042
      Net occupancy and equipment                     3,841             --                141,972
      Loss on the sale of credit card                     0             --                 50,000
      loans
      Other                                          10,779          20,269(17)           394,773
                                                 ----------      ----------            ----------
        Total Other Expense                      $   31,054      $   20,269            $1,076,787
                                                 ----------      ----------            ----------

Income Before Income Taxes                           18,047         (38,261)              356,093
      Income Taxes                                    5,201            (508)(13)          142,402
                                                                     (5,969)(18)
                                                 ----------      ----------            ----------
        Net Income                               $   12,846        ($31,784)           $  213,691
                                                 ==========      ==========            ==========

  Per Share Data(21)
      Basic Earnings per Share                                                         $     1.45
      Diluted Earnings per Share                                                             1.42


See Notes to Pro Forma Combined Consolidated Financial Statements

                         MERCANTILE BANCORPORATION INC.
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                        (THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                 MBI,
                                                                                              FIRSTBANK
                                                                                              PRO FORMA
                                                                            FIRSTBANK         COMBINED
                                               MBI (1)       FIRSTBANK     ADJUSTMENTS      CONSOLIDATED
                                             ----------      ---------     -------------    ------------
Interest Income                              $1,552,863      $ 140,611     $($3,484)(10)      $1,689,990
Interest Expense                                724,910         61,005          --               785,915
                                             ----------      ---------     --------         ------------

      Net Interest Income                       827,953         79,606       (3,484)             904,075
Provision for Possible Loan Losses               73,015          2,868          --                75,883
                                             ----------      ---------     --------         ------------
      Net Interest Income after Provision
           for Possible Loan Losses          $  754,938      $  76,738     $ (3,484)          $  828,192

Other Income
      Trust                                  $   86,616      $   4,292          --                90,908
      Service charges                            88,916          6,142          --                95,058
      Credit card fees                           27,962              0          --                27,962
      Securities gains (losses)                     (83)           340          --                   257
      Other                                     134,069         11,024          --               145,093
                                             ----------      ---------     --------         ------------
           Total Other Income                $  337,480      $  21,798     $      0           $  359,278

Other Expense
      Salaries and employee benefits            365,729         31,919          --               397,648
      Net occupancy and equipment               103,715          9,259          --               112,974
      Other                                     249,224         13,959          --               263,183
                                             ----------      ---------     --------         ------------
           Total Other Expense               $  718,668      $  55,137     $      0           $  773,805
                                             ----------      ---------     --------         ------------

           Income Before Income Taxes           373,750         43,399       (3,484)             413,665
Income Taxes                                    128,535         15,526       (1,254)(11)         142,807
                                             ----------      ---------     --------         ------------
           Net Income                        $  245,215      $  27,873      ($2,230)          $  270,858
                                             ==========      =========     ========         ============

  Per Share Data
      Basic Earnings per Share               $     2.11                                       $     2.12
      Diluted Earnings per Share                   2.08                                             2.09


                                                                                 ALL ENTITIES
                                                                                  PRO FORMA
                                                                 CBT              COMBINED
                                                  CBT        ADJUSTMENTS(14)     CONSOLIDATED
                                                -------      -------------       ------------
Interest Income                                 $77,646       $  ($1,412)(12)      $1,766,224
Interest Expense                                 36,242              --               822,157
                                                -------      -----------         ------------

      Net Interest Income                        41,404           (1,412)             944,067
Provision for Possible Loan Losses                2,883              --                78,766
                                                -------      -----------         ------------
      Net Interest Income after Provision
           for Possible Loan Losses             $38,521       $   (1,412)          $  865,301

Other Income
      Trust                                     $ 2,111              --            $   93,019
      Service charges                             3,341              --                98,399
      Credit card fees                                0              --                27,962
      Securities gains (losses)                      35              --                   292
      Other                                       3,245              --               148,338
                                                -------      -----------         ------------
           Total Other Income                   $ 8,732       $        0           $  368,010

Other Expense
      Salaries and employee benefits             15,592              --               413,240
      Net occupancy and equipment                 3,584              --               116,558
      Other                                      11,806              --               274,989
                                                -------      -----------         ------------
           Total Other Expense                  $30,982       $        0           $  804,787
                                                -------      -----------         ------------

           Income Before Income Taxes            16,271           (1,412)             428,524
Income Taxes                                      4,646             (508)(13)         146,945
                                                -------      -----------         ------------
           Net Income                           $11,625            ($904)          $  281,579
                                                =======      ===========         ============

  Per Share Data
      Basic Earnings per Share                                                     $     2.13
      Diluted Earnings per Share                                                         2.10


See Notes to Pro Forma Combined Consolidated Financial Statements

                         MERCANTILE BANCORPORATION INC.
                PRO FORMA COMBINED CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                        (THOUSANDS EXCEPT PER SHARE DATA)

                                                                                                                MBI,
                                                                                                             FIRSTBANK
                                                                                                             PRO FORMA
                                                                                    FIRSTBANK               COMBINED
                                                 MBI (1)          FIRSTBANK        ADJUSTMENTS            CONSOLIDATED
                                             -------------      -------------     ------------------    ----------------
Interest Income                                 $1,516,156         $  134,401        $  ($3,484)(10)       $   1,647,073
Interest Expense                                   715,466             57,486               --                   772,952
                                             -------------      -------------     -------------         ----------------

      Net Interest Income                          800,690             76,915            (3,484)                 874,121
Provision for Possible Loan Losses                  41,533              2,313               --                    43,846
                                             -------------      -------------     -------------         ----------------
      Net Interest Income after Provision
        for Possible Loan Losses                $  759,157         $   74,602        $   (3,484)           $     830,275

Other Income
      Trust                                     $   77,115         $    5,986               --             $      83,101
      Service charges                               82,459              5,836               --                    88,295
      Credit card fees                              20,366                  0               --                    20,366
      Securities gains (losses)                      4,338                 28               --                     4,366
      Other                                        127,371              8,318               --                   135,689
                                             -------------      -------------     -------------         ----------------
        Total Other Income                      $  311,649         $   20,168        $        0            $     331,817

Other Expense
      Salaries and employee benefits               346,156             30,882               --                   377,038
      Net occupancy and equipment                   95,896              9,215               --                   105,111
      Other                                        198,467             14,824               --                   213,291
                                             -------------      -------------     -------------         ----------------
        Total Other Expense                     $  640,519         $   54,921        $        0            $     695,440
                                             -------------      -------------     -------------         ----------------

      Income Before Income Taxes                   430,287             39,849            (3,484)                 466,652
Income Taxes                                       149,898             14,107            (1,254)(11)             162,751
                                             -------------      -------------     -------------         ----------------
      Net Income                                $  280,389         $   25,742           ($2,230)           $     303,901
                                             =============      =============     =============         ================

Per Share Data(21)
      Basic Earnings per Share                  $     2.41                                                 $        2.38
      Diluted Earnings per Share                      2.37                                                          2.34


                                                                                             ALL ENTITIES
                                                                                              PRO FORMA
                                                                          CBT                  COMBINED
                                                       CBT            ADJUSTMENTS            CONSOLIDATED
                                                  -------------      -------------         ---------------
Interest Income                                      $   75,762         $  ($1,412)(12)         $1,721,423
Interest Expense                                         35,588                --                  808,540
                                                  -------------      -------------         ---------------

      Net Interest Income                                40,174             (1,412)                912,883
Provision for Possible Loan Losses                        1,106                --                   44,952
                                                  -------------      -------------         ---------------
      Net Interest Income after Provision
        for Possible Loan Losses                     $   39,068         $   (1,412)             $  867,931

Other Income
      Trust                                          $    1,469                --               $   84,570
      Service charges                                     3,656                --                   91,951
      Credit card fees                                        0                --                   20,366
      Securities gains (losses)                             268                --                    4,634
      Other                                               2,779                --                  138,468
                                                  -------------      -------------         ---------------
        Total Other Income                           $    8,172         $        0              $  339,989

Other Expense
      Salaries and employee benefits                     15,798                --                  392,836
      Net occupancy and equipment                         3,045                --                  108,156
      Other                                              11,632                --                  224,923
                                                  -------------      -------------         ---------------
        Total Other Expense                          $   30,475         $        0              $  725,915
                                                  -------------      -------------         ---------------

      Income Before Income Taxes                         16,765             (1,412)                482,005
Income Taxes                                              4,741               (508)(13)            166,984
                                                  -------------      -------------         ---------------
      Net Income                                     $   12,024              ($904)             $  315,021
                                                  =============      =============         ===============

Per Share Data(21)
      Basic Earnings per Share                                                                  $     2.38
      Diluted Earnings per Share                                                                      2.34

See Notes to Pro Forma Combined Consolidated Financial Statements

                         MERCANTILE BANCORPORATION INC.
          NOTES TO PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


(1) Represents MBI restated historical consolidated financial statements reflecting the acquisition of Mark Twain Bancshares Inc. effective April 25, 1997, which was accounted for as a pooling-of-interests. The recently completed acquisitions of Horizon and HomeCorp were also accounted for as poolings-of-interests; however, due to the immateriality of the financial condition and results of operations of Horizon, HomeCorp and Financial Services to that of MBI, the historical financial statements were not restated. Regional Bancshares, Inc. was accounted for as a purchase and is included in these pro forma financial statements only from its acquisition date forward. The full impact of this acquisition is immaterial to the Pro Forma Combined Consolidated Financial Statements.

         MBI completed its acquisition of Roosevelt on July 1, 1997. The acquisition of Roosevelt was accounted for as a purchase; as such, historical financial statements were not restated. The estimated full impact of the Roosevelt acquisition is included in the pro forma combined consolidated income statement for the year ended
         December 31, 1997.

         All per share data reflects the 3-for-2 stock split declared by MBI on July 16, 1997 that was distributed on October 1, 1997.

(2) In conjunction with the proposed acquisition of Firstbank, MBI plans to repurchase up to 1,379,980 shares of MBI Common Stock in the open market. The assumed repurchase price per share is $50.50, the closing price of MBI Common Stock on January 30, 1998, the last trading date preceding the announcement of the merger agreement between MBI and Firstbank.

(3) Acquisition of Firstbank with 13,799,799 shares of issued MBI Common Stock, including up to 1,379,980 reissued treasury shares, based on the exchange ratio of 0.8308 of a share of MBI Common Stock per share of Firstbank Common Stock. The number of shares of MBI Common Stock, which represents the aggregate number of shares to be issued in the merger, was calculated as follows:

                  Shares of Firstbank Common Stock                  15,747,819

                  Maximum number of shares of Firstbank
                  Common Stock which could be issued
                    pursuant to Firstbank's stock option plans         862,435


                  Maximum number of shares of Firstbank
                    Common Stock to be canceled in the
                                                                    ----------
                    Merger                                          16,610,254

                  Exchange Ratio                                      x 0.8308
                                                                    ----------
                  Aggregate number of shares of MBI
                    Common Stock to be issued in the merger         13,799,799
                                                                    ==========

(4)      Elimination of MBI's investment in Firstbank.

(5) Balance sheet impact of adjustments related to the mergers with Firstbank and CBT (see footnote 19 below). These adjustments will be initially recorded as a credit to accrued liabilities and the reserve for possible loan losses. Because the credit to accrued liabilities will be paid out in cash within an estimated 18-month period following the mergers, the Pro Forma Combined Consolidated Financial Statements reflect the cash outlay. An income tax benefit at an effective tax rate of 36% is included in these adjustments.

(6) Estimated impact of sales of Firstbank subsidiaries, Colonial Bank and Duchesne Bank, mandated by certain restrictions on deposit concentration. See "THE MERGER - Regulatory Approval" and "-- Management and Operations After the Merger; Operations after the Merger". MBI currently is in the process of evaluating such sales, and expects to record a gain in connection with the sales. The pro forma combined consolidated balance sheet does not reflect gain because the amount of gain is not known at this time.

(7) In conjunction with the proposed acquisition of CBT, MBI plans to repurchase up to 535,334 shares of MBI Common Stock in the open market. The assumed repurchase price per share is $52.75, the closing price of MBI Common Stock on January 9, 1998, the last trading date preceding the announcement of the merger agreement between MBI and CBT.

(8) Acquisition of CBT with 5,400,000 shares of issued MBI Common Stock, including up to 535,334 reissued treasury shares, based on the exchange ratio of 0.6513 of a share of MBI Common Stock per share of CBT Common Stock. The number of shares of MBI Common Stock, which represents the aggregate number of shares to be issued in the merger, was calculated as follows:

                  Shares of CBT Common Stock                           7,862,627

                  Maximum number of shares of CBT
                    Common Stock which could be issued
                    pursuant to CBT's stock option plans                 428,118
                                                                      ----------

                  Maximum number of shares of CBT
                    Common Stock to be canceled in the
                    Merger                                             8,290,745

                  Exchange Ratio                                        x 0.6513
                                                                      ----------
                  Aggregate number of shares of MBI
                    Common Stock to be issued in the merger            5,399,763
                                                                      ==========

(9)      Elimination of MBI's investment in CBT.

(10) Interest income foregone as a result of MBI repurchasing 1,379,980 treasury shares in conjunction with the acquisition of Firstbank by MBI. The assumed interest rate is 5%.

(11) Income tax benefit associated with interest income foregone as the result of repurchasing shares in conjunction with the acquisition of Firstbank by MBI. The assumed effective tax rate is 36%.

(12) Interest income foregone as a result of MBI repurchasing 535,334 treasury shares in conjunction with the acquisition of CBT by MBI. The assumed interest rate is 5%.

(13) Income tax benefit associated with interest income foregone as the result of repurchasing shares in conjunction with the acquisition of CBT by MBI. The assumed effective tax rate is 36%.

(14) The acquisition of Roosevelt was accounted for as a purchase transaction. Included herein is the amortization of goodwill over a 15-year period (see footnote 17 below) and interest expense related to the issuance of subordinated debt securities and notes as described in footnotes 15 and 16 below. The impact of interest income lost on the cash consideration and stock buybacks is immaterial to the Pro Forma Combined Consolidated Financial Statements. The income tax benefit associated with taxable income statement adjustments is computed at an effective tax rate of 36%.

(15) On January 29, 1997, MBI issued $150,000,000 of subordinated debt securities, that were issued at a floating rate equal to the three-month LIBOR plus 85 basis points. The rate assumed in calculating the expense from January 1 through January 29, 1997 for the Pro Forma Combined Consolidated Financial Statements is 6.86%.

(16) On June 11, 1997, MBI issued $200,000,000 of 7.3% subordinated notes due 2007, $150,000,000 of 6.8% senior notes due 2001 and $150,000,000 of 7.05% senior notes due 2004. This is the pro forma impact of interest expense on such notes.

(17) The pro forma excess of cost over fair value of net assets acquired was $608,076,000 for Roosevelt as of December 31, 1997. This is one-half the annual amount of goodwill amortization, given a 15-year amortization period.

(18) Income tax benefit associated with interest expense on debt issues (see footnotes 15 and 16 above). The assumed effective tax rate is 36%.

(19) Upon consummation of the acquisition of Firstbank, MBI expects to record certain adjustments related to the merger with an approximate pre-tax total between $25,000,000 and $40,000,000. Upon consummation of the merger with CBT, MBI expects to record certain adjustments related to the merger with an approximate pre-tax total between $15,000,000 and $25,000,000. The pre-tax adjustments for Firstbank and CBT are estimated as follows:

                                                              (in thousands)
                                                          Firstbank         CBT
                                                          ---------         ---
           Contract penalties, equipment abandonment      $ 14,250       $9,700
           costs and transition and duplicative costs
           related to system standardization and
           signage

           Provision for possible loan losses                5,000        5,100

           Accruals for severance and change of             10,600        3,500
           control payments

           Investment banking, legal and accounting          8,600        3,250
           fees                                           --------      -------

           Total                                           $38,450      $21,550
                                                           =======      =======

(20) Basic earnings per share was based upon the average shares listed below:

                                                                For the Year Ended December 31
                                                  ----------------------------------------------------

                                                          1997                1996                1995
                                                          ----                ----                ----
MBI average shares as reported                     121,933,113         115,938,311         115,754,877
Firstbank average shares                            15,599,571          15,478,554          15,502,544
Exchange Ratio                                          0.8308              0.8308              0.8308
                                                  ------------        ------------        ------------

MBI equivalent average shares                       12,960,124          12,859,583          12,879,514
Less treasury share repurchases in
     conjunction with Firstbank acquisition         (1,379,980)         (1,379,980)         (1,379,980)

Shares of MBI Common Stock issued in
     the Roosevelt acquisition                      18,948,884

Less effect of shares of MBI shares
     issued in the Roosevelt acquisition
     in the second half of 1997                     (9,474,442)

CBT average shares                                   7,862,848           7,873,182           7,928,155
Exchange Ratio                                          0.6513              0.6513              0.6513
                                                  ------------        ------------        ------------

MBI equivalent average shares                        5,121,073           5,127,803           5,163,607
Less treasury share repurchases in
     conjunction with CBT acquisition                 (535,358)           (535,358)           (535,358)

Average shares outstanding for basic
   earnings per share                              147,573,414         132,010,359         131,882,660
                                                  ============        ============        ============


Diluted earnings per share was based upon the average shares below:

                                                           For the Year Ended December 31
                                                ---------------------------------------------------
                                                       1997                1996                1995
                                                       ----                ----                ----
MBI diluted shares as reported (a)              124,338,414         117,789,773         118,059,213

MBI equivalent average shares for


  Firstbank acquisition                          12,960,124          12,859,583          12,879,514

Less treasury share repurchases in
  conjunction with Firstbank acquisition         (1,379,980)         (1,379,980)         (1,379,980)

MBI equivalent average shares for
  Firstbank dilutive stock options                  246,677             185,452             178,084

Shares of MBI Common Stock issued in
  the Roosevelt acquisition                      18,948,884

Less effect of MBI shares issued in
  the Roosevelt acquisition in the
  second half of 1997                            (9,474,442)

MBI equivalent average shares for CBT
    acquisition                                   5,121,073           5,127,803           5,163,607

Less treasury share repurchases in
  conjunction with CBT acquisition                 (535,358)           (535,358)           (535,358)

MBI equivalent average shares for
  CBT dilutive stock options                         40,918              33,418              34,236
                                               ------------        ------------        ------------
Average shares outstanding for diluted
  earnings per share                            150,266,310         134,080,691         134,399,316
                                               ============        ============        ============

                            DESCRIPTION OF FIRSTBANK

         Firstbank is a corporation organized under the laws of Delaware. With its principal offices in Springfield, Illinois, Firstbank owns all of the outstanding capital stock of eight banking institutions which offer depository, investment, loan and trust services at 42 offices throughout central, southwestern and southern Illinois and five banking offices in Missouri.

         Illinois Banks. Central Bank, headquartered in Fairview Heights, operates 22 banking locations in the St. Louis Metro East market and southern Illinois; Central National Bank of Mattoon operates 4 banking offices in east central Illinois; Elliott State Bank operates 4 banking offices in the central Illinois community of Jacksonville; Farmers and Merchants Bank of Carlinville operates a single location in this central Illinois community; First National Bank of Central Illinois operates 7 banking offices in Springfield and 2 in Bloomington/Normal; and First Trust & Savings Bank operates 2 banking offices in the central Illinois community of Taylorville.

         Missouri Banks. Colonial Bank, headquartered in Des Peres, operates 2 banking offices in that St. Louis metropolitan community and one office in nearby Wildwood; Duchesne Bank headquartered in the St. Louis metropolitan community of St. Peters, operates one banking office in St. Peters and one in nearby St. Charles.

         Firstbank also operates FFG Investments Inc., a registered securities broker/dealer. Originally involved in full-service brokerage activities, this subsidiary primarily provided discount brokerage and trade execution services from its Springfield office during 1997.

         In July, 1994, Firstbank organized a state-chartered trust company called FFG Trust, Inc. Headquartered in Springfield, Illinois, FFG Trust handles company-wide corporate trust business and agricultural services. The trust company also provides operational support to the affiliate banks for their personal trust activities.

         On January 2, 1997, Firstbank purchased certain assets of Zemenick & Walker, Inc., a registered investment advisory firm headquartered in St. Louis, Missouri. During 1997 a Springfield, Illinois office was opened to allow Firstbank customers easier access to its unique non-discretionary investment advisory services.

         Firstbank is registered with and subject to regulation by the Federal Reserve Board. Each of Firstbank's non-bank subsidiaries is also subject to regulation by the Federal Reserve Board. The subsidiary state-chartered banks are subject to regulation and supervision by the banking regulators in the states in which the banking units are chartered. The subsidiary national banks are subject to regulation and supervision by the Office of the Comptroller of the Currency. All subsidiary banks are subject to regulation by and are insured by the Federal Deposit Insurance Corporation.

         The principal executive offices of Firstbank are located at 205 South Fifth Street, Springfield, Illinois 62701, telephone (217) 753-7543. Firstbank maintains a web page at http://www.fbic.com. for further information concerning Firstbank, see "summary information-business of Firstbank," "The Merger," "Pro Forma Financial

INFORMATION" AND "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                         INFORMATION REGARDING MBI STOCK

DESCRIPTION OF MBI COMMON STOCK AND ATTACHED PREFERRED SHARE PURCHASE RIGHTS

         General. MBI has 400,000,000 authorized shares of MBI Common Stock and 5,000,000 authorized shares of preferred stock, no par value ("MBI Preferred Stock"). At ______, 1998, MBI had _______ shares of MBI Common Stock issued and outstanding and no shares of MBI Preferred Stock issued and outstanding. Under the Missouri Law, the MBI Board may generally approve the issuance of authorized shares of MBI Common Stock and MBI Preferred Stock without shareholder approval.

         The MBI Board is also authorized to fix the number of shares and determine the designation of any series of MBI Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of MBI Preferred Stock. The MBI Board has designated and reserved 2,000,000 shares of Series A Junior Participating Preferred Stock pursuant to MBI's Rights Plan described below.

         The existence of a substantial number of unissued and unreserved shares of MBI Common Stock and undesignated shares of MBI Preferred Stock may enable the MBI Board to issue shares to such persons and in such manner as may be deemed to have an antitakeover effect.

         Dividends. The holders of the MBI Common Stock are entitled to share ratably in dividends when, as and if declared by the MBI Board from funds legally available therefor, after full cumulative dividends have been paid or declared, and funds sufficient for the payment thereof set apart, on all series of MBI Preferred Stock ranking superior as to dividends to the MBI Common Stock.

         The MBI Board intends to maintain its present policy of paying quarterly cash dividends on the MBI Common Stock when justified by the financial condition of MBI and its subsidiaries. The declaration and amount of future dividends will depend on circumstances existing at the time, including MBI's earnings, financial condition and capital requirements as well as regulatory limitations, note and indenture provisions and such other factors as the MBI Board may deem relevant. The payment of dividends to MBI by subsidiary banks is subject to extensive regulation by various state and federal regulatory agencies. See "SUPERVISION AND REGULATION."

         Voting Rights. Each holder of MBI Common Stock has one vote for each share held on matters presented for consideration by the shareholders, except that, in the election of directors, such shareholders presently have cumulative voting rights which entitle each such shareholder to the number of votes which equals the number of shares held by the shareholder multiplied by the number of directors to be elected. All such cumulative votes may be cast for one candidate for election as a director or may be distributed among two or more candidates.

         Preemptive Rights. The holders of MBI Common Stock have no preemptive right to acquire any additional unissued shares or treasury shares of MBI.

         Liquidation Rights. In the event of liquidation, dissolution or winding-up of MBI, whether voluntary or involuntary, the holders of MBI Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences on any outstanding MBI Preferred Stock.

         Assessment and Redemption. Shares of MBI Common Stock issuable in the Merger will be, when issued, fully paid and nonassessable. Such shares do not have any redemption provisions.

         Preferred Share Purchase Rights Plan. One Right is attached to each share of MBI Common Stock. The Rights trade automatically with shares of MBI Common Stock, and become exercisable and will trade separately from the MBI Common Stock (i) on the tenth day after public announcement, or notice to MBI, that a person or group has acquired, or has the right to acquire, beneficial ownership of 20% or more of the outstanding shares of MBI Common Stock, or
(ii) upon commencement or announcement, or notice to MBI, of intent to make a tender offer for 20% or more of the outstanding shares of MBI Common Stock, in either case, without prior written consent of a majority of the MBI Board. When exercisable, each Right will entitle the holder to buy 1/100 of a share of Series A Junior Participating Preferred Stock at an exercise price of $100 per Right. In the event a person or group acquires beneficial ownership of 20% or more of MBI Common Stock, holders of Rights (other than the acquiring person or group) may purchase MBI Common Stock having a market value of twice the then current exercise price of each Right. If MBI is acquired by any person or group after the Rights become exercisable, each Right will entitle its holder to purchase stock of the acquiring company having a market value of twice the current exercise price of each Right. The Rights are designed to protect the interests of MBI and its shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with the MBI Board prior to attempting a takeover and to give the MBI Board leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights may deter certain takeover proposals. The Rights, which can be redeemed by the MBI Board in certain circumstances, expire by their terms on June 3, 1998. The MBI Board intends to take all action necessary to replace the Rights with rights to purchase substantially similar Participating
Preferred Stock under a rights plan to take effect upon such expiration.

         Classification of the MBI Board. The MBI Board is divided into three classes, and the directors are elected by classes to three-year terms, so that one of the three classes of the directors of MBI will be elected at each annual meeting of the shareholders. While this provision promotes stability and continuity of the MBI Board, classification of the MBI Board may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of shareholders by a person who obtains a controlling interest in the MBI Common Stock and thereby could impede a change in control of MBI. Because fewer directors will be elected at each annual meeting, such classification also will reduce the effectiveness of cumulative voting as a means of establishing or increasing minority representation on the MBI Board.

         Other Matters. MBI's Restated Articles of Incorporation and By-Laws also contain provisions which: (i) require the affirmative vote of holders of at least 75% of the voting power of all of the outstanding shares of MBI entitled to vote in the election of directors to remove a director or directors without cause; (ii) require the affirmative vote of the holders of at least 75% of the voting power of all shares of the outstanding capital stock of MBI to approve certain "business combinations" with "interested parties" unless at least two-thirds of the MBI Board first approve such business combinations; and (iii) require an affirmative vote of at least 75% of the voting power of all shares of the outstanding capital stock of MBI for the amendment, alteration, change or repeal of any of the above provisions unless at least two-thirds of the MBI Board first approve such an amendment, alteration, change or repeal. MBI's Restated Articles of Incorporation also require the MBI Board, in considering any business combination, to give due consideration to all factors that the MBI Board may consider relevant, including the effects of the proposed transaction on the depositors and customers of MBI and its subsidiaries, on the communities and geographic areas served by MBI and its subsidiaries and on any of their businesses and properties, as well as the adequacy of the consideration offered in the proposed transaction in relation to the current market price of MBI's outstanding securities and to the value of MBI in a freely negotiated transaction and the estimate of the MBI Board of the future value of MBI. Such provisions may be deemed to have an antitakeover effect.


RESTRICTIONS ON RESALE OF MBI COMMON STOCK BY AFFILIATES; AFFILIATE AGREEMENTS

         The issuance of shares of MBI Common Stock to Firstbank Stockholders upon consummation of the Merger has been registered under the Securities Act. Such securities may be traded freely without restriction by those stockholders who are not deemed to be "affiliates" (as that term is defined in the rules promulgated under the Securities Act) of Firstbank or MBI.

         Under Rule 145 of the Securities Act, all of the executive officers and directors of Firstbank, including the Supporting Stockholders, by virtue of being affiliates of Firstbank, as well as any person who becomes an affiliate of MBI following the Merger, will be limited in their ability to resell the MBI Common Stock received in the Merger, and will be able to resell such stock only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder.

         Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of MBI Common Stock by affiliates. Commission guidelines indicate that the pooling-of-interests method of accounting generally will not be challenged on the basis of sales by affiliates if such affiliates do not dispose of any of the shares of the corporation that they own or shares of a corporation that they receive in connection with a merger during the period beginning 30 days before consummation of the merger and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

         Firstbank has agreed in the Merger Agreement to use all reasonable efforts to cause each person who is an affiliate of Firstbank (for purposes of both Rule 145 under the Securities Act and for purposes of qualifying the Merger for pooling-of-interests accounting treatment) to deliver to MBI a written agreement intended to ensure compliance with the Securities Act and to preserve the ability of the Merger to be accounted for as a pooling-of-interests. MBI has agreed in the Merger Agreement to use all reasonable efforts to publish, as promptly as practicable but in no event later than 90 days after the end of the first month after the Effective Time in which


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there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of Accounting Series Release No. 135 issued by the Commission.

         The shares of MBI Common Stock to be received by affiliates of Firstbank in the Merger will be legended as to the restrictions imposed upon resale of such stock.

COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF MBI AND STOCKHOLDERS OF FIRSTBANK

         MBI is incorporated under the laws of the State of Missouri. Firstbank is organized under the laws of the State of Delaware. The rights of MBI's shareholders are governed by MBI's Restated Articles of Incorporation and By-Laws and the Missouri Law. The rights of Firstbank's stockholders are governed by Firstbank's Certificate of Incorporation and By-Laws and the Delaware Law. The rights of Firstbank Stockholders who receive shares of MBI Common Stock in the Merger will thereafter be governed by MBI's Restated Articles of Incorporation and By-Laws and by the Missouri Law. The material rights of such stockholders, and, where applicable, the differences between the rights of MBI shareholders and Firstbank Stockholders, are summarized below. The summary is qualified in its entirety by reference to the Missouri Law, the Delaware Law, the Restated Articles of Incorporation and the By-Laws of MBI and the Certificate of Incorporation and By-Laws of Firstbank.

         Preferred Share Purchase Rights Plan. As described above under " -- Description of MBI Common Stock and Attached Preferred Share Purchase Rights -- Preferred Share Purchase Rights Plan," MBI Common Stock has attached Rights, which may deter certain takeover proposals. Firstbank does not have a shareholder rights plan.

         Supermajority Provisions. MBI's Restated Articles of Incorporation and By-Laws contain provisions requiring a supermajority vote of the shareholders of MBI to approve certain proposals. Under both MBI's Restated Articles of Incorporation and By-Laws, removal by the shareholders of the entire MBI Board or any individual director from office without cause requires the affirmative vote of not less than 75% of the total votes entitled to be voted at a meeting of shareholders called for the election of directors. However, if less than the entire MBI Board is to be so removed without cause, no individual director may be so removed if the votes cast against such director's removal would be sufficient to be elect such director if then cumulatively voted at an election of the class of directors of which such director is a part. Amendment by the shareholders of MBI's Restated Articles of Incorporation or By-Laws relating to
(i) the number or qualification of directors; (ii) the classification of the MBI Board; (iii) the filling of vacancies on the MBI Board; or (iv) the removal of directors, requires the affirmative vote of not less than 75% of the total votes of MBI's then outstanding shares of capital stock entitled to vote at a meeting, voting together as a single class, unless such amendment has previously been expressly approved by at least two-thirds of the MBI Board, in which case, the only required vote of stockholders is the vote provided for by the Delaware Law or otherwise.

         The provisions of the Firstbank Certificate with respect to: (i) the requirement that stockholder action need not take place at a meeting; (ii) calling special meetings; (iii) removal of directors; (iv) classification of the Board of Directors; and (v) amendment of the Certificate of Incorporation are all subject to repeal or amendment only upon approval of the holders of at least


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70 percent of the voting stock. All other provisions of the Firstbank
Certificate can be amended by the holders of a majority of the outstanding Firstbank voting stock, unless a different vote is required by applicable law.

         The Restated Articles of Incorporation of MBI provide that, in addition to any shareholder vote required under the Missouri Law, the affirmative vote of the holders of not less than 75% of the total votes to which all of the then outstanding shares of capital stock of MBI are entitled, voting together as a single class (the "Voting Stock"), shall be required for the approval of any Business Combination. A "Business Combination" is defined generally to include sales, exchanges, leases, transfers or other dispositions of assets, mergers or consolidations, issuances of securities, liquidations or dissolutions of MBI, reclassifications of securities or recapitalizations of MBI, involving MBI on the one hand, and an Interested Shareholder or an affiliate of an Interested Shareholder (as defined in MBI's Restated Articles) on the other hand. If, however, at least two-thirds of the MBI Board approve the Business Combination, such Business Combination shall require only the vote of shareholders as provided by the Missouri Law or otherwise. The amendment of the provisions of MBI's Restated Articles of Incorporation relating to the approval of Business Combinations requires the affirmative vote of the holders of at least 75% of the Voting Stock unless such amendment has previously been approved by at least two-thirds of the MBI Board. Firstbank does not have a similar provision in either its Certificate of Incorporation or its By-Laws.

         The provisions of MBI's Restated Articles of Incorporation and By-Laws requiring a supermajority vote may have the effect of discouraging takeover attempts that do not have MBI Board approval.

         With certain exceptions, Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a corporation from engaging in any Business Combination with any Interested Stockholder for a period of three years following the time that such stockholder became an Interested Stockholder, unless the Business Combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the Interested Stockholder. Delaware law defines a "Business Combination" as: (i) any merger or consolidation of the corporation or any majority-owned subsidiary of the corporation with (A) the Interested Stockholder or (B) with any other entity if the Business Combination is caused by the Interested Stockholder; (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of the corporation, to or with the Interested Stockholder; (iii) any transaction which results in the issuance or transfer by the corporation or any majority-owned subsidiary of the corporation to the Interested Stockholder of any stock of the corporation or of such subsidiary, except pursuant to (A) the exercise, exchange or conversion of securities, (B) a merger under Section 251(g) of the DGCL, (C) a dividend or distribution made pro rata, (D) an exchange offer, or (E) any issuance or transfer of stock that does not increase the Interested Stockholder's proportionate share of the common stock of the corporation; (iv) any transaction which has the effect of increasing the Interested Stockholder's proportionate share of the stock of the corporation; or (v) any receipt by the Interested Stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits. "Interested Stockholder" means, with certain exceptions, any person that (i) is the owner of 15%


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or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation.

         Voting for Directors. Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all such votes for one nominee or distribute them among two or more nominees, thus permitting holders of less than a majority of the outstanding shares of voting stock to achieve board representation. Where cumulative voting is not permitted, holders of a majority of outstanding shares of voting stock of a corporation may elect the entire board of directors of such corporation, thereby precluding the election of any directors by the holders of less than a majority of the outstanding shares of voting stock. Both MBI's By-Laws and Firstbank's Certificate provide for cumulative voting.

         Classified Board. As described under " -- Description of MBI Common Stock and Attached Preferred Share Purchase Rights -- Classification of the MBI Board," the MBI Board is divided into three classes of directors, with each class being elected to a staggered three-year term. By reducing the number of directors to be elected in any given year, the existence of a classified board diminishes the benefits of the cumulative voting rights to minority shareholders of MBI. Firstbank also has a classified board of directors with three classes of directors and its Certificate of Incorporation, as noted above, permits cumulative voting in the election of directors.

         Action by Shareholders or Stockholders Without a Meeting. Under the Missouri Law and the Delaware Law, written action of stockholders in lieu of a meeting is permitted unless the articles or certificate of incorporation or by-laws of the corporation provide otherwise. MBI's By-Laws provide that any action which must or may be taken at a meeting of the shareholders, may be taken without a meeting of the shareholders if a consent in writing, setting forth the action so taken, is signed by all of the shareholders. Firstbank's Certificate of Incorporation provides that Firstbank shareholders may take action by written consent only if such written consent shall have been signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Special Meetings. MBI's By-Laws provide that special meetings of stockholders, for any purpose, may be called by the Chairman of the Board or by the MBI Board at any time in their sole discretion. Firstbank's By-Laws provide that special meetings of Firstbank Stockholders may be called only by the directors or by any officer instructed by the directors to call a special meeting.

         Anti-takeover Statutes. The Missouri Law contains certain provisions applicable to Missouri corporations which may be deemed to have an anti-takeover effect. Such provisions include Missouri's business combination statute and the control share acquisition statute.

         The Missouri business combination statute protects domestic corporations from hostile takeovers (and action following such a takeover) by prohibiting certain transactions once an acquiror has gained a significant holding in the company. The statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder for a period of five years unless certain conditions are met. A "Business


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
Combination" includes a merger or consolidation, certain sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

         During the initial five-year restricted period, no Business Combination may occur unless such Business Combination or the transaction in which an Interested Shareholder becomes an Interested Shareholder is approved by the board of directors of the corporation. Business Combinations may occur following such five-year period if: (i) prior to the stock acquisition by the Interested Shareholder, the board of directors approves the transaction in which the Interested Shareholder became an Interested Shareholder or approves the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

         The Missouri Law exempts from its provisions: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act;
(ii) corporations which adopted provisions in their articles of incorporation or by-laws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. MBI's Restated Articles of Incorporation and By-Laws were not amended to "opt out" of the Missouri business combination statute.

         The Missouri Law also contains a "Control Share Acquisition Statute" which provides that an "Acquiring Person" who, after any acquisition of shares of a publicly traded corporation, has the voting power, when added to all shares of the same corporation already owned or controlled by the Acquiring Person, to exercise or direct the exercise of: (i) 20% or more but less than 33 1/3%, (ii) 33 1/3% or more but less than a majority or (iii) a majority, of the voting power of outstanding stock of such corporation, must obtain shareholder approval for the purchase of the "Control Shares." If approval is not given, the Acquiring Person loses the right to vote the Control Shares. The statute prohibits an Acquiring Person from voting its shares unless certain disclosure requirements are met and the retention or restoration of voting rights is approved by both: (i) a majority of the outstanding voting stock, and (ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." "Interested Shares" are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation. Shareholders are given dissenters' rights with respect to the vote on control share acquisitions and may demand payment of the fair value of their shares by following certain procedures set forth in the control share acquisition statute.

         A number of acquisitions of shares are deemed not to constitute control share acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance of shares by the corporation, mergers involving the corporation which satisfy the other requirements of the Missouri Law, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who as previously satisfied the provisions of the control share acquisition statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute.


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
Additionally, a corporation may exempt itself from application of the statute by including a provision in its articles of incorporation or by-laws expressly electing not to be covered by the statute. MBI's Restated Articles of Incorporation and By-Laws do not "opt out" of the Control Share Acquisition Statute.

         The Delaware Law contains a business combination statute similar to that contained in the Missouri Law. See "-- Supermajority provisions."

         The Missouri Law imposes a longer prohibition period on transactions with Interested Persons (five years) than the Delaware Law (three years), thereby potentially increasing the period during which a hostile takeover may be frustrated. In addition, the Delaware Law, unlike its Missouri counterpart, does not apply if the Interested Person obtains at least 85% of the corporation's voting stock upon consummation of the transactions which resulted in the stockholder becoming an Interested Person. Thus, a person acquiring at least 85% of the corporation's voting stock could circumvent the defensive provisions of the Delaware Law while being unable to do so under the Missouri Law.

         The Delaware Law does not contain a control share acquisition statute similar to that contained in the Missouri Law.

         Dissenters' Rights. Under the Missouri Law, a shareholder of any corporation which is a party to a merger or consolidation, or which sells all or substantially all of its assets, has the right to dissent from such corporate action and to demand payment of the value of his shares. Under the Delaware Law, stockholders of a corporation are entitled to certain appraisal rights upon the consolidation or merger of the corporation; however, under the Delaware law (but not the Missouri Law), stockholders are not entitled to appraisal rights in circumstances in which the stockholder seeking to exercise such rights owns shares in a widely held, publicly traded corporation and is to receive, or continue to hold after the transaction under which such shareholder is seeking to exercise dissenters' rights, shares of a widely held, publicly traded corporation. In addition, the procedures and the filing deadlines applicable to dissenters' rights under the Missouri Law are somewhat different than those applicable in appraisal rights proceedings under the Delaware Law.

         Advance Notice Requirements for Nominations of Directors and Proposals for New Business at Annual Meetings of Stockholders. MBI's By-Laws provide that a shareholder may make nominations of persons for election to the MBI Board providing notice in writing to MBI


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
not less than 30 days nor more than 60 days prior to the meeting; however, in the event that less than 40 days' notice of the date of the meeting is given to the shareholders, such notice of nomination must be received by MBI no later than the tenth day following the day on which notice of the meeting was provided to shareholders. MBI's By-Laws provide that a shareholder desiring to present a proposal at an annual meeting must provide notice of such proposal in writing to the Secretary of MBI not less than 30 days nor more than 60 days prior to the meeting; however, in the event that less than 40 days' notice of the date of the meeting is given to the shareholders, such notice of proposal must be received by MBI no later than the tenth day following the day on which notice of the meeting was provided to shareholders. The notice of proposal must contain a brief description of the proposal and the reasons for the proposal, the shareholder's name and address and the class and number of shares beneficially owned by the shareholder and any interest of the shareholder in the business proposed to be conducted. The presentation of a proposal at an annual meeting will not be permitted if the shareholder proponent does not follow the procedures described above.

         Firstbank's By-Laws provide that Firstbank Stockholders may make nominations for the election of directors by delivering written notice of such nominations to the Secretary of Firstbank at least 14 days prior to the date of the annual meeting of stockholders; provided, however, that if less than 21 days notice of the meeting is given to stockholders such written notice shall be delivered or mailed, as prescribed, not later than the close of business on the seventh day following the day on which notice of the meeting has been mailed to stockholders.

         Stockholders' Right to Inspect. Under the Delaware Law, any stockholder may inspect the corporation's stock ledger, stockholder list and other books and records for any proper purpose. A "proper purpose" is defined as a purpose reasonably related to such person's interest as a stockholder. The Delaware Law specifically provides that a stockholder may appoint an agent for the purpose of examining the stock ledger, list of stockholders or other books and records of the corporation. A stockholder may apply to the Delaware Court of Chancery to compel inspection in the event the stockholder's request to examine the books and records is refused. In general, the corporation has the burden of proving an improper purpose where a stockholder requests to examine the stockholder ledger or stockholder list and otherwise complies with the procedures set forth in the statute. The right of stockholders to inspect under the Missouri Law is similar to that of stockholders under the Delaware Law. Neither the Missouri Law nor Missouri case law, however, provides any specific guidance as to whether a shareholder may appoint an agent for the purpose of examining books and records or the extent to which a shareholder must have a "proper purpose" for inspection. Accordingly, in a given situation a shareholder of a Missouri corporation may be provided with less guidance as to the scope of his or her ability to inspect the books and records of the corporation than a shareholder of a Delaware corporation.

         Size of Board of Directors. As permitted under the Missouri Law, the number of members of the MBI Board is set forth in MBI's By-Laws (currently 19) which provide that the number of directors may be fixed from time to time at not less than 12 nor more than 24 by an amendment of the By-Laws or by a resolution of the MBI Board, in either case, adopted by the vote or consent of at least two-thirds of the number of directors then authorized under MBI's By-Laws. Similar to the Missouri Law, the Delaware Law provides that a corporation may fix the number of directors in its Certificate of Incorporation or By-Laws. The By-Laws of Firstbank


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provide that the number of directors shall be no more than 25, as fixed exclusively by the Firstbank Board.

                           SUPERVISION AND REGULATION

GENERAL

         As a bank holding company, MBI is subject to regulation under the BHCA and its examination and reporting requirements. Under the BHCA, a bank holding company may not, directly or indirectly, acquire the ownership or control of more than 5% of the voting shares or substantially all of the assets of any company, including a bank or savings and loan association, without the prior approval of (or, in the case of certain non-bank companies, prior notice to) the Federal Reserve Board. In addition, bank holding companies are generally prohibited under the BHCA from engaging in nonbanking activities, subject to certain exceptions.

         MBI and its subsidiaries are subject to supervision and examination by applicable federal and state banking and other agencies. The earnings of MBI's subsidiaries, and therefore the earnings of MBI, are affected by general economic conditions, management policies and the legislative and governmental actions of various Regulatory Authorities, including the Federal Reserve Board, the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"), the Comptroller of the Currency (the "Comptroller") and various state financial institution regulatory agencies. In addition, there are numerous governmental requirements and regulations that affect the activities of MBI and its subsidiaries.

CERTAIN TRANSACTIONS WITH AFFILIATES

         There are various legal restrictions on the extent to which a bank holding company such as MBI and certain of its nonbank subsidiaries can borrow or otherwise obtain credit from its bank subsidiaries. In general, these restrictions require that any such extensions of credit must be on non-preferential terms and secured by designated amounts of specified collateral and be limited, as to any one of the holding company or such nonbank subsidiaries, to 10% of the lending bank's capital stock and surplus, and as to the holding company and all such nonbank subsidiaries in the aggregate, to 20% of such capital stock and surplus.

PAYMENT OF DIVIDENDS

         MBI is a legal entity separate and distinct from its wholly owned financial institutions and other subsidiaries. The principal source of MBI's revenues is dividends from its financial institution subsidiaries. Various federal and state statutory provisions limit the amount of dividends the affiliate financial institution can pay to MBI without regulatory approval. The approval of federal and state bank regulatory agencies, as appropriate, is required for any dividend if the total of all dividends declared in any calendar year would exceed the total of the institution's net profits, as defined by regulatory agencies, for such year combined with its retained net profits for the preceding two years. In addition, a national bank or a state member bank may not pay a dividend in an amount greater than its net profits then on hand. The payment of dividends by any financial institution subsidiary may also be affected by other factors, such as the maintenance of adequate capital.


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         In addition, if, in the opinion of the applicable federal bank regulatory agency, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe and unsound practice (which, depending on the financial condition of the institution, could include the payment of dividends), such agency may require, after notice and hearing, that the institution in question cease and desist from such practice. The Comptroller has indicated that paying dividends that would deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound practice. Moreover, an insured depository institution may not pay any dividends if such payment would cause it to become undercapitalized or once it is undercapitalized. See " -- Capital Adequacy." Also, the federal bank regulatory agencies have issued policy statements which provide that depository institutions and their holding companies should generally pay dividends only out of current operating earnings.

CAPITAL ADEQUACY

         The Federal Reserve Board has issued standards for measuring capital adequacy for bank holding companies. These standards are designed to provide risk-responsive capital guidelines and to incorporate a consistent framework for use by financial institutions operating in major international financial markets. The banking regulators have issued standards for banks that are similar to, but not identical with, the standards for bank holding companies.

         In general, the risk-related standards require financial institutions and financial institution holding companies to maintain certain capital levels based on "risk-adjusted" assets, so that categories of assets with potentially higher credit risk will require more capital backing than categories with lower credit risk. In addition, banks and bank holding companies are required to maintain capital to support off-balance-sheet activities such as loan commitments.

         Under the risk-based capital standard, the minimum consolidated ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as standby letters of credit) required by the Federal Reserve Board for bank holding companies is currently 8%. At least one-half of the total capital must be comprised of common equity, retained earnings, qualifying noncumulative perpetual preferred stock, a limited amount of qualifying cumulative perpetual preferred stock and minority interest in the equity accounts of consolidated subsidiaries, plus certain items such as goodwill and certain other intangible assets ("Tier I Capital"). The remainder may consist of qualifying hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, preferred stock that does not qualify as Tier I Capital and a limited amount of loan and lease loss reserves. As of December 31, 1997, MBI's Tier I Capital and total capital to risk adjusted assets ratios were 8.84% and 12.05%, respectively. At December 31, 1997, on a pro forma combined basis after giving effect to the Merger, MBI's estimated consolidated Tier I Capital and total capital to risk-adjusted assets ratios would be 8.97% and 12.08%, respectively.

         In addition to the risk-based standard, the Federal Reserve Board has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier I Capital to adjusted average total assets less goodwill and certain other intangibles (the "Leverage Ratio") of 3% for bank holding companies that meet certain specified criteria, including having the highest regulatory rating. Other bank holding companies generally are required to maintain a Leverage Ratio of at least 4% to 5%. The guidelines also provide that


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bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above minimum supervisory levels, without significant reliance on intangible assets.

         The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions are expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve Board has indicated that it will consider a "tangible Tier I Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

         As of December 31, 1997, MBI's Leverage Ratio was 6.15%. At December 31, 1997, on a pro forma combined basis after giving effect to the Merger, MBI's estimated consolidated Leverage Ratio would be 6.21%.

SUPPORT OF SUBSIDIARY BANKS

         Under Federal Reserve Board policy, MBI is expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each of the subsidiaries in circumstances where it may not choose to do so absent such a policy. This support may be required at times when MBI may not find itself able to provide it. In addition, any capital loans by MBI to any of its subsidiaries would also be subordinate in right of payment to deposits and certain other indebtedness of such subsidiary.

         Consistent with the policy regarding bank holding companies serving as a source of financial strength for their subsidiary banks, the Federal Reserve Board has stated that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears consistent with the bank holding company's capital needs, asset quality and overall financial condition.

FIRREA AND FDICIA

         The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") contains a cross-guarantee provision which could result in insured depository institutions owned by MBI being assessed for losses incurred by the FDIC in connection with assistance provided to, or the failure of, any other insured depository institution owned by MBI. Under FIRREA, failure to meet the capital guidelines could subject a banking institution to a variety of enforcement remedies available to federal regulatory authorities, including the termination of deposit insurance by the FDIC.

         The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") made extensive changes to the federal banking laws. FDICIA instituted certain changes to the supervisory process, including provisions that mandate certain regulatory agency actions against undercapitalized institutions within specified time limits. FDICIA contains various other provisions that may affect the operations of banks and savings institutions.


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
         The prompt corrective action provision of FDICIA requires the federal banking regulators to assign each insured institution to one of five capital categories ("well capitalized," "adequately capitalized" or one of three "undercapitalized" categories) and to take progressively more restrictive actions based on the capital categorization, as specified below. Under FDICIA, capital requirements would include a leverage limit, a risk-based capital requirement and any other measure of capital deemed appropriate by the federal banking regulators for measuring the capital adequacy of an insured depository institution. All institutions, regardless of their capital levels, are restricted from making any capital distribution or paying any management fees that would cause the institution to fail to satisfy the minimum levels for any relevant capital measure.

         The FDIC and the Federal Reserve Board adopted capital-related regulations under FDICIA. Under those regulations, a bank will be well capitalized if it: (i) had a risk-based capital ratio of 10% or greater; (ii) had a ratio of Tier I Capital to risk-adjusted assets of 6% or greater; (iii) had a ratio of Tier I Capital to average assets of 5% or greater; and (iv) was not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. An institution will be adequately capitalized if it was not "well capitalized" and: (i) had a risk-based capital ratio of 8% or greater;
(ii) had a ratio of Tier I Capital to risk-adjusted assets of 4% or greater; and
(iii) had a ratio of Tier I Capital to average assets of 4% or greater (except that certain associations rated "Composite 1" under the federal banking agencies' CAMEL rating system may be adequately capitalized if their ratios of core capital to average assets were 3% or greater). As previously discussed, all MBI subsidiary financial institutions as of December 31, 1996 were categorized as "well capitalized."

         FDICIA makes extensive changes in existing rules regarding audits, examinations and accounting. It generally requires annual on-site, full scope examinations by each bank's primary federal regulator. It also imposes new responsibilities on management, the independent audit committee and outside accountants to develop or approve reports regarding the effectiveness of internal controls, legal compliance and off-balance-sheet liabilities and assets.

DEPOSITOR PREFERENCE STATUTE

         Legislation enacted in August 1993 provides a preference for deposits and certain claims for administrative expenses and employee compensation against an insured depository institution in the liquidation or other resolution of such an institution by any receiver. Such obligations would be afforded priority over other general unsecured claims against such an institution, including federal funds and letters of credit, as well as any obligation to shareholders of such an institution in their capacity as such.

FDIC INSURANCE ASSESSMENTS

         The subsidiary depository institutions of MBI are subject to FDIC deposit insurance assessments. The FDIC has adopted a risk-based premium schedule. Each financial institution is assigned to one of three capital groups -- well capitalized, adequately capitalized or undercapitalized -- and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution's primary federal and, if applicable, state supervisors, and on the basis of other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC. See "-- FIRREA and FDICIA."

         FIRREA, adopted in August 1989 to provide for the resolution of insolvent savings associations, required the FDIC to establish separate deposit insurance funds -- the Bank Insurance Fund ("BIF") for banks and the Savings Association Insurance Fund ("SAIF") for savings associations. FIRREA also required the FDIC to set deposit insurance assessments at such levels as would cause BIF and SAIF to reach their "designated reserve ratios" of 1.25 percent of the deposits insured by them within a reasonable period of time. Due to low costs of resolving bank insolvencies in the last few years, BIF reached its designated reserve ratio in May 1995. As a result, effective January 1, 1996, the FDIC eliminated deposit insurance assessments (except for the minimum $2,000 payment required by law) for banks that are well capitalized and well managed and reduced the deposit insurance assessments for all other banks. As of January 1, 1996, the SAIF had not reached the designated reserve ratio. MBI, which has acquired substantial amounts of SAIF-insured deposits during the years from 1989 to the present, is required to pay SAIF deposit insurance premiums on these SAIF-insured deposits.

         The Deposit Insurance Funds Act of 1996 (the "Funds Act"), enacted as part of the Omnibus Appropriations Bill on September 30, 1996, required the FDIC to take immediate steps to recapitalize the SAIF and to change the basis on which funds are raised to make the scheduled payments on the FICO bonds issued in 1987 to replenish the Federal Savings and Loan Insurance Corporation. The new legislation, combined with regulations issued by the FDIC immediately after enactment of the Funds Act, provided for a special assessment in the amount of
65.7 basis points on SAIF-insured deposits held by depository institutions on March 31, 1995 (the special assessment was required by the Funds Act to recapitalize the SAIF to the designated reserve ratio of 1.25 percent of the deposits insured by SAIF). Payments of this assessment were made in November 1996, but were accrued by financial institutions in the third calendar quarter of 1996. Institutions such as MBI that have deposits insured by both the BIF and the SAIF ("Oakar Banks") were required to pay the special assessment on 80% of their "adjusted attributable deposit amounts" ("AADA"). In addition, for purposes of future regular deposit insurance assessments, the AADA on which Oakar Banks pay assessments to SAIF was also reduced by 20%. Commencing
January 1, 1997, BIF insured institutions will be responsible for a portion of the annual carrying costs of the FICO bonds. Such institutions will be assessed at 80% of the rate applicable to SAIF-insured institutions until December 31, 1999. Effective January 1, 1997, the Funds Act also reduced ongoing SAIF deposit insurance assessment rates to a range from $0.064 to $0.23 (from previous rates of $0.23 to $0.31) per $100 of insured deposits and increased ongoing BIF deposit insurance assessment rates to a range from $0.00 to $0.013 per $100 of insured deposits. Additionally, pursuant to the Funds
Act, if the reserves in BIF at the end of any semiannual assessment period exceed 1.25% of insured deposits, the FDIC is required to refund the excess to the BIF-insured institutions.

         The Funds Act contemplates the merger of the SAIF and BIF by 1999, provided the consolidation/merger of federal bank and thrift charters under applicable law and regulation has been achieved by that time. Until such time, however, depository institutions will continue to be prohibited from shifting deposits from SAIF insurance coverage to BIF insurance coverage in an attempt to avoid the higher SAIF assessments. The FDIC is required to issue regulations to guard against the shifting of deposits from SAIF to BIF. A report to Congress regarding the merger of the SAIF and the BIF is required from the Treasury Department by March 31, 1997.

INTERSTATE BANKING AND OTHER RECENT LEGISLATION

         In September 1994, legislation was enacted that is expected to have a significant effect in restructuring the banking industry in the United States. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Riegle-Neal") facilitates the interstate expansion and consolidation of banking organizations by permitting (i) bank holding companies that are adequately capitalized and managed, one year after enactment of the legislation, to acquire banks located in states outside their home states regardless of whether such acquisitions are authorized under the law of the host state, (ii) the interstate merger of banks (effective since June 1, 1997), subject to the right of individual states to "opt in" or to "opt out" of this authority before that date, (iii) banks to establish new branches on an interstate basis provided that such action is specifically authorized by the law of the host state, (iv) foreign banks to establish, with approval of the regulators in the United States, branches outside their home states to the same extent that national or state banks located in the home state would be authorized to do so, and (v) banks to receive deposits, renew time deposits, close loans, service loans and receive payments on loans and other obligations as agent for any bank or thrift affiliate, whether the affiliate is located in the same state or a different state. One effect of this legislation will be to permit MBI to acquire banks located in any state. One effect of Riegle-Neal is to permit MBI to acquire banks located in any state and to permit bank holding companies located in any state to acquire banks and bank holding companies in Missouri, including MBI. Overall, Riegle-Neal may have the effects of increasing competition and promoting geographic diversification in the banking industry.

         In addition, the Funds Act contains a variety of regulatory relief measures affecting banks and thrifts, including provisions modifying some of the more onerous requirements imposed under federal banking laws passed in the late 1980s and early 1990s. Among the measures are provisions reducing certain regulatory burdens imposed upon bank holding companies. For example, the Funds Act eliminates the requirement that a bank holding company seeking to acquire control of a thrift must file an application with the OTS and for approval to become a unitary savings and loan holding company as a result of such acquisition. The Funds Act also provides that a bank holding company owning or controlling a thrift will no longer be subject to the supervision and regulation of the OTS. The OTS will continue to regulate and supervise all thrifts acquired in such transactions.

         There also have been a number of recent legislative and regulatory proposals designed to strengthen the federal deposit insurance system and to improve the overall financial stability of the United States banking system, and to provide for other changes in the bank regulatory structure, including proposals to reduce regulatory burdens on banking organizations and to expand the nature of products and services banks and bank holding companies may offer. It is not possible to predict whether or in what form these proposals may be adopted in the future, and, if adopted, what their effect will be on MBI.

                      PROPOSAL II -- ELECTION OF DIRECTORS


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         On May 15, 1998, the Record Date, Firstbank had outstanding and entitled to vote ________ shares of common stock, par value $1.00 per share. Only holders of common stock reflected on the records of Firstbank at the close of business on the Record Date, will be entitled to vote at the meeting. Each share entitles its owner to one vote on all matters submitted to a vote other than the election of directors. In the election of directors, pursuant to Firstbank's Certificate of Incorporation, stockholders are entitled to cumulative voting. Thus, each stockholder has the number of votes equal to the number of shares owned by him or her multiplied by the number of directors to be elected. Those votes can be distributed among the candidates as the stockholder deems appropriate. At the 1998 Annual Meeting, three directors will be elected.

         The following table sets forth information as of January 31, 1998, with respect to the ownership of Firstbank Common Stock held by (i) the only stockholders known to management to be the beneficial owners of more than 5% of Firstbank's outstanding common stock; (ii) each director of Firstbank; and (iii) all directors and executive officers of Firstbank as a group. The table is based upon information provided by such persons and upon Firstbank's records. Beneficial ownership of securities generally means the power to vote or dispose of the securities, regardless of any economic interest.


                                                                                 Amount and Nature          Percent
Name and Address of Beneficial Owner                                          of Beneficial Ownership1     of Class
William B. Hopper, South Side Square, Taylorville, IL                                    708,507             4.48%
Robert L. Sweney, One Metropolitan Square, St. Louis, MO                                 268,576             1.70%
Mark H. Ferguson, 205 South Fifth Street, Springfield, IL                                100,610             *
William T. Grant, Jr., 1800 South Dirksen Parkway, Springfield, IL                        70,688             *
William R. Schnirring, 718 North Ninth Street, Springfield, IL                            37,275             *
P. Richard Ware, 400 West State Street, Jacksonville, IL                                  28,520             *
Leo J. Dondanville, Jr., 1525 South Sixth Street, Springfield, IL                         22,950             *
Richard E. Zemenick, 100 South Brentwood Blvd., St. Louis, MO                             12,110             *
Robert W. Jackson, 1305 Southern Hills, Springfield, IL                                    9,835             *
William R. Enlow, 607 East Adams Street, Springfield, IL                                   6,055             *
All Executive Officers and Directors as a Group (Sixteen Persons)                      1,575,647             9.80%
* Less than 1%


--------------

       1 All shareholdings are stated as of January 31, 1998, and include, without admission of beneficial ownership thereof by the named individual, shares held of record by or jointly with the named person's wife or children sharing the same household. Also included in the shares listed are shares voted by the named individuals as a result of their participation in the Firstbank Profit-Sharing Thrift Plan, which owns Firstbank shares and permits its participants to direct the voting of their proportionate number of such shares. The number of plan shares included in the table for each individual has been rounded down to the nearest whole share. Also included are shares that can be purchased pursuant to currently exercisable options granted pursuant to certain stock option agreements. See "BOARD OF DIRECTORS," "EXECUTIVE COMPENSATION-Incentive Stock Option" and "Profit-Sharing Thrift Plan."

                               BOARD OF DIRECTORS


ELECTION OF DIRECTORS

         Firstbank's Certificate of Incorporation provides for a Board of Directors divided into three classes. The following persons have been nominated by Firstbank management for election at the 1998 Annual Meeting, to serve a three-year term expiring in 2001; provided, however that if the stockholders approve the Merger Agreement and the Merger is consummated, the terms of all directors of Firstbank shall cease upon completion of the Merger. It is the intention of the persons named in the proxy to vote for the election of the following nominees and to vote the proxies to secure the election of the largest number of such nominees.



                                         Position(s) with Firstbank                                       Director
Name                              Age    (and Principal Occupation)                                        Since
William B. Hopper                 59     Director and Vice Chairman of the Board                            1982
Robert W. Jackson                 67     Director (Retired Senior Vice President, Central Illinois          1984
                                         Public Service Company, Springfield, IL)
P. Richard Ware                   66     Director (Chairman of the Board, Wareco Service, Inc.              1989
                                         Jacksonville, IL)


         Each of the foregoing nominees has been engaged in the principal occupation described above, or in a similar position, for at least the past five years.


DIRECTORS WHOSE TERMS EXPIRE IN 1999 AND 2000

         The following table presents information with respect to the six directors whose terms do not expire until 1999 or 2000 and who therefore will continue to serve as directors beyond the 1998 Annual Meeting.


                                          Position(s) with Firstbank                         Director      Term
Name                              Age     (and Principal Occupation)                          Since       Expires
Leo J. Dondanville, Jr.            67     Director (Chairman of the Board, Hanson Group        1984        1999
                                          Inc., Springfield, IL)
Mark H. Ferguson                   44     Director, Chairman of the Board, President and       1988        1999
                                          Chief Executive Officer
William T. Grant, Jr.              58     Director (President, Landmark Automotive             1982        1999
                                          Group, Springfield, IL and St. Louis, MO)


                                          Position(s) with Firstbank                         Director      Term
Name                              Age     (and Principal Occupation)                          Since       Expires
William R. Enlow                   50     Director (Attorney at Law Sorling Northrop           1988        2000
                                          Hanna Cullen Cochran Ltd., Springfield, IL)
William R. Schnirring              69     Director (Chairman of the Board and Chief            1976        2000
                                          Executive Officer, Springfield Electric Supply
                                          Co., Springfield, IL)
Robert L. Sweney                   70     Director (Attorney at Law, Of Counsel, Bryan         1988        2000
                                          Cave, St. Louis, MO)
Richard E. Zemenick                55     Director (Chairman of the Board, Zemenick &          1994        2000
                                          Walker, Inc., St. Louis, MO)



         Each of the foregoing directors has been engaged in the principal occupation described above, or in a similar position, for at least the past five years.

OTHER INFORMATION ON DIRECTORS

         Robert W. Jackson is a director of Ameren CIPS, which has a class of voting securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or is subject to the reporting requirements of Section 15(d) of that Act. Mark H. Ferguson and Richard E. Zemenick are directors of Zemenick & Walker, Inc., a wholly-owned subsidiary of Firstbank registered under the Investment Advisors Act of 1940.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of Firstbank has established the following committees to provide assistance in the discharge of its duties and responsibilities.

         Examining Committee. This committee conducts examinations of the financial affairs of Firstbank and its subsidiaries, through Firstbank's internal auditors and the independent public accounting firm retained by the Board of Directors. The results of such examinations are reported directly to the Board of Directors. Members of the committee during 1997 were Messrs. Grant, Hopper, Jackson and Sweney. The committee met four times in 1997.

         Compensation, Benefits and Officer Nominating Committee. This committee reviews the personnel policies of Firstbank, as well as salaries and other compensation paid to employees, including officers and directors. Its recommendations are reported to the Board of Directors. Members of the committee during 1997 were Messrs. Dondanville, Grant, Schnirring, Sweney and Ware. The committee met twice in 1997.

         Nominating Committee. This committee recommends individuals to be appointed to the Board of Directors of Firstbank in the event a vacancy occurs on the Board. Its recommendations are reported to the Board of Directors. Members of the committee during 1997 were Messrs. Ferguson, Hopper, Jackson, Schnirring and Zemenick. The committee met twice in 1997.

         In 1997, the Board of Directors met ten times. No director attended fewer than 75 percent of the aggregate of the total number of board meetings and the total number of meetings of committees of which he was a member.

OTHER NOMINATIONS FOR BOARD OF DIRECTORS

         Firstbank's Certificate of Incorporation specifies certain procedures to govern the nomination of directors by stockholders. Any stockholder desiring to nominate an individual for election as a director must notify the Secretary of Firstbank, in writing, of his or her desire to do so. The notice must be delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary at least 14 days in advance of any stockholders meeting called for the election of directors. If less than 21 days, notice of such a stockholders meeting is given, a stockholder must deliver or mail the prescribed notice not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed to stockholders.

         The required notice must set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each nominee, and (c) the number of shares of common stock of Firstbank beneficially owned by each such nominee. Evidence of each nominee's willingness to serve must also be provided.

                             EXECUTIVE COMPENSATION

         The following table summarizes compensation earned in 1997, 1996 and 1995 by Firstbank's chief executive officers and each of the four other most highly compensated executive officers of Firstbank who earned in excess of $100,000 during 1997 (the "Named Executive Officers").



                                                         Annual Compensation                   Long-Term Compensation
                                                ---------------------------------------   -------------------------------
                                                                              Other
                                                                              Annual          Options      All Other
                                                                             Compen-          (Number       Compen-
Name and Principal Position        Year            Salary        Bonus       sation1        of Shares)2     sation3
Mark H. Ferguson                   1997          $384,000      $146,000      $16,800           6,000         $6,650
Chairman of the Board and Chief    1996           360,000       115,200       16,800           7,500          7,200
Executive Officer                  1995           335,000        93,800       16,800           7,500          7,987



                                                         Annual Compensation                   Long-Term Compensation
                                                ---------------------------------------   -------------------------------
                                                                              Other
                                                                              Annual          Options      All Other
                                                                             Compen-          (Number       Compen-
Name and Principal Position        Year            Salary        Bonus       sation(1)      of Shares)(2)   sation(3)
Larry A. Burton                    1997          $190,000            $0           $0               0          6,650
Executive Vice President           1996           185,000        32,468            0           3,750          7,200
                                   1995           180,000        14,400            0           3,750          7,837

Sandra L. Stolte                   1997          $199,000       $35,000       $6,000           3,000         12,746
Executive Vice President(4)        1996           192,000        40,752        6,000           3,750         13,200
                                   1995           178,500        31,292        6,000           3,750         13,087

David W. Waggoner                  1997          $203,000       $58,200       $3,000           3,000         12,746
Executive Vice President           1996           196,000        42,187        3,000           3,750         13,200
                                   1995           189,881        40,114        3,000           3,750         16,164

Chris R. Zettek                    1997          $145,000       $43,500           $0           3,000          6,090
Executive Vice President and       1996           130,000        31,200            0           3,750          6,240
Chief Financial Officer            1995           120,000        25,200            0           3,750          6,390


--------

1 Directors' fees for Firstbank and its subsidiaries paid to Messrs. Ferguson and Waggoner, and Ms. Stolte.
2 Option shares listed for 1997, 1996 and 1995 were actually awarded in January 1998, 1997 and 1996, respectively.
3 Employer contributions to the Firstbank Profit Sharing Plan and subsidiary bank profit sharing plan, if applicable.
4 Amounts for Ms. Stolte in 1997, 1996 and 1995 include amounts earned in her capacity as a Firstbank subsidiary bank president.

INCENTIVE COMPENSATION PLAN

         The Board of Directors adopted an incentive compensation program for the benefit of the executive officers named in the Summary Compensation Table and certain other officers of Firstbank and its subsidiaries. The program provides that Firstbank and its subsidiaries must satisfy certain minimum net income requirements as defined in the plan before any payments may be made. Depending on the group in which an executive officer is included, the amount of Firstbank's net income and progress toward individual goals, Mr. Ferguson may receive up to 40% of his base salary and the remaining executive officers may receive up to 30% of his or her base salary. Any payments under the program must be approved by the Compensation, Benefits and Officer Nominating Committee of the Firstbank Board of Directors. The cash compensation accrued in 1997 for Firstbank's executive officers pursuant to this program for services rendered in 1997 is included under the "Bonus" category in the Summary Compensation Table.

INCENTIVE STOCK OPTION PLAN

         Firstbank maintains the Firstbank Incentive Stock Option Plan and Incentive Stock Option Plan II (the "Option Plans") to provide additional benefits to employers of Firstbank's and its subsidiaries' employees. Under the Option Plans, approved by stockholders at previous annual meetings, selected officers or key employees of Firstbank and its subsidiaries may be granted options to purchase Firstbank Common Stock at a purchase price equal to the fair market value of Firstbank stock at the time the options are granted. The grantees of the options and the number of options granted are determined by the Board of Directors of Firstbank upon the recommendations of its Compensation, Benefits and Officer Nominating Committee. Options granted pursuant to the Option Plans can be exercised only during the period beginning two years after the date they are granted and ending ten years after the date they are granted. All options authorized under the Firstbank Incentive Stock Option Plan have been granted.

         Options granted to executive officers under the Option Plans approved by the Compensation, Benefits and Officer Nominating Committee are reported in the Summary Compensation Table. A total of 24,500 options were exercised by Firstbank executive officers in 1997.

         The following table summarizes the named executive officer's stock option activity during 1997. Unexercised options reported include options awarded January 2, 1998.



               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND DECEMBER 31, 1997 OPTION VALUES



                                                                        Number of                  Value of
                                                                       Unexercised           Unexercised In-the-
                                                                        Options at             Money Options at
                                 Shares                             December 31, 1997         December 31, 1997
                               Acquired on                             Exercisable/              Exercisable/
     Name                       Exercise      Value Realized          Unexercisable             Unexercisable
---------------                -----------    --------------        -----------------        -------------------
Mark H. Ferguson                6,000            $177,667                 61,155/                $1,538,695/
                                                                          19,050                    186,127

Larry A. Burton                 11,250           $321,875                 36,375/                  $869,242/
                                                                           3,750                     52,109

Sandra L. Stolte                3,000            $84,542                  33,375/                  $784,138/
                                                                           6,750                     47,796

David W. Waggoner               2,000            $78,389                  28,750/                  $652,935/
                                                                           6,750                     47,796

Chris R. Zettek                 2,250            $65,115                  31,350/                  $726,692/
                                                                           6,750                     47,796


            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1997

         The following table sets forth, with respect to Firstbank's Chief Executive Officer and the named Executive Officers, certain information about option grants in the fiscal year ended December 31, 1997.

            OPTION GRANTS IN THE FISCAL YEAR ENDED DECEMBER 31, 1997



                                                    Percentages of
                           Number of           Total Options Granted to      Exercise
                     Securities Underlying            Employees in             Price        Expiration
    Name                   Options                   Fiscal Year           (per share)        Date          Grant Date Value (a)
------------------   ---------------------     --------------------------   -----------     ----------   --------------------------
Mark H. Ferguson             6,000                        4.84%                $38.25        01/02/08            $62,280

Larry A. Burton                  0                          --                     --              --                 --
Sandra L. Stolte             3,000                        2.24%                $38.25        01/02/08            $31,140
David W. Waggoner            3,000                        2.24%                $38.25        01/02/08            $31,140
Chris R. Zettek              3,000                        2.24%                $38.25        01/02/08            $31,140


(a) Computed using the Black Scholes Valuation Model. The assumed values for expected volatility, risk-free rate of return, dividend yield and expected option life were, respectively, 20%, 5.68%, 2.09% and 7 years.

REPORT OF THE COMPENSATION, BENEFITS AND OFFICER NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

         The Compensation, Benefits and Officer Nominating Committee ("Compensation Committee" or "Committee") of the Board of Directors establishes the general compensation policies of Firstbank, establishes the compensation plans and specific compensation levels for executive officers and administers the Incentive Compensation Plan, the Option Plans and the Thrift Plan. The Compensation Committee is composed of five independent, non-employee directors. The Compensation Committee, chaired by one of the independent directors, receives input from Firstbank's Chief Executive Officer ("CEO") relative to compensation for other executive officers.

         The Compensation Committee believes that the CEO's compensation should be heavily influenced by Firstbank's performance. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, major elements of the compensation package are directly tied to company performance. The Committee establishes the CEO's salary by considering the salaries of CEOs of comparably-sized companies and their performance according to independently accumulated data obtained by the Committee.

         The CEO's incentive compensation award has been established primarily as a direct function of Firstbank's earnings growth during the most recent fiscal year. The Committee, in connection with Firstbank's budgeting process, establishes a minimum target for earnings, and the CEO's bonus for the fiscal year is largely a function of the amount by which the minimum earnings target is met or exceeded during the fiscal year. In January of 1998, a cash bonus of $146,000 was paid to the CEO based on 1997 earnings. For fiscal year 1998, a target and formula have been established in a similar fashion.

         Stock options were granted to the CEO, as well as to other key employees, primarily based on the employee's contribution to the long-term growth and profitability of Firstbank. In January 1998, 6,000 options were granted to the CEO as approved by the Committee and Board of Directors.

         The Compensation Committee has adopted similar policies with respect to the compensation of other executive officers of Firstbank. Using independent salary survey data, the Committee reviews the base salaries for persons holding positions of similar responsibility at other companies. In addition, the Committee also considers factors such as relative company performance, and each individual's past performance and future potential in establishing the base salaries of executive officers.

         The Committee's policy regarding other elements of the compensation package for executive officers is similar to the CEO's in that the annual bonus payments are largely tied to the achievement of performance targets. The annual incentive compensation award criteria for executives other than the CEO are primarily composed of three elements: (i) Firstbank's earnings as compared to the minimum target established; (ii) achievement of objectives related to the executive's area of responsibility; and (iii) the executive's progress toward individual goals.

         As with the CEO, the number of options granted to other officers is determined by the subjective evaluation of the executive's ability to influence Firstbank's long-term growth and profitability. All options are granted with an exercise price equal to the current market price. Since the value of the option bears a direct relationship to Firstbank's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy. In January 1998, options granted to executive officers other than the CEO were approved by the Committee and Board of Directors.

        Members of the Compensation Committee for 1997: William R. Schnirring, Chairman; William T. Grant, Jr.; Leo J. Dondanville, Jr.; Robert L. Sweney; and
P. Richard Ware.

PROFIT-SHARING THRIFT PLAN

         The Firstbank Profit-Sharing Thrift Plan (the "Thrift Plan") was initiated in 1982 for the benefit of Firstbank's and its subsidiaries' employees through the investment in Firstbank stock. Each subsidiary of Firstbank has elected to participate in the Thrift Plan. Participation is available to employees of Firstbank and its subsidiaries who have completed one year of service and have worked at least 1,000 hours during the applicable plan year. The Thrift Plan was amended effective April 1, 1995, to allow each participating employee (of Firstbank or its applicable subsidiary) the opportunity to defer up to 15% of their annual compensation, to provide opportunity for diversification from Firstbank stock through alternative investment options, and to adjust the matching contribution schedule. The Thrift Plan currently matches between 50% and 100% of employee contributions of up to 6% of their compensation, with the employer's contribution depending upon Firstbank's return on equity for the applicable year. At December 31, 1997, 683 employees of Firstbank and its subsidiaries were participants in the Thrift Plan.

RETIREMENT PLAN

         Firstbank has adopted the Firstbank Retirement Plan ("Retirement Plan"), a defined benefit plan, to provide retirement benefits for Firstbank's and its subsidiaries' employees. A subsidiary's employees are covered by the Retirement Plan if and when the subsidiary adopts the Retirement Plan. Central Bank, a wholly-owned subsidiary of Firstbank, has not adopted the Retirement Plan. Accordingly, Mr. Waggoner and Ms. Stolte continue to be covered under a separate profit sharing plan.

         Set forth below are estimated annual benefits payable under the Retirement Plan. These benefits are payable during the participants' lifetimes upon retirement at age 65 in the remuneration and service classes specified. Pension benefits may be paid in other forms which are actuarially equivalent to the benefits listed below. For purposes of the table below, "Average Annual Compensation" generally means the average of the participants' compensation, as defined in the Retirement Plan, during the five consecutive calendar years prior to retirement.


                    Average                                  Years of Credited Service
              Annual Compensation         10           15           20          25           30          35
                     $50,000           $10,207      $15,311      $20,415     $25,518      $28,018     $30,518
                      75,000            16,207       24,311       32,415      40,518       44,268      48,018
                     100,000            22,207       33,311       44,415      55,518       60,518      65,518
                     125,000            28,207       42,311       56,415      70,518       76,768      83,018
                     150,000            34,207       51,311       68,415      85,518       93,018     100,518



         At December 31, 1997, Mr. Burton had 18 years, Mr. Ferguson had 11 years and Mr. Zettek had 10 years credited service for purposes of the Retirement Plan. The maximum annual benefit (defined in Code Section 415) payable from a qualified defined benefit pension plan as a single life annuity during 1997 is $120,000. The compensation limits of Code Section 401(a)(17) have also been taken into account in determining the benefits listed in this table. For any Retirement Plan participant in the 1997 Plan year, a qualified plan may not take into account annual compensation greater than $150,000 (indexed annually).

         Firstbank has amended and restated the Retirement Plan to conform to regulations under the Tax Reform Act of 1986. All employees who terminate or retire after December 31, 1988, will receive the greater of their benefit calculated under the current formula or their frozen accrued benefit under any prior formula.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         Each Named Executive Officer has entered into a severance agreement with Firstbank. Pursuant to these agreements, if the employee is terminated involuntarily other than for "cause" (as defined in such severance agreements) Firstbank shall pay to the terminated employee (i) an amount equal to one year of salary based on the employee's annual base salary in effect immediately prior to such termination plus the bonus received by or due to the employee with respect to Firstbank's most recently ended fiscal year, payable in twelve substantially equal monthly installments commencing as soon as practicable following the date of termination; and (ii) continue to pay for one year any premiums (to the extent such premiums are due) for the employee's health, dental, disability, and life insurance paid prior to such termination;
provided that such payments shall be reduced by the amount of compensation paid to the employee from other sources during the twelve-month period and, if the employee accepts employment with a bank or bank holding company that operates in any of the same cities in which Firstbank or its subsidiaries operates, the employee shall receive no compensation from Firstbank.

         Additionally, such severance agreements provide that if the employee is terminated involuntarily other than for cause within a period varying from two to three years after a Change in Control (as defined in such severance agreements) or such termination otherwise results from a Change in Control,
Firstbank shall: (i) pay the   employee an amount equal to a multiple
(varying from two to three) of the sum of (a) the higher of such person's annual base salary as of the date of termination or such person's annual base salary as of the effective date of the Change in Control, plus (b) the highest bonus paid to the employee with respect to the three fiscal years immediately preceding the effective date of the Change in Control, which amount shall be paid in a lump sum as soon as practicable after the date of termination; and
(ii) continue to pay for 24 months any premiums (to the extent such premiums are due) for such employee's health, dental, disability, and life insurance paid prior to such date of termination. In addition, if Mr. Feguson voluntarily terminates his employment within three years of a Change in Control he will be entitled to the benefits described in this paragraph. Mr. Ferguson's Severance Agreement also provides that if the payments under the agreement cause
Mr. Ferguson to become liable for any excise tax with respect to such payments, Mr. Ferguson will be reimbursed the amount of such excise tax, as well as for any taxes on the reimbursed amount. If approved by the stockholders of Firstbank and consummated, the Merger will constitute a Change in Control under the Severance Agreements. See "THE MERGER-Interests of Certain Persons in the Merger."

DIRECTORS' COMPENSATION

         Firstbank paid each of its directors a fee of $13,800 in 1997 to serve as a director. Directors serving on the Loan and Discount Committee were paid an additional $150 per meeting and met twelve times during 1997. Beginning June 1, 1997, in addition to the Loan and Discount Committee, directors appointed to the other board committees were paid $150 per board committee meeting attended.

         In addition to the directors' fees, the stockholders of Firstbank approved a Directors Stock Option Plan at the 1997 Annual Meeting. Under the Directors Stock Option Plan, all non-employee directors are automatically granted options each June 1, beginning in 1997 and ending in 2007, for 2,250 shares of Firstbank common stock exercisable immediately and expiring ten years from the date granted or prior to the termination of his term as a director, whichever is earlier. The purchase price is equal to the fair market value of Firstbank stock at the time the options are granted or the book value of the common stock at that time, whichever is greater. Under identical plans previously in place, each June 1, beginning 1988 and 1994 and ending in 1992 and 1996, respectively, a non-employee director continuing, elected or re-elected as a member of the Board received an option to purchase 2,250 shares of Firstbank common stock. All the options granted under these Directors Stock Option Plans are reflected in the table under "Voting Securities and Principal Holders Thereof."

                              CERTAIN TRANSACTIONS

         Several of the present and former officers and directors of Firstbank and its subsidiaries and principal stockholders of Firstbank and/or their associates have been or presently are indebted to one or more of Firstbank's subsidiary banks. All such indebtedness was incurred in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features. Firstbank expects that such persons and/or their associates will borrow additional funds from Firstbank subsidiaries in the future, all of which borrowings will be obtained on a similar basis.

         Firstbank and its subsidiaries have for several years retained the services of Zemenick & Walker, Inc., of which Richard E. Zemenick, a director, is Chairman. On January 2, 1997, Zemenick & Walker, Inc. became a wholly-owned subsidiary of Firstbank. Pursuant to the provisions of the purchase agreement between Firstbank and Zemenick & Walker, Inc., Richard E. Zemenick and James C. Walker entered into Employment Agreements for a period of five (5) years. See "THE MERGER - Interests of Certain Persons."

                              FIRSTBANK PERFORMANCE

The following graph sets forth the cumulative stockholder return (assuming reinvestment of dividends) to Firstbank's stockholders during the five year period ended December 31, 1997, as well as the Standard & Poors overall stock market index (S & P 500 Index) and Firstbank's peer group index published by Keefe, Bruyette & Woods, Inc. (KBW 50 Index).


                              FIRSTBANK PERFORMANCE
                          CUMULATIVE STOCKHOLDER RETURN



                               [PERFORMANCE GRAPH]

      ----------------------- -------------- ------------- -------------- -------------- ------------- --------------
                                   1992            1993         1994            1995          1996            1997
      ----------------------- -------------- ------------- -------------- -------------- ------------- --------------
      S&P 500                     100.00          110.08       111.53          153.45        188.68         251.62
      ----------------------- -------------- ------------- -------------- -------------- ------------- --------------
      KBW 50                      100.00          105.54       100.16          160.42        226.93         331.75
      ----------------------- -------------- ------------- -------------- -------------- ------------- --------------
      Firstbank                   100.00           98.56       108.42          133.26        154.16         249.71
      ----------------------- -------------- ------------- -------------- -------------- ------------- --------------


Note: The stock performance graph assumes $100 was invested on January 1, 1993, and all dividends are reinvested.

                              INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP, certified public accountants, were Firstbank's independent auditors for, and reported on Firstbank's consolidated financial statements for, the year ended December 31, 1997. The Firstbank Board has appointed KPMG Peat Marwick LLP as Firstbank's auditors for the year ending December 31, 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires Firstbank's officers and directors, and persons owning more than 10% of a registered class of Firstbank's equity securities, to file periodic reports of ownership and changes in ownership with the Commission and to provide Firstbank with copies of such reports. Based solely upon its review of such reports received by it, or written representation from such reporting persons, Firstbank believes that all filing requirements applicable to such reporting persons were complied with during 1997.

                                  LEGAL MATTERS

         The validity of the MBI Common Stock to be issued in the Merger will be passed upon by Jon W. Bilstrom, General Counsel and Secretary of MBI, who, as of February 27, 1998, beneficially owned 58,174 shares of MBI Common Stock, including 31,875 restricted shares subject to forfeiture in certain circumstances, and held options to acquire 71,773 additional shares of MBI Common Stock.

                                     EXPERTS

         The consolidated financial statements of MBI as of December 31, 1997, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in the 1997 MBI Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Firstbank as of December 31, 1997, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference in the 1997 Firstbank Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                                  OTHER MATTERS

         The Firstbank Board, at the date hereof, is not aware of any business to be presented at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and discussed herein. If any other matter should properly come before the Annual Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by proxies in accordance with their discretion and judgment as to the best interests of Firstbank.

                              STOCKHOLDER PROPOSALS

         If the Merger is consummated, Firstbank Stockholders who receive MBI Common Stock will become shareholders of MBI at the Effective Time. MBI shareholders may submit to MBI proposals for formal consideration at the 1999 Annual Meeting of MBI's shareholders and for inclusion in MBI's proxy statement and proxy for such meeting. All such proposals must be received in writing by the Corporate Secretary at Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524 no later than November 16, 1998 in order to be considered for inclusion in MBI's Proxy Statement and proxy for the 1998 Annual Meeting.

         In the event the Merger is not consummated, in order to be eligible for inclusion in Firstbank's proxy materials for its next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be in writing and received at Firstbank's main office, 205 South Fifth Street, Springfield, Illinois 62794, no later than ___________________, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ Mark H. Ferguson

                               Mark H. Ferguson
                               Chairman, President and Chief Executive Officer

Springfield, Illinois

                                                                         Annex A

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                         MERCANTILE BANCORPORATION INC.,

                                AMERIBANC, INC.,

                                       and

                            FIRSTBANK OF ILLINOIS CO.

                             Dated January 30, 1998

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on January 30, 1998, by and among MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation and a wholly owned subsidiary of Mercantile ("Merger Sub"), and FIRSTBANK OF ILLINOIS CO., a Delaware corporation ("Firstbank").

                              W I T N E S S E T H:

         WHEREAS, Mercantile is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

         WHEREAS, Firstbank is a registered bank holding company under the BHCA; and

         WHEREAS, the Board of Directors of Firstbank (the "Firstbank Board") and the Executive Committee of the Board of Directors of Mercantile (the "Mercantile Executive Committee") have approved the merger (the "Merger") of Firstbank with and into Merger Sub, pursuant to the terms and subject to the conditions of this Agreement; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, it is intended that the Merger shall qualify for pooling-of-interests accounting treatment; and

         WHEREAS, as a condition to, and immediately after the execution of this Agreement, Mercantile and certain directors of Firstbank will enter into Support Agreements (the "Support Agreements") in the form attached hereto as Exhibit A; and

         WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Mercantile and Firstbank will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit B; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

         NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01. The Merger. Subject to the terms and conditions of this Agreement, Firstbank shall be merged with and into Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL") and the Missouri General and Business Corporation Law (the "MGBCL") and the separate corporate existence of Firstbank shall cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

         1.02. Closing. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Mercantile and Firstbank shall agree (the "Closing Date").

         1.03. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Delaware and Missouri in such form as required by, and in accordance with, the relevant provisions of the DGCL and MGBCL, respectively. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on any such date as Mercantile shall notify Firstbank in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01 and 6.02 (the "Approval Date") and (ii) subject to clause (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Mercantile and Firstbank shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the States of Delaware and Missouri in accordance with the DGCL and the MGBCL, respectively.

         1.04. Additional Actions. If, at any time after the Effective Time, Mercantile or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Firstbank or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Firstbank and Merger Sub and each of their respective officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Firstbank or otherwise to take any and all such action.

         1.05. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

         1.06. Boards of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

         1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Mercantile, Firstbank or the holder of any of the following securities:

           (i) Each share of the common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

         (ii) Subject to Sections 1.10 and 1.11 hereof, each share of the common stock, $1.00 par value ("Firstbank Common Stock"), of Firstbank issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive 0.8308 (the "Exchange Ratio") shares of common stock, par value $.01 per share ("Mercantile Common Stock"), of Mercantile and the associated Rights under the Mercantile Rights Agreement as those terms are defined in Section 3.02 (the "Per Share Stock Consideration"), provided, however, that any shares of Firstbank Common Stock held by Firstbank, Mercantile or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not be exchanged for shares of Mercantile Common Stock. The Exchange Ratio was computed by (i) aggregating (A) the total number of shares of Firstbank Common Stock that were issued and outstanding on the date of this Agreement (as set forth in Section
2.03 hereof) with (B) the total number of shares of Firstbank Common Stock that are reserved for issuance pursuant to Firstbank Stock Options (as set forth in Section 2.03 hereof) and dividing such number of shares of Firstbank Common Stock (computed by aggregating (A) and (B) hereof) into (ii) 13,800,000, the aggregate number of shares of Mercantile Common Stock to be issued in the Merger.

         1.08. Exchange Procedures. (a) Holders of record of certificates formerly representing shares of Firstbank Common Stock (the "Certificates") shall be instructed to tender such Certificates to Mercantile pursuant to a letter of transmittal that Mercantile shall deliver or cause to be delivered to such holders as soon as practicable following the Effective Time. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Mercantile or the Exchange Agent (as defined below).

               (b) Subject to Section 1.10, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate to Mercantile or to Harris Trust and Savings Bank, as the exchange agent designated by Mercantile (the "Exchange Agent"), will, upon acceptance thereof by Mercantile or the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the shares represented by the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile Common Stock, without interest, and a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive with respect to the Certificate(s) surrendered.

               (c) Mercantile or, at the election of Mercantile, the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Mercantile or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Mercantile or the Exchange Agent may reasonably require.

               (d) Each outstanding Certificate shall until duly surrendered to Mercantile or the Exchange Agent be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

               (e) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for in this Agreement. After the Effective Time, there shall be no further transfer on the records of Firstbank of Certificates, and if such Certificates are presented to Firstbank for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Mercantile shall not be obligated to deliver the consideration to which any former holder of Firstbank Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Firstbank for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Mercantile Common Stock until Mercantile has received a written agreement from such person in the form attached as Exhibit C. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Mercantile and the Exchange Agent shall be entitled to rely upon the stock transfer books of Firstbank to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Mercantile and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.09. [Intentionally Omitted]

         1.10. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of

Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Closing Price per share of Mercantile Common Stock on the last business day preceding the Effective Time. With respect to a share of stock, "Closing Price" shall mean: the closing price as reported on the Consolidated Tape (as reported in The Wall Street Journal or in the absence thereof, by any other authoritative source). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         1.11. Anti-Dilution Adjustments. If prior to the Effective Time Mercantile shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine or make other similar change to Mercantile Common Stock, exchange Mercantile Common Stock for a different number or kind of shares or securities or declare a dividend or make a distribution on Mercantile Common Stock or on any security convertible into Mercantile Common Stock, or is involved in any transaction resulting in any of the foregoing (including any exchange of Mercantile Common Stock for a different number or kind of shares or securities), appropriate adjustment or adjustments will be made to the Exchange Ratio.

         1.12. Reservation of Right to Revise Transaction. Mercantile may at any time change the method of effecting the acquisition of Firstbank or Firstbank's Subsidiaries by Mercantile and Firstbank shall cooperate in such efforts (including without limitation (a) the provisions of this Article I and (b) causing the merger of any of the Banks (as defined herein) with any depository institution which is a Subsidiary of Mercantile (any such merger together with the Merger being referred to herein as the "Transactions")) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of Firstbank directly into Mercantile, in which Mercantile is the surviving corporation, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Firstbank Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Firstbank's stockholders as a result of receiving the Merger Consideration or (C) materially delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE II

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF FIRSTBANK

         Firstbank represents and warrants to and covenants with Mercantile as follows:

         2.01. Organization and Authority. Firstbank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except as set forth on Schedule 2.01 and except where the failure to be so qualified would not have and could not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Firstbank and its Subsidiaries, taken as a whole, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Firstbank is registered as a bank holding company with the Board of

Governors of the Federal Reserve System (the "Board") under the BHCA. True and complete copies of the Certificate of Incorporation and the Bylaws of Firstbank and, to the extent requested in writing by Mercantile, of the articles of incorporation and bylaws of the Firstbank Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to Mercantile.

         2.02. Subsidiaries. Schedule 2.02 sets forth, among other things, a complete and correct list of all of Firstbank's Subsidiaries (each a "Firstbank Subsidiary" and collectively the "Firstbank Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Firstbank. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Firstbank Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Firstbank are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Firstbank Subsidiaries is a corporation, savings bank, bank or bank and trust company duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Firstbank Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.02, Firstbank does not own beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The place and type of charter and the applicable insurance fund for each of Firstbank's Subsidiaries which are financial institutions (the "Banks") are set forth on Schedule 2.02. Except as set forth on Schedule 2.02, neither Firstbank nor any Firstbank Subsidiary holds any interest in a partnership or joint venture of any kind.

         2.03. Capitalization. The authorized capital stock of Firstbank consists of (i) 20,000,000 shares of Firstbank Common Stock, of which, as of January 2, 1998, 15,753,053 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, no par value per share, of which, as of January 2, 1998, no shares were issued and outstanding ("Firstbank Preferred Stock"). As of January 2, 1998, Firstbank had reserved 857,201 shares of Firstbank Common Stock for issuance under Firstbank's stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Firstbank Stock Plans"), pursuant to which options ("Firstbank Stock Options") covering 857,201 shares of Firstbank Common Stock were outstanding as of January 2, 1998. Except as set forth on Schedule 2.03, since December 31, 1997, no Equity Securities of

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Firstbank have been issued other than shares of Firstbank Common Stock which may have been issued upon the exercise of Firstbank Stock Options. Except as set forth above, there are no other Equity Securities of Firstbank outstanding. All of the issued and outstanding shares of Firstbank Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Firstbank. Since January 2, 1998, Firstbank has not granted any options or similar rights pursuant to which shares of Firstbank Common Stock may be issued and has not issued any shares of Firstbank Common Stock. Neither Firstbank nor any Firstbank Subsidiary, to the best of Firstbank's knowledge, has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Firstbank nor any Firstbank Subsidiary will take any action that would, or intentionally will fail to take any action the failure of which to take would, prevent the Merger from qualifying for pooling-of-interests accounting treatment.

         2.04. Authorization. (a) Except as set forth on Schedule 2.04A, Firstbank has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Firstbank, to carry out its obligations hereunder. The only stockholder vote required for Firstbank to approve this Agreement is the affirmative vote of the holders of at least a majority of the shares of Firstbank Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Firstbank and the consummation by Firstbank of the transactions contemplated hereby have been duly authorized by the Board of Directors of Firstbank. Subject to approval by the stockholders of Firstbank, this Agreement is a valid and binding obligation of Firstbank enforceable against Firstbank in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

               (b) Except as set forth on Schedule 2.04B, neither the execution nor delivery nor performance by Firstbank of this Agreement, nor the consummation by Firstbank of the transactions contemplated hereby, nor compliance by Firstbank with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Firstbank or any Firstbank Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Firstbank or any Firstbank Subsidiary is a party or by which it may be bound, or to which Firstbank or any Firstbank Subsidiary or any of the material properties or assets of Firstbank or any Firstbank Subsidiary may be subject (in all cases other than any of the foregoing which would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole), or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best knowledge of Firstbank, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Firstbank or any Firstbank Subsidiary or any of their respective material properties or assets.


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         (c) Other than in connection or in compliance with the provisions of the DGCL, the MGBCL, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Investment Company Act of 1940, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA or any required approvals or filings pursuant to any state statutes or regulations applicable to Firstbank, Mercantile or their respective Subsidiaries with respect to the transactions contemplated by this Agreement, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Firstbank of the transactions contemplated by this Agreement.

         2.05. Firstbank Financial Statements. The consolidated balance sheets of Firstbank and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP and included in an annual report on Form 10-K (including amendments thereto) as filed with the Securities and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of Firstbank and its Subsidiaries as of March 31, June 30, and September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the periods then ended, together with the notes thereto, included in quarterly reports on Form 10-Q (including amendments thereto) (each a "Firstbank Form 10-Q") as filed with the SEC (collectively, the "Firstbank Financial Statements"), except as set forth on
Schedule 2.05, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Firstbank and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Firstbank and its Subsidiaries for the periods stated therein and are derived from the books and records of Firstbank and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Except as set forth on Schedule 2.05, neither Firstbank nor any of its Subsidiaries has any contingent liabilities that are material to Firstbank and the Firstbank Subsidiaries, taken as a whole, and which are not reflected in the Firstbank Reports (defined below) or disclosed in the financial statements described above.

         2.06. Firstbank Reports. Except as set forth on Schedule 2.06, since January 1, 1994, each of Firstbank and the Firstbank Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the FDIC, (iii) the Board and (iv) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Firstbank Reports." As of its respective date, each Firstbank Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of



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a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.07. Properties and Leases. Except as set forth on Schedule 2.07 or as may be reflected in the Firstbank Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Firstbank and its Subsidiaries have good title free and clear of any material Lien to all the real and personal property reflected in Firstbank's consolidated balance sheet as of September 30, 1997 included in the most recent Firstbank Form 10-Q and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Firstbank or any Firstbank Subsidiary pursuant to which Firstbank or any Firstbank Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Firstbank or any Firstbank Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of Firstbank's and Firstbank Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

         2.08. Taxes. Except as set forth on Schedule 2.08, Firstbank and each Firstbank Subsidiary have timely filed or will timely (including extensions) file all material tax returns, reports and certifications required to be filed on or prior to the Closing Date ("Firstbank Returns"), and such filed Firstbank Returns are and will be complete and accurate in all material respects. Each of Firstbank and its Subsidiaries has paid (taking into account all applicable extensions), or set up adequate reserves on the Firstbank Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Firstbank Financial Statements and has set up adequate reserves on the most recent financial statements Firstbank has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Firstbank nor any Firstbank Subsidiary will have any liability material or reasonably expected to be material to the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Firstbank, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Firstbank or any Firstbank Subsidiary which would not be covered by existing reserves. Neither Firstbank nor any Firstbank Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been timely filed and no requests for extensions or waivers of the time to assess any tax are pending. The federal and state income tax returns of Firstbank and the Firstbank Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1994 (with respect to federal income tax returns) and December 31, 1993 (with respect to state income tax returns) or the period for assessment of taxes in respect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with



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respect to Firstbank Returns. Neither Firstbank nor any Firstbank Subsidiary has
extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

         2.09. Material Adverse Change. Since September 30, 1997, there has been no material adverse change in the Condition of Firstbank and its Subsidiaries, taken as a whole, except (i) as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally and (ii) costs, up to the amounts set forth on Schedule 2.23, incurred or to be incurred by Firstbank in connection with this Agreement, which include costs incurred for investment banking, accounting and legal services.

         2.10. Commitments and Contracts. (a) Except as set forth on Schedule 2.10A, neither Firstbank nor any Firstbank Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                           (i) any material agreement, arrangement or commitment
         (A) not made in the ordinary course of business or (B) pursuant to which Firstbank or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Firstbank Subsidiary;

                           (ii) any agreement, indenture or other instrument not disclosed in the Firstbank Financial Statements relating to the borrowing of money by Firstbank or any Firstbank Subsidiary or the guarantee by Firstbank or any Firstbank Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Firstbank Subsidiary, such as deposits and Fed Funds borrowings);

                           (iii) any contract, agreement or understanding with any labor union or collective bargaining organization relating to employees of Firstbank or any Firstbank Subsidiaries;

                           (iv) any contract containing covenants which limit the ability of Firstbank or any Firstbank Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Firstbank or any Firstbank Subsidiary may carry on its business other than as may be required by law or any applicable Regulatory Authority) and which are not material or reasonably expected to be material to the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole;

                           (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; or

                  (vi) any lease with annual rental payments aggregating $250,000 or more.

         (b) Neither Firstbank nor any Firstbank Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease,



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insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole.

         2.11. Litigation and Other Proceedings. Except as set forth on Schedule 2.11, neither Firstbank nor any Firstbank Subsidiary is a party to any pending or, to the best knowledge of Firstbank, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Firstbank, threatened against Firstbank or any Firstbank Subsidiary or any of their respective officers or directors by any stockholder of Firstbank or any Firstbank Subsidiary (or any former stockholder of Firstbank or any Firstbank Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.

         2.12. Insurance. Each of Firstbank and its Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Firstbank, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Set forth on Schedule 2.12 is a list of all insurance policies maintained by or for the benefit of Firstbank or its Subsidiaries or their directors, officers, employees or agents.

         2.13. Compliance with Laws. (a) Except as set forth on Schedule 2.13A, Firstbank and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material or reasonably expected to be material to the Condition of Firstbank and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Firstbank, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

         (b) Except as set forth on Schedule 2.13B and except for failures to comply or defaults which individually or in the aggregate would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, (i) each of Firstbank and its Subsidiaries has complied with all laws, regulations and




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orders (including without limitation zoning ordinances, building codes, the
Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Firstbank Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Firstbank nor any Firstbank Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 2.13B and except as would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, as of the date of this Agreement, neither Firstbank nor any Firstbank Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Firstbank (whether directly or, to the best knowledge of Firstbank, as a consequence of such Property being part of the investment portfolio of Firstbank or any Firstbank Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. Except as set forth on Schedule 2.13B, no claim, action, suit, or proceeding is pending against Firstbank or any Firstbank Subsidiary relating to Property of Firstbank before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Firstbank or any Firstbank Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Firstbank or any Firstbank Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole.

         (c) From and after January 1, 1994, neither Firstbank nor any Firstbank Subsidiary has received any notification or communication which has not been finally resolved from any Regulatory Authority (i) asserting that any Firstbank or any Subsidiary of Firstbank, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13C or (B) reasonably could not be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material or reasonably expected to be material to the Condition of Firstbank and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or



                                     A-13


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(iii) requiring or threatening to require Firstbank or any of its Subsidiaries, or indicating that Firstbank or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Firstbank or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

         (d) Except as set forth on Schedule 2.13D, neither Firstbank nor any Firstbank Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         2.14. Labor. No work stoppage involving Firstbank or any Firstbank Subsidiary, is pending or, to the best knowledge of Firstbank, threatened which reasonably could be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Neither Firstbank nor any Firstbank Subsidiary is involved in, or, to the best knowledge of Firstbank, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Employees of neither Firstbank nor any Firstbank Subsidiary, are represented by any labor union or any collective bargaining organization.

         2.15. Material Interests of Certain Persons. (a) Except as set forth in Firstbank's Proxy Statement for its 1997 Annual Meeting of Shareholders, to the best knowledge of Firstbank, no officer or director of Firstbank or any Subsidiary of Firstbank, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Firstbank or any Subsidiary of Firstbank, which in the case of Firstbank is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under Section 12 of the Exchange Act.

         (b) Except as set forth in Firstbank's Proxy Statement for its 1997 Annual Meeting of Shareholders or on Schedule 2.15B, there are no loans from Firstbank or any Firstbank Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Firstbank's or Firstbank Subsidiary's Board of Directors ("Insider Loans"). All outstanding Insider Loans from Firstbank or any Firstbank Subsidiary were approved by or reported to the appropriate board of directors to the extent required in accordance with applicable law and regulations.

         2.16. Allowance for Loan and Lease Losses; Nonperforming Assets. (a) The allowances for loan and lease losses contained in the Firstbank Financial Statements were established in accordance with the past practices and experiences of Firstbank and its Subsidiaries, and the



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

allowance for loan losses shown on the consolidated condensed balance sheet of Firstbank and its Subsidiaries contained in the most recent Firstbank Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

         (b) As of September 30, 1997, the aggregate amount of all Nonperforming Assets (as defined below) on the books of Firstbank and its Subsidiaries does not exceed $12,000,000. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Firstbank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "doubtful", "loss" or the equivalent thereof by any Regulatory Authority, and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

         2.17. Employee Benefit Plans. (a) Except as set forth on Schedule 2.17A, neither Firstbank nor any Firstbank Subsidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. Schedule 2.17A lists all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Firstbank or any Firstbank Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Firstbank or any Firstbank Subsidiary (collectively, "Firstbank Employee Plans"). Firstbank has furnished Mercantile with the following documents with respect to each Firstbank Employee Plan: (i) a true and complete copy of all material written documents comprising such Firstbank Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Firstbank Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any. Without limiting the generality of the foregoing, Firstbank has furnished Mercantile with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Firstbank or any Firstbank Subsidiary.

         (b) Except as set forth on Schedule 2.17B, all Firstbank Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without



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limitation ERISA and the Code. All contributions required to be made to
Firstbank Employee Plans have been made.

         (c) With respect to each of the Firstbank Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"), except as set forth on Schedule 2.17C: (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the knowledge of Firstbank, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended, together with the Treasury regulations thereunder (the "IRC"); (ii) the actuarial present value of all benefits under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Firstbank, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Firstbank or any Firstbank Subsidiary, to any material tax or penalty; (iv) except as set forth on Schedule 2.17C, no Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA for which the 30-day notice requirement has not been waived on or after January 1, 1993; and
(v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). Except as set forth on Schedule 2.17C, no Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a "Multiple Employer Pension Plan"): (i) neither Firstbank nor any Firstbank Subsidiary would have any liability or obligation to post a bond under
Section 4063 of ERISA if Firstbank and all Firstbank Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Firstbank nor any Firstbank Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

         (d) Except as set forth on Schedule 2.17D, neither Firstbank nor any Firstbank Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

         (e) Except as set forth on Schedule 2.17E, to the knowledge of Firstbank, neither Firstbank nor any Firstbank Subsidiary has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the IRC.

         (f) Except as set forth on Schedule 2.17F, neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Firstbank or any Firstbank Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Firstbank Employee Plans or (iii) result in the acceleration of the time



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of payment of any such benefit. No holder of an option to acquire stock of
Firstbank has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Firstbank) in exchange for or with respect to all or any portion of such option. Except as described on Schedule 2.17F, Firstbank shall use its best efforts to insure that no amounts paid or payable by Firstbank, Firstbank Subsidiaries or Mercantile to or with respect to any employee or former employee of Firstbank or any Firstbank Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the IRC. No Firstbank Stock Option has an associated "Additional Option Right" (e.g., an SAR, etc.) or similar "re-load" feature.

         2.18. Conduct of Firstbank to Date. From and after January 1, 1997 through the date of this Agreement, except as set forth on Schedule 2.18 or in Firstbank Financial Statements or Firstbank Reports: (i) Firstbank and the Firstbank Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practices; (ii) neither Firstbank nor any Firstbank Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to Lien any of its material assets or properties other than in the ordinary course of business consistent with past practice; (iii) neither Firstbank nor any Firstbank Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) neither Firstbank nor any Firstbank Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets other than for a fair consideration in the ordinary course of business; (v) except as required by contract or law, neither Firstbank nor any Firstbank Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit, promotion or annual increases and bonuses in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Firstbank Employee Plans or (D) agreed to do any of the foregoing; (vi) neither Firstbank nor any Firstbank Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither Firstbank nor any Firstbank Subsidiary has cancelled or compromised any material debt, except for debts charged off or compromised in accordance with the past practice of Firstbank and its Subsidiaries.

         2.19. Proxy Statement, etc. None of the information regarding Firstbank or any Firstbank Subsidiary supplied or to be supplied by Firstbank for inclusion and included in (i) the registration statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Firstbank Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"),
(ii) the proxy or information statement (the "Proxy Statement") to be mailed to Firstbank's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions




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contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Firstbank's stockholders referred to in
Section 5.03 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Firstbank's stockholders), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Firstbank or any Firstbank Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         2.20. Registration Obligations. Except as set forth on Schedule 2.20, neither Firstbank nor any Firstbank Subsidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.

         2.21. State Takeover Statutes; Firstbank's Certificate of Incorporation. (a) Except as set forth on Schedule 2.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law assuming that neither Mercantile nor any of its affiliates or associates beneficially own (other than pursuant to or as a result of the Stock Option Agreement) more than 15 percent of the outstanding voting shares of Firstbank prior to the Effective Time.

         (b) Except as set forth on Schedule 2.21, the transactions contemplated by this Agreement and the agreements contemplated hereby are not, and will not be, prohibited by, or subject to any super majority provisions under Firstbank's Certificate of Incorporation or Bylaws.

         2.22. Accounting, Tax and Regulatory Matters. Neither Firstbank nor any Firstbank Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would, or intentionally will fail to take any action the failure of which to take would, (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         2.23. Brokers and Finders. Except for Paine Webber, Inc., neither Firstbank nor any Firstbank Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Firstbank or any Firstbank Subsidiary in connection with this Agreement or the transactions contemplated hereby. Schedule 2.23 discloses a bona fide estimate of the aggregate amount of all fees and expenses expected to be paid by Firstbank to all third parties in connection with the Merger ("Merger Fees").

         2.24. Other Activities. (a) Except as set forth on Schedule 2.24A, neither Firstbank nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent



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or broker for insurance that is directly related to an extension of credit by
Firstbank or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.

         (b) Except as set forth on Schedule 2.24B, to the knowledge of Firstbank's management: each Firstbank Subsidiary that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with requisite authority under applicable law of Regulatory Authorities and in material accordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any governmental entity pending or, to the knowledge of Firstbank, threatened against Firstbank or any of its Subsidiaries thereof relating to the compliance by Firstbank or any of its Subsidiaries with sound fiduciary principles and applicable law and regulations; and, except where such failures would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole, each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of governmental entities or such policies and procedures.

         2.25. Interest Rate Risk Management Instruments. (a) Set forth on
Schedule 2.25A is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Firstbank or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

         (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Firstbank or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Firstbank, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity, and are in full force and effect. Firstbank and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Firstbank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         2.26. Accuracy of Information. To the best knowledge of Firstbank, the statements of Firstbank contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Firstbank pursuant to the terms of this Agreement are true and



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correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

         2.27. Year 2000 Compliant. Except as set forth on Schedule 2.27, to the best knowledge of Firstbank, all computer software and hardware utilized by Firstbank or any Firstbank Subsidiary is, or is reasonably expected to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or Firstbank is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                                   ARTICLE III

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF

                            MERCANTILE AND MERGER SUB

         Each of Mercantile and Merger Sub represents, and warrants to and covenants with Firstbank as follows:

         3.01. Organization and Authority. Mercantile and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and, except where the failure to be so qualified would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Mercantile Subsidiaries, where the failure to be so qualified would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Mercantile is registered as a bank holding company with the Board under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Mercantile and Merger Sub, each in effect on the date of this Agreement, have been provided to Firstbank.

         3.02. Capitalization of Mercantile. The authorized capital stock of Mercantile consists of (i) 200,000,000 shares of Mercantile Common Stock, of which, as of December 31, 1997, 130,508,090 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, none of which, as of December 31, 1997, is issued or outstanding. Mercantile has designated 2,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights ("Rights") under a Rights Agreement dated May 23, 1988 (the "Mercantile Rights Agreement"), between Mercantile and





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Mercantile Bank of St. Louis National Association, as Rights Agent. As of
December 31, 1997 Mercantile had reserved (i) 14,840,856 shares of Mercantile Common Stock for issuance under various employee stock option and incentive plans and the Mercantile Shareholder Investment Plan ("Mercantile Stock Options"), (ii) up to 951,380 shares of Mercantile Common Stock for issuance upon the acquisition of HomeCorp, Inc. pursuant to an agreement dated October 29, 1997, (iii) up to 2,550,000 shares of Mercantile Common Stock for issuance upon the acquisition of Horizon Bancorp, Inc. pursuant to an agreement dated July 31, 1997, and (iv) up to 5,400,000 shares of Mercantile Common Stock for issuance upon the acquisition of CBT Corporation pursuant to an agreement dated January 10, 1998. From December 31, 1997 through the date of this Agreement, no shares of Mercantile Common Stock or other Equity Securities of Mercantile have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs or pursuant to the foregoing agreements. Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include equity securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, neither Mercantile nor Merger Sub will take any action that would, or intentionally will fail to take any action the failure of which to take would,
(i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (iii) unless Mercantile shall have waived the condition set forth in Section 6.03(c), prevent the Merger from qualifying for pooling-of-interests accounting treatment. Except as set forth above and except pursuant to the Mercantile Rights Agreement, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right of any stockholder of Mercantile.

         3.03. Authorization. (a) Each of Mercantile and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is required for Mercantile to approve this Agreement. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. This Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against Mercantile and Merger Sub in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

         (b) Neither the execution, delivery and performance by Mercantile or Merger Sub of this Agreement, nor the consummation by Mercantile or Merger Sub of the transactions contemplated



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hereby, nor compliance by Mercantile or Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Mercantile or any Mercantile Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or any of the material properties or assets of Mercantile is a party or by which it may be bound, or to which Mercantile may be subject (in all cases other than any of the foregoing which would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and the Mercantile Subsidiaries, taken as a whole), or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.03, to the best knowledge of Mercantile, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or any of its Subsidiaries or any of their respective material properties or assets.

         (c) Other than in connection with or in compliance with the provisions of the DGCL, the MGBCL, the Securities Act, the Exchange Act, the Investment Company Act of 1940, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA or any required approvals of, or notice to, any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile of the transactions contemplated by this Agreement.

         3.04. Mercantile Financial Statements. The supplemental consolidated and parent company only balance sheets of Mercantile and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related supplemental consolidated and parent company only statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP ("Mercantile Auditors") and included in Mercantile's current report on Form 8-K dated May 13, 1997 as filed with the SEC, and the unaudited consolidated balance sheets of Mercantile and its Subsidiaries as of March 31, June 30, and September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q (including amendments thereto) as filed with the SEC (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not reflected in the Mercantile Reports (defined below) or disclosed in the financial statements described above.



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         3.05. Mercantile Reports. Since January 1, 1994, each of Mercantile and the Mercantile Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.06. Material Adverse Change. Since September 30, 1997, there has been no material adverse change in the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking or thrift institutions generally or in general levels of interest rates affecting banking or thrift institutions generally.

         3.07. Registration Statement, etc. None of the information regarding Mercantile or any of its Subsidiaries supplied or to be supplied by Mercantile for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed (or furnished to stockholders of Firstbank), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Mercantile or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         3.08. Brokers and Finders. Except for UBS Securities Inc., neither Mercantile nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

         3.09. Commitments and Contracts. Neither Mercantile nor any Mercantile Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such




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a default, except, in all cases, where such default would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

         3.10. Litigation and Other Proceedings. Neither Mercantile nor any Mercantile Subsidiary is a party to any pending or, to the best knowledge of
Mercantile, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Mercantile, threatened against Mercantile or any Mercantile Subsidiary or any of their respective officers or directors by any stockholder of Mercantile or any Mercantile Subsidiary (or any former stockholder of Mercantile or any Mercantile Subsidiary) involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws or which purport or seek to enjoin or restrain the transactions contemplated by this Agreement.

         3.11. Accounting, Tax and Regulatory Matters. Neither Mercantile nor any Mercantile Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         3.12. Accuracy of Information. The statements of Mercantile and Merger Sub contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Mercantile or Merger Sub pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

         3.13. Taxes. Except as set forth on Schedule 3.13, Mercantile and each Mercantile Subsidiary have timely filed or will timely (including extensions) file all material tax returns, reports and certifications required to be filed on or prior to the Closing Date ("Mercantile Returns"), and such filed Mercantile Returns are and will be complete and accurate in all material respects. Each of Mercantile and its Subsidiaries has paid (taking into account all applicable extensions), or set up adequate reserves on the Mercantile Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Mercantile Financial Statements and has set up adequate reserves on the most recent financial statements Mercantile has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Mercantile nor any Mercantile Subsidiary will have any liability material or reasonably expected to be material to the Condition of Mercantile and the Mercantile Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Mercantile, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of



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Mercantile or any Mercantile Subsidiary which would not be covered by existing reserves. Neither Mercantile nor any Mercantile Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been timely filed and no requests for extensions or waivers of the time to assess any tax are pending. The federal and state income tax returns of Mercantile and the Mercantile Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1994 or the period for assessment of taxes in respect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with respect to Mercantile Returns. Except as set forth on Schedule 3.13, neither Mercantile nor any Mercantile Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

         3.14. Compliance with Laws. (a) Mercantile and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material or reasonably expected to be material to the Condition of Mercantile and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Mercantile, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

         (b) Except as set forth on Schedule 3.14B and except for failures to comply or defaults which individually or in the aggregate would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, (i) each of Mercantile and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Mercantile Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Mercantile nor any Mercantile Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 3.14B and except as would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, as of the date of this Agreement, neither Mercantile nor any Mercantile Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Mercantile (whether directly or, to the best knowledge of Mercantile, as a consequence of such Property being part of the investment portfolio of Mercantile or any Mercantile Subsidiary) (A) that is contaminated by or contains any Toxic Substance, or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in




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the construction thereof. Except as set forth on Schedule 3.14B, no claim, action, suit, or proceeding is pending against Mercantile or any Mercantile Subsidiary relating to Property of Mercantile before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Mercantile or any Mercantile Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Mercantile or any Mercantile Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

         (c) From and after January 1, 1994, neither Mercantile nor any Mercantile Subsidiary has received any notification or communication which has not been finally resolved from any Regulatory Authority (i) asserting that any Mercantile or any Subsidiary of Mercantile, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on
Schedule 3.14C or (B) reasonably could not be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material or reasonably expected to be material to the Condition of Mercantile and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Mercantile or any of its Subsidiaries, or indicating that Mercantile or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Mercantile or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

         (d) Except as set forth on Schedule 3.14D, neither Mercantile nor any Mercantile Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         3.15. Labor. No work stoppage involving Mercantile or any Mercantile Subsidiary, is pending or, to the best knowledge of Mercantile, threatened which reasonably could be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Neither Mercantile nor any Mercantile Subsidiary is involved in, or, to the best knowledge of Mercantile, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Employees of neither Mercantile nor any Mercantile Subsidiary, are represented by any labor union or any collective bargaining organization.

         3.16. Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Mercantile




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or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Mercantile, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity, and are in full force and effect. Mercantile and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Mercantile, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

         3.17. Year 2000 Compliant. Except as set forth on Schedule 3.17, to the best knowledge of Mercantile, all computer software and hardware utilized by Mercantile or any Mercantile Subsidiary is, or is reasonably expected to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or Mercantile is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                                   ARTICLE IV

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

         4.01. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, each of Mercantile and Firstbank shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use all reasonable efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

         4.02. Forbearances of Firstbank. Except as set forth on Schedule 4.02, to the extent required by applicable law or Regulatory Authority or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Firstbank shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Mercantile:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Subsidiary of Firstbank to Firstbank or another Subsidiary of Firstbank), except that Firstbank may declare and pay cash dividends on the Firstbank Common Stock equal to the product of (i) the Exchange Ratio and (ii) the amount of the dividends per share declared by the Board of Directors of Mercantile; provided, further, however, that Firstbank shall not declare or pay a quarterly dividend for any quarter in which Firstbank shareholders will



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         be entitled to receive a regular quarterly dividend on the shares of
         Mercantile Common Stock to be issued in the Merger; or

                  (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Firstbank Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract; or

                  (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights; or

                  (d) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws; or

                  (e) issue, sell, grant, confer or award any of its Equity Securities (except that Firstbank may (i) issue shares of Firstbank Common Stock upon exercise of Firstbank Stock Options outstanding on the date of this Agreement or granted in compliance with this subsection and (ii) issue shares of Firstbank Common Stock purchased by Firstbank on the open market for such purpose, and only such shares, pursuant to its dividend reinvestment plan) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or

                  (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; or

                  (g) without first consulting with and obtaining the written consent of Mercantile, enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment in an amount in excess of $3,000,000 or in any amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be equal to or in excess of $3,000,000; provided that Firstbank or any Firstbank Subsidiary may make any such loan or credit commitment in the event (A) Firstbank or any Firstbank Subsidiary has delivered to Mercantile or its designated representative a notice of its intention to make such loan and such information as Mercantile or its designated representative may reasonably require in respect thereof and (B) Mercantile or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Mercantile or its designated representative of the notice of intention and information as aforesaid; provided further, however, that nothing in this paragraph shall


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         prohibit Firstbank or any Firstbank Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(g), Firstbank shall be authorized without first obtaining Mercantile's prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility") beyond the $3,000,000 credit level, provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of five percent (5%) of such Pre-Existing Facility or $100,000; or

                  (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit, encourage or facilitate any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Firstbank or any Firstbank Subsidiary or the acquisition of Equity Securities of Firstbank or any Firstbank Subsidiary or the merger of Firstbank or any Firstbank Subsidiary with any person (other than Mercantile) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Firstbank shall promptly notify Mercantile orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction; or

                  (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Firstbank to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (C) prevent the Merger from qualifying for pooling-of-interests accounting treatment; or

                  (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, or pay without prior approval of Mercantile, which shall not be unreasonably withheld, any Merger Fees in excess of the amount set forth on Schedule 2.23; or

                  (k) materially restructure or materially change its investment securities portfolio, without prior written consent of Mercantile which consent shall not be unreasonably withheld or delayed, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute any individual investment transaction for its own account (i) in securities backed by the full faith and credit of the United States or an agency thereof in excess of $10,000,000 and (ii) in any other investment securities in excess of $1,000,000; or

                  (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would


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         make any of the representations and warranties in Article II of this
         Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

         4.03. Forbearances of Mercantile. Except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Firstbank, during the period from the date of this Agreement to the Effective Time, Mercantile shall not and shall not permit any of the Mercantile Subsidiaries to:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Mercantile Subsidiaries to Mercantile or to another of the Mercantile Subsidiaries), except that Mercantile may pay its regular quarterly dividends in amounts as it shall determine from time to time consistent with past practices;

                  (b) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Firstbank or Mercantile to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (C) unless Mercantile shall have waived the condition set forth in Section 6.03(c), prevent the Merger from qualifying for pooling-of-interests accounting treatment; or

                  (c) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and warranties in Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.01. Access and Information. Mercantile and its Subsidiaries, on the one hand, and Firstbank and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to,
(A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best




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efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         5.02. Registration Statement; Regulatory Matters. (a) Mercantile shall prepare and, subject to the review and consent of Firstbank with respect to matters relating to Firstbank, file with the SEC as soon as is reasonably practicable, but in any event within 90 days following the date hereof, the Registration Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Mercantile Common Stock to be issued in the Merger and the exercise of Mercantile Stock Options (that replace Firstbank Stock Options) after the Effective Time. After the date of filing the Registration Statement with the SEC, each party hereto shall promptly notify the others of and correct any information which it furnished for inclusion in the Registration Statement that may have become false or misleading in any material respect. Mercantile shall prepare and file a notice with the Board as soon as reasonably practicable, but in any event within 90 days following the date hereof. Mercantile shall use all reasonable efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Firstbank and its Subsidiaries shall furnish Mercantile all information concerning Firstbank and its Subsidiaries and the stockholders thereof as Mercantile may reasonably request in connection with any such action. Mercantile shall use its best efforts to cause the shares of Mercantile Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

         (b) Firstbank and Mercantile shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile and consistent with the other provisions of this Agreement, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Mercantile's Subsidiaries and Firstbank's Subsidiaries concurrently with or following the Effective Time, provided, however, that the foregoing shall not
(A) alter or change the Merger Consideration, (B) adversely affect the tax treatment to Firstbank's stockholders or Firstbank Stock Option holders as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         5.03. Stockholder Approval. Firstbank shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger. In connection therewith, Mercantile shall prepare the Proxy Statement and, with the approval of each of Mercantile and Firstbank, the Proxy Statement shall be filed with the SEC and, after such review and amendment as may be required, mailed to the stockholders of Firstbank. The Board of Directors of Firstbank shall submit for approval of Firstbank's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Firstbank hereby does and, unless the Board of Directors of Firstbank



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reasonably determines not to so recommend based upon the written opinion of counsel, which counsel either is one of those identified on Schedule 2.23 or is otherwise reasonably acceptable to Mercantile, to the effect that to so recommend would constitute a breach of the Board's fiduciary duties under applicable law, will recommend this Agreement and the transactions contemplated hereby to stockholders of Firstbank and will use its best efforts to obtain any vote of Firstbank's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

         5.04. Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

         5.05. Agreements of Affiliates. (a) As soon as practicable after the date of this Agreement, Firstbank shall deliver to Mercantile a letter identifying all persons whom Firstbank believes to be, at the time this Agreement is submitted to a vote of the stockholders of Firstbank, "affiliates" of Firstbank for purposes of Rule 145 under the Securities Act and for purposes of pooling-of-interests accounting treatment. Firstbank shall use all reasonable efforts to cause each person who is so identified as an "affiliate" to deliver to Mercantile as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Mercantile's notice to the Board referred to in Section 5.02, a written agreement providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Firstbank held by such person or any shares of Mercantile Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, Firstbank shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 5.05.

         (b) Mercantile shall use all reasonable efforts to publish as promptly as reasonably practicable, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

         5.06. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

         5.07. Miscellaneous Agreements and Consents. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use, respectively, all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper


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or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using, respectively, all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use all reasonable efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Mercantile, desirable for the consummation of the transactions contemplated by this Agreement.

         (b) Subject to applicable laws, regulations and requirements of Regulatory Authorities, Firstbank, prior to the Effective Time, shall (i) consult and cooperate with Mercantile regarding the implementation of those policies and procedures established by Mercantile for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.15 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Mercantile, conform Firstbank's existing policies and procedures in respect of such matters to Mercantile's policies and procedures or, in the absence of any existing Firstbank policy or procedure regarding any such function, introduce Mercantile's policies or procedures in respect thereof, unless to do so would cause Firstbank or any of the Firstbank Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Firstbank and/or the Firstbank Subsidiary affected thereby; provided, however, that prior to the date that it shall be a requirement hereunder for such policies and procedures to be established, Mercantile shall certify to Firstbank that Mercantile's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Mercantile is otherwise in compliance with this Agreement; and provided, further, that Firstbank shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles or would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

         5.08. Employee Benefits. The Firstbank Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Firstbank and the Firstbank Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and Mercantile Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Firstbank and the Firstbank Subsidiaries in Mercantile's employee benefit plans available to other employees of Mercantile and Mercantile Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Firstbank or any of the Firstbank Subsidiaries for all purposes other than determining the amount of benefit accruals under any Mercantile defined benefit plan (it being understood that benefits accrued as of the Effective Time under any Firstbank defined benefit plan will not be extinguished under any circumstances), (ii) without any waiting periods,




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evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of Mercantile and Firstbank shall use all reasonable efforts to insure that (other than amounts paid pursuant to the agreement described on Schedule 2.17F under the heading "Parachute Payments") no amounts paid or payable by Firstbank, Firstbank Subsidiaries or Mercantile to or with respect to any employee or former employee of Firstbank or any Firstbank Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the IRC. Firstbank shall ensure that following the Effective Time no holder of Firstbank Stock Options or any participant in any Firstbank Stock Plan shall have any right thereunder to acquire any securities of Firstbank or any Firstbank Subsidiary.

         5.09. Firstbank Stock Options. (a) At the Effective Time, all rights with respect to Firstbank Common Stock pursuant to Firstbank Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Mercantile Common Stock, and Mercantile shall assume each Firstbank Stock Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Firstbank Stock Option assumed by Mercantile shall be exercised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each Firstbank Stock Option shall be equal to the number of shares of Firstbank Common Stock subject to such Firstbank Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and
(iii) the per share exercise price under each Firstbank Stock Option shall be adjusted by dividing the per share exercise price under such Firstbank Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Firstbank Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the IRC, as to any Firstbank Stock Option that is an "incentive stock option." The parties recognize that the Merger will not cause vesting to occur under the Firstbank Stock Options, except as otherwise identified on Schedule 2.03.

         (b) At or prior to the Effective Time, Mercantile shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Mercantile Common Stock for delivery upon exercise of Firstbank Stock Options to purchase Firstbank Common Stock assumed by it in accordance with paragraph (a) above. As soon as practicable after the Effective Time, Mercantile shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Mercantile Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding.

         5.10. Press Releases. Except as may be required by law, Firstbank and Mercantile shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

         5.11. State Takeover Statutes; Firstbank's Certificate of Incorporation. (a) Each of Mercantile and Firstbank will take all steps reasonably necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

         (b) Firstbank will take all steps reasonably necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from any super-majority voting provisions under Firstbank's Certificate of Incorporation and Bylaws.

         5.12. D&O Indemnification. From and after the Effective Time, Mercantile agrees to indemnify and hold harmless the past and present employees, agents, directors or officers of Firstbank and/or its Subsidiaries against all losses, expenses, claims, damages or liabilities relating to acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless (A) under their respective Articles or Certificate of Incorporation or Bylaws of Firstbank and its Subsidiaries in the form in effect at the date of this Agreement, (B) by operation of law, or (C) by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Mercantile will provide, or cause to be provided, for a period of not less than six years from the Effective Time, an insurance and indemnification policy that provides the officers and directors of Firstbank and its Subsidiaries immediately prior to the Effective Time coverage no less favorable in the aggregate than that provided by Mercantile to its officers and directors.

         5.13. Best Efforts. Each of Mercantile and Firstbank undertakes and agrees to use its reasonable best efforts to cause the Merger (i) to qualify as a reorganization within the meaning of Section 368(a) of the Code (including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify) and (ii) to occur as soon as practicable. Each of Mercantile and Firstbank agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Firstbank to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

         5.14. Insurance. Firstbank shall, and Firstbank shall cause each of its Subsidiaries to, use its best efforts to maintain its existing insurance.

         5.15. Conforming Entries. (a) Notwithstanding that Firstbank believes that Firstbank and the Firstbank Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Firstbank recognizes that Mercantile may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, regulations and the requirements of Regulatory Authorities, from and after the date of this Agreement to the Effective Time, Firstbank and Mercantile shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Firstbank and the Firstbank Subsidiaries to those policies of Mercantile, as specified in each case in writing to Firstbank, based upon such consultation and as hereinafter provided; provided that Firstbank not be required to take any action that would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

         (b) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time, Firstbank and Mercantile shall consult and cooperate with each other with respect to determining appropriate Firstbank accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Firstbank, based upon such consultation and as hereinafter provided; provided that Firstbank not be required to take any action that would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

         (c) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Firstbank and Mercantile shall consult and cooperate with each other with respect to determining, as specified in a written notice from Mercantile to Firstbank, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Firstbank's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger; provided that Firstbank not be required to take any action that would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

         (d) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Firstbank shall (i) establish and take such reserves and accruals at such time as Mercantile shall reasonably request to conform Firstbank's loan, accrual and reserve policies to Mercantile's policies, and
(ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Mercantile; provided, however, that on the date such reserves, accruals and charges are to be taken, Mercantile shall certify to Firstbank that Mercantile's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Mercantile is otherwise in compliance with this Agreement; and provided, further, that Firstbank shall not be required to take any such action that is not consistent with

GAAP and regulatory accounting principles or would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

         (e) No reserves, accruals or charges taken in accordance with Section 5.15(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Firstbank herein.

         5.16. Environmental Reports. Mercantile, at its expense, may perform, as soon as reasonably practicable, but not later than ninety (90) days after the date hereof, a phase one environmental investigation and/or asbestos survey by Environmental Operations, Inc. on all real property owned, leased or operated by Firstbank or any of the Firstbank Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Firstbank for automatic teller machines or leased bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within fifteen (15) days after being notified by Firstbank of the acquisition or lease of any real property acquired or leased by Firstbank or any of the Firstbank Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Firstbank for automatic teller machines or leased bank facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in Mercantile's reasonable opinion, that additional investigation is warranted, Mercantile may perform, at its expense, a phase two subsurface investigation or investigations by Environmental Operations, Inc. on properties deemed to warrant such additional study. Mercantile shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended by Environmental Operations, Inc. in such phase one or phase two report or reports in light of potentially serious life, health or safety concerns, in the aggregate, exceed the sum of $7,000,000, as reasonably estimated by Environmental Operations, Inc. or if the cost of such actions or measures cannot be so reasonably estimated by Environmental Operations, Inc. to be such amounts or less with any reasonable degree of certainty, Mercantile shall have the right pursuant to Section 7.01(f) hereof, for a period of fifteen (15) business days following receipt from Environmental Operations, Inc. of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

         5.17. Best Efforts to Insure Pooling. Firstbank undertakes and agrees and, unless Mercantile shall have waived the condition set forth in Section 6.03(c), Mercantile undertakes and agrees to use their reasonable best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

         5.18. Community Support. Mercantile shall use all reasonable efforts following the Effective Time to maintain a level of community support and involvement in the communities served by Firstbank that is substantially equivalent in the aggregate to Firstbank's general level of support and involvement prior to the Merger.

                                   ARTICLE VI

                                   CONDITIONS

         6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

              (a) This Agreement shall have received the requisite approval of stockholders of Firstbank.

              (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from or waived by the Board and any other Regulatory Authority and all applicable waiting periods have expired.

              (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

              (d) Neither Firstbank nor Mercantile shall be subject to any order, decree or injunction, and there shall be no pending or threatened order, decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the Transactions.

              (e) There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens in a material way to prohibit consummation of the Transactions or which otherwise materially adversely affects the Transactions.

              (f) Each of Mercantile and Firstbank shall have received, from counsel reasonably satisfactory to the recipient, an opinion, dated the Closing Date, reasonably satisfactory in form and substance to the recipient, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will constitute a reorganization within the meaning of
         Section 368(a) of the Code and (ii) no gain or loss will be recognized by the stockholders of Firstbank who receive solely Mercantile Common Stock in exchange for shares of Firstbank Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Mercantile Common Stock). In rendering such opinions, counsel shall receive, and may rely on, customary representations from Mercantile, Firstbank and others, including but not limited to representations contained in certificates of officers of Mercantile, Firstbank and others.

         6.02. Conditions to Obligations of Firstbank To Effect the Merger. The obligations of Firstbank to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

              (a) Representations and Warranties. The representations and warranties of Mercantile set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agreement), except for such failures to be so true and correct as would not have and could not reasonably be expected to have in the aggregate a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, and Firstbank shall have received a certificate of the chairman or vice chairman of Mercantile to that effect; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 6.02(a), no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or material adverse effect.

              (b) Performance of Obligations. Mercantile shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Firstbank shall have received a certificate of the chairman or vice chairman of Mercantile to that effect.

         6.03. Conditions to Obligations of Mercantile To Effect the Merger. The obligations of Mercantile to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

              (a) Representations and Warranties. The representations and warranties of Firstbank set forth in Article II of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and
         (ii) for the effect of transactions contemplated by this Agreement), except for such failures to be so true and correct as would not have and could not reasonably be expected to have in the aggregate a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, and Mercantile shall have received a certificate of the chairman and president of Firstbank and a certificate of the chief financial officer of Firstbank to that effect; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 6.03(a), no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or material adverse effect.

              (b) Performance of Obligations. Firstbank shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Mercantile shall have received a certificate of the chairman and president of Firstbank and a certificate of the chief financial officer of Firstbank to that effect.

              (c) Pooling Letter. Mercantile shall have received as soon as practicable after the date of this Agreement an opinion of KPMG Peat Marwick LLP, reasonably satisfactory in form and substance to Mercantile, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall have not been withdrawn.

              (d) Divestitures. Firstbank shall have divested or have entered into binding agreements to divest, in each case on a basis reasonably acceptable to Mercantile and as required under applicable law or by any Regulatory Authority, the Missouri bank Subsidiaries of Firstbank.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:

              (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and the Board of Directors of Firstbank;

              (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Firstbank at any time after January 27, 1999 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

              (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Firstbank if (i) the Board has denied approval of the Merger and such denial has become final and nonappealable or (ii) stockholders of Firstbank shall not have approved this Agreement at the Meeting following a favorable recommendation of Firstbank's Board of Directors;

              (d) by the Executive Committee of the Board of Directors of Mercantile in the event of a material breach by Firstbank of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Firstbank by Mercantile;

              (e) by the Board of Directors of Firstbank in the event of a material breach by Mercantile of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Mercantile by Firstbank; or

              (f) by the Executive Committee of the Board of Directors of Mercantile pursuant to and in accordance with the provisions of the last sentence of Section 5.16.

         7.02. Effect of Termination. In the event of termination of this Agreement as provided in Sections 7.01(a) through 7.01(c) and Section 7.01(f) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Mercantile or Firstbank or their respective officers or directors except as set forth in the second sentence of
Section 5.01 and in Section 5.06.

         7.03. Amendment. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Firstbank; provided, however, that after any such approval by the stockholders of Firstbank no such modification shall alter or change the amount or kind of consideration to be received by holders of Firstbank Common Stock as provided in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Mercantile and Firstbank.

         7.04. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

         7.05. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.01. Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Mercantile and Firstbank or in any instrument delivered by Mercantile or Firstbank pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.12 (last sentence only), 5.02(b), 5.05(b), 5.07, 5.08, 5.09, 5.12,
5.18 and in any other provision contained herein which by its terms applies in whole or in part after the Effective Time shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01,
Section 5.06 and Section 7.02 shall survive such termination.

         8.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)  if to Mercantile:

                           Mercantile Bancorporation Inc.
                           Mercantile Tower
                           P.O. Box 524
                           St. Louis, Missouri 63166-0524
                           Attention:  John W. Rowe
                                       Executive Vice President,
                                       Mercantile Bank National Association

                        Copies to:

                           Jon W. Bilstrom, Esq.
                           General Counsel
                           Mercantile Bancorporation Inc.
                           Mercantile Tower
                           P.O. Box 524
                           St. Louis, Missouri  63166-0524

                        and

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York  10019

                           Attention:  Edward D. Herlihy, Esq.
                           Telecopy:  (212) 403-2000

                  (ii) if to Firstbank:
                           Firstbank of Illinois Co.
                           205 South Fifth
                           Springfield, Illinois 62701
                           Attention: Mark H. Ferguson

                       Copies to:

                           Suelthaus & Walsh, P.C.
                           7733 Forsyth Boulevard, 12th Floor
                           St. Louis, Missouri 63105

                           Attention: Kenneth H. Suelthaus, Esq.
                           Telecopy: (314) 727-7166

                        and

                           Mayer, Brown & Platt
                           190 South LaSalle Street
                           Chicago, Illinois  60603

                           Attention:  James J. Junewicz, Esq.
                           Telecopy:  (312) 701-7711


         8.03. Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) except for the provisions of Sections 5.09 and 5.12, is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Missouri, except as otherwise specifically provided herein or required by the DGCL. Nothing in this Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.

         IN WITNESS WHEREOF, Mercantile, Merger Sub and Firstbank have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first written above.

Attest                                  MERCANTILE BANCORPORATION INC.

/s/ David W. Grant                      By: /s/ John W. Rowe
Name:  David W. Grant                           Name:  John W. Rowe
Title: Senior Vice President                    Title: Executive Vice President


Attest:                                 AMERIBANC, INC.

/s/ David W. Grant                      By: /s/ John W. Rowe
Name:  David W. Grant                           Name:  John W. Rowe
Title: Senior Vice President                    Title: Vice President


Attest:                                 FIRSTBANK OF ILLINOIS CO.

/s/ Chris R. Zettek                     By: /s/ Mark H. Ferguson
Name:  Chris R. Zettek                          Name:  Mark H. Ferguson
Title: Assistant Secretary                      Title: Chairman & CEO

                                                                         Annex B

                             STOCK OPTION AGREEMENT



              STOCK OPTION AGREEMENT ("Option Agreement") dated January 30, 1998, by and between MERCANTILE BANCORPORATION INC. ("Mercantile"), a Missouri corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA"), and FIRSTBANK OF ILLINOIS CO. ("Firstbank"), a Delaware corporation registered as a bank holding company under the BHCA.

                              W I T N E S S E T H:

         WHEREAS, the Executive Committee of the Board of Directors of Mercantile and the Board of Directors of Firstbank have approved an Agreement and Plan of Reorganization dated as of even date herewith (the "Merger Agreement") providing for the merger of Firstbank with and into a wholly owned subsidiary of Mercantile;

         WHEREAS, as a condition to Mercantile's entering into the Merger Agreement, Mercantile has required that Firstbank agree, and Firstbank has agreed, to grant to Mercantile the option set forth herein to purchase authorized but unissued shares of Firstbank Common Stock;

         NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

         1.  Definitions.

         Capitalized terms used but not defined herein shall have the same meanings as in the Merger Agreement.

         2.  Grant of Option.

         Subject to the terms and conditions set forth herein, Firstbank hereby grants to Mercantile an option (the "Option") to purchase up to 3,134,858 authorized and unissued shares of Firstbank Common Stock at a price of $37.75 per share (the "Purchase Price") payable in cash as provided in Section 4 hereof.

         3.  Exercise of Option.

         (a) If not then in material breach of the Merger Agreement, Mercantile may exercise the Option, in whole or in part, at any time or from time to time if a Purchase

Event (as defined below) shall have occurred; provided, however, that (i) to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time of the Merger, (B) the termination of the Merger Agreement in accordance with Sections 7.01(e), 7.01(f) or 7.01(a) through 7.01(c) thereof, and (C) two years following the termination of the Merger Agreement in accordance with Section 7.01(d) thereof, provided that, with respect to any of the foregoing, if such termination follows an Extension Event (as defined below), the Option shall not terminate until the date that is 12 months following such termination; (ii) if the Option cannot be exercised on such day because of any injunction, order or similar restraint issued by a court of competent jurisdiction, the Option shall expire on the 30th business day after such injunction, order or restraint shall have been dissolved or when such injunction, order or restraint shall have become permanent and no longer subject to appeal, as the case may be; and (iii) that any such exercise shall be subject to compliance with applicable law, including the BHCA.

         (b) As used herein, a "Purchase Event" shall mean any of the following events:

              (i) Firstbank or any of its Significant Subsidiaries, without having received prior written consent from Mercantile, shall have entered into, authorized, recommended, proposed or publicly announced its intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Mercantile or any of its Subsidiaries) to (A) effect a merger or consolidation or similar transaction involving Firstbank or any of its Significant Subsidiaries (other than internal mergers, reorganizing actions, consolidations or dissolutions involving only Firstbank and/or existing Subsidiaries of Firstbank), (B) purchase, lease or otherwise acquire 20% or more of the assets of Firstbank or any of its Significant Subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or similar transaction) Beneficial Ownership of securities representing 20% or more of the voting power of Firstbank or any of its Significant Subsidiaries; provided, that the making of any agreement to divest or the actual divestiture by Firstbank of any of Firstbank's Missouri-chartered banks shall not constitute a Purchase Events; and provided that the term "Significant Subsidiary" shall have the meaning ascribed thereto in Rule 1-02 of Regulation S-X of the Securities Exchange Commission;

              (ii) any person (other than Mercantile or any Subsidiary of Mercantile or any person acting in concert with Mercantile, or Firstbank or any Subsidiary of Firstbank in a fiduciary capacity) shall have acquired Beneficial Ownership or the right to acquire Beneficial Ownership of 20% or more of the voting power of Firstbank; or

             (iii) Firstbank's Board of Directors shall have withdrawn or modified in a manner adverse to Mercantile the recommendation of Firstbank's Board of Directors with respect to the Merger Agreement, unless the Board of Directors of Firstbank reasonably determines not to so recommend based upon the written opinion of counsel, which counsel either is one of those identified on
Schedule 2.23 to the Merger Agreement or is otherwise reasonably acceptable to Mercantile, to the effect that to so recommend would constitute a breach of the Board's fiduciary duties under applicable law, in each case after an Extension Event; or

              (iv) the holders of Firstbank Common Stock shall not have approved the Merger Agreement at the Meeting, or such Meeting shall not have been held or shall have been cancelled prior to termination of the Merger Agreement in accordance with its terms, in each case after an Extension Event.

         (c) As used herein, the term "Extension Event" shall mean any of the following events:

              (i) a Purchase Event of the type specified in clauses (b)(i) and
(b)(ii) above;

              (ii) any person (other than Mercantile or any of its Subsidiaries) shall have "commenced" (as such term is defined in Rule 14d-2 under the Exchange
Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase shares of Firstbank Common Stock such that, upon consummation of such offer, such person would have Beneficial Ownership (as defined below) or the right to acquire Beneficial Ownership of 20% or more of the voting power of Firstbank; or

              (iii) any person (other than Mercantile or any Subsidiary of Mercantile, or Firstbank or any Subsidiary of Firstbank in a fiduciary capacity) shall have publicly announced (x) an offer described in clause (ii) above or (y) a transaction described in clause (i) above.

         (d) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act.

         (e) In the event Mercantile wishes to exercise the Option, it shall deliver to Firstbank a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 calendar days from the Notice Date for the closing of such purchase (the "Closing Date").

         4. Payment and Delivery of Certificates.

         (a) At the closing referred to in Section 3 hereof, Mercantile shall pay to Firstbank the aggregate Purchase Price for the shares of Firstbank Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Firstbank.

         (b) At such closing, simultaneously with the delivery of cash as provided in Section 4(a), Firstbank shall deliver to Mercantile a certificate or certificates representing the number of shares of Firstbank Common Stock purchased by Mercantile, registered in the name of Mercantile or a nominee designated in writing by Mercantile, and Mercantile shall deliver to Firstbank a letter agreeing that Mercantile shall not offer to sell, pledge or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

         (c) If at the time of issuance of any Firstbank Common Stock pursuant to any exercise of the Option, Firstbank shall have issued any share purchase rights or similar securities to holders of Firstbank Common Stock, then each such share of Firstbank Common Stock shall also represent rights with terms substantially the same as and at least as favorable to Mercantile as those issued to other holders of Firstbank Common Stock.

         (d) Certificates for Firstbank Common Stock delivered at any closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

         The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and ____________________, a copy of which is on file at the principal office of
____________________, and to resale restrictions arising under the Securities Act of 1933 and any applicable state securities laws. A copy of such agreement will be provided to the holder hereof without charge upon receipt by __________________ of a written request therefor. It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Mercantile shall have delivered to Firstbank an opinion of counsel, in form and substance reasonably satisfactory to Firstbank and its counsel, to the effect that such legend is not required for purposes of the Securities Act and any applicable state securities laws.

         5. Authorization, etc.

         (a) Firstbank hereby represents and warrants to Mercantile that:

              (i) Firstbank has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;

              (ii) such execution, delivery and consummation have been authorized by the Board of Directors of Firstbank, and no other corporate proceedings are necessary therefor;

              (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of Firstbank, enforceable against Firstbank in accordance with its terms; and

              (iv) Firstbank has taken all necessary corporate action to authorize and reserve and, subject to Section 11(i), permit it to issue and, at all times from the date hereof through the date of the exercise in full or the expiration or termination of the

Option, shall have reserved for issuance upon exercise of the Option, 3,134,858 shares of Firstbank Common Stock, all of which, upon issuance pursuant hereto, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be delivered free and clear of all claims, liens, encumbrances, restrictions (other than federal and state securities restrictions) and security interests and not subject to any preemptive rights.

         (b) Mercantile hereby represents and warrants to Firstbank that:

              (i) Mercantile has full corporate authority to execute and deliver this Option Agreement and, subject to Section 11(i), to consummate the transactions contemplated hereby;

              (ii) such execution, delivery and consummation have been authorized by all requisite corporate action by Mercantile, and no other corporate proceedings are necessary therefor;

              (iii) this Option Agreement has been duly and validly executed and delivered and represents a valid and legally binding obligation of Mercantile, enforceable against Mercantile in accordance with its terms; and

              (iv) any Firstbank Common Stock or other securities acquired by Mercantile upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in compliance with the Securities Act.

         6. Adjustment upon Changes in Capitalization.

         In the event of any change in Firstbank Common Stock by reason of stock dividends, split-ups, recapitalizations or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of Firstbank Common Stock are issued after the date of this Option Agreement (other than pursuant to an event described in the preceding sentence or pursuant to this Option Agreement), the number of shares of Firstbank Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals at least 19.9% of the number of shares of Firstbank Common Stock then issued and outstanding (without considering any shares subject to or issued pursuant to the Option).

         7.  Repurchase.

         (a) Subject to Section 11(i), at the request of Mercantile at any time commencing upon the occurrence of a Purchase Event and ending 13 months immediately thereafter (the "Repurchase Period"), Firstbank (or any successor entity thereof) shall repurchase the Option from Mercantile together with all (but not less than all, subject to Section 10) shares of Firstbank Common Stock purchased by Mercantile pursuant thereto with respect to which Mercantile then has Beneficial Ownership, at a price (per share, the "Per Share Repurchase Price") equal to the sum of:

              (i) The exercise price paid by Mercantile for any shares of Firstbank Common Stock acquired pursuant to the Option;

              (ii) The difference between (A) the "Market/Tender Offer Price" for shares of Firstbank Common Stock (defined as the higher of (x) the highest price per share at which a tender or exchange offer has been made for shares of Firstbank Common Stock or (y) the highest closing mean of the "bid" and the "ask" price per share of Firstbank Common Stock reported by NASDAQ, the automated quotation system of the National Association of Securities Dealers, Inc., for any day within that portion of the Repurchase Period which precedes the date Mercantile gives notice of the required repurchase under this Section
7) and (B) the Purchase Price as determined pursuant to Section 2 hereof (subject to adjustment as provided in Section 6), multiplied by the number of shares of Firstbank Common Stock with respect to which the Option has not been exercised, but only if the Market/Tender Offer Price is greater than such exercise price;

              (iii) The difference between the Market/Tender Offer Price and the Purchase Price paid by Mercantile for any shares of Firstbank Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Tender Offer Price is greater than such exercise price; and

              (iv) Mercantile's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees.

         (b) In the event Mercantile exercises its rights under this Section 7, Firstbank shall, within 10 business days thereafter, pay the required amount to Mercantile by wire transfer of immediately available funds to an account designated by Mercantile and Mercantile shall surrender to Firstbank the Option and the certificates evidencing the shares of Firstbank Common Stock purchased thereunder with respect to which Mercantile then has Beneficial Ownership, and Mercantile shall warrant that it has sole record and Beneficial Ownership of such shares and that the same are free and clear of all liens, claims, charges, restrictions and encumbrances of any kind whatsoever. Notwithstanding the foregoing, in the event (i) Mercantile exercises its rights under this Section 7, (ii) no Purchase Event, other than one or more of those described under
Section 3(b)(iii) and Section 3(b)(iv) of this Option Agreement, shall have occurred prior to the termination of the Merger Agreement, (iii) as of the termination of the Merger Agreement, Firstbank shall not have knowingly violated any covenant, agreement or obligation on its part to be observed, performed and/or kept by it under any of Sections 4.02(c), 4.02(h), 4.02(i) and 4.02(l) of the Merger Agreement and (iv) Firstbank shall have delivered, within 5 business days of Mercantile's exercise of its rights under this Section 7, a written notice certifying the satisfaction of clauses (i) through (iv) of this Section 7(b), then Firstbank shall not be obligated to pay to Mercantile an amount greater than $21,000,000 pursuant to this Section 7; provided, however, that if any transaction of the type described in Section 3(b)(i) of this Option Agreement shall be consummated following the date of termination of the Merger Agreement and on or before the second anniversary of such date of termination, then Firstbank shall pay to Mercantile, immediately prior to consummation of the first such transaction, an additional amount equal to the excess, if any, of (x) the amount required to be paid by Firstbank to Mercantile pursuant to Section 7(a) hereof (without giving effect to this Section 7(b)) over (y) $21,000,000 by wire transfer of immediately available funds to an account designated by Mercantile.

         (c) In determining the Market/Tender Offer Price, the value of any consideration other than cash shall be determined by an independent nationally recognized investment banking firm selected by Mercantile and reasonably acceptable to Firstbank.

         8. Repurchase at Option of Firstbank and First Refusal. (a) Except to the extent that Mercantile shall have previously exercised its rights under
Section 7, at the request of Firstbank during the six-month period commencing 13 months following the first occurrence of a Purchase Event, Firstbank may repurchase from Mercantile, and Mercantile shall sell to Firstbank, all (but not less than all, subject to Section 10) of the Firstbank Common Stock acquired by Mercantile pursuant hereto and with respect to which Mercantile has Beneficial Ownership at the time of such repurchase at a price per share equal to the greater of (i) 110% of the Market/Tender Offer Price per share, (ii) the Per Share Repurchase Price or (iii) the sum of (A) the aggregate Purchase Price of the shares so repurchased plus (B) interest on the aggregate Purchase Price paid for the shares so repurchased from the date of purchase to the date of repurchase at the highest rate of interest announced by Mercantile as its prime or base lending or reference rate during such period, less any dividends received on the shares so repurchased, plus (C) Mercantile's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement, including, without limitation, legal, accounting and investment banking fees. Any repurchase under this Section 8(a) shall be consummated in accordance with Section 7(b).

         (b) If, at any time after the occurrence of a Purchase Event and prior to the earlier of (i) the expiration of 18 months immediately following such Purchase Event or (ii) the expiration or termination of the Option, Mercantile shall desire to sell, assign, transfer or otherwise dispose of the Option or all or any of the shares of Firstbank Common Stock acquired by it pursuant to the Option, it shall give Firstbank written notice of the proposed transaction (an "Offeror's Notice"), identifying the proposed transferee, and setting forth the terms of the proposed transaction. An Offeror's Notice shall be deemed an offer by Mercantile to Firstbank, which may be accepted within 10 business days of the receipt of such Offeror's Notice, on the same terms and conditions and at the same price at which Mercantile is proposing to transfer the Option or such shares to a third party. The purchase of the Option or any such shares by Firstbank shall be closed within 10 business days of the date of the acceptance of the offer and the purchase price shall be paid to Mercantile by wire transfer of immediately available funds to an account designated by Mercantile. In the event of the failure or refusal of Firstbank to purchase the Option or all the shares covered by the Offeror's Notice or if the Board or any other Regulatory Authority disapproves Firstbank's proposed purchase of the Option or such shares, Mercantile may, within 60 days from the date of the Offeror's Notice, sell all, but not less than all, of the Option or such shares to such third party at no less than the price specified and on terms no more favorable to the purchaser than those set forth in the Offeror's Notice. The requirements of this Section 8(b) shall not apply to (i) any disposition as a result of which the proposed transferee would Beneficially Own not more than (or the right to acquire not more than) 2% of the voting power of Firstbank or
(ii) any disposition of Firstbank Common Stock by a person to whom Mercantile has sold shares of Firstbank Common Stock issued upon exercise of the Option.

         9.  Registration Rights.

         At any time after a Purchase Event, Firstbank shall, if requested by any holder or beneficial owner of shares of Firstbank Common Stock issued upon exercise of the Option (except any beneficial holder who acquired all of such holder's shares in a transaction exempt from the requirements of Section 8(b) by reason of clause (i) thereof) (each a "Holder"), as expeditiously as practicable file a registration statement on a form for general use under the Securities Act if necessary in order to permit the sale or other disposition of the shares of Firstbank Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by any such Holder (it being understood and agreed that any such sale or other disposition shall be effected on a widely distributed basis so that, upon consummation thereof, no purchaser or transferee shall Beneficially Own more than 2% of the shares of Firstbank Common Stock then outstanding). Each such Holder shall provide all information reasonably requested by Firstbank for inclusion in any registration statement to be filed hereunder. Firstbank shall use all reasonable efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 90 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The registration effected under this Section 9 shall be at Firstbank's expense except for underwriting discounts and commissions and the fees and disbursements of such Holders' counsel attributable to the registration of such Firstbank Common Stock. In no event shall Firstbank be required to effect more than one registration hereunder. The filing of the registration statement hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by Firstbank of Firstbank Common Stock or if a special audit of Firstbank would otherwise be required in connection therewith. If requested by any such Holder in connection with such registration, Firstbank shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for parties similarly situated. Upon receiving any request for registration under this Section 9 from any Holder, Firstbank agrees to send a copy thereof to any other person known to Firstbank to be entitled to registration rights under this Section 9, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         10.  Severability.

         Any term, provision, covenant or restriction contained in this Option Agreement held by a court or a Regulatory Authority of competent jurisdiction to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Option Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Option Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable. If for any reason such court or Regulatory Authority determines that applicable law will not permit Mercantile or any other person to acquire, or Firstbank to repurchase or purchase, the full number of shares of Firstbank Common Stock provided in
Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of the parties hereto to allow Mercantile or such other person to acquire, or Firstbank to repurchase or purchase, such lesser number of shares as may be permissible, without any amendment or modification hereof.

         11.  Miscellaneous.

         (a) Expenses. Each of the parties hereto shall pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel, except as otherwise provided herein.

         (b) Entire Agreement. Except as otherwise expressly provided herein, this Option Agreement and the Merger Agreement contain the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

         (c) Successors; No Third Party Beneficiaries. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

         (d) Assignment. Other than as provided in Sections 8 and 9 hereof, neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person (whether by operation of law or otherwise), without the express written consent of the other party.

         (e) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in accordance with Section 8.02 of the Merger Agreement (which is incorporated herein by reference).

         (f) Counterparts. This Option Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but both such counterparts together shall constitute but one agreement.

         (g) Specific Performance. The parties hereto agree that if for any reason Mercantile or Firstbank shall have failed to perform its obligations under this Option Agreement, then either party hereto seeking to enforce this Option Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that either party hereto may have against the other party hereto for any failure to perform its obligations under this Option Agreement.

         (h) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Missouri applicable to agreements made and entirely to be performed within such state. Nothing in this Option Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation.

         (i) Regulatory Approvals; Section 16(b). If, in connection with (A) the exercise of the Option under Section 3 or a sale by Mercantile to a third party under Section 8, (B) a repurchase by Firstbank under Section 7 or a repurchase or purchase by Firstbank under Section 8, prior notification to or approval of the Board or any other Regulatory Authority is required, then the required notice or application for approval shall be promptly filed and expeditiously processed and periods of time that otherwise would run pursuant to such Sections shall run instead from the date on which any such required notification period has expired or been terminated or such approval has been obtained, and in either event, any requisite waiting period shall have passed. In the case of clause (A) of this subsection (i), such filing shall be made by Mercantile, and in the case of clause (B) of this subsection (i), such filing shall be made by Firstbank, provided that each of Mercantile and Firstbank shall use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and Regulatory Authorities necessary to the consummation of the transactions contemplated hereby, including without limitation applying to the Board under the BHCA for approval to acquire the shares issuable hereunder. Periods of time that otherwise would run pursuant to Sections 3, 7 or 8 shall also be extended to the extent necessary to avoid liability under Section 16(b) of the Exchange Act.

         (j) No Breach of Merger Agreement Authorized. Nothing contained in this Option Agreement shall be deemed to authorize Firstbank to issue any shares of Firstbank

Common Stock in breach of, or otherwise breach any of, the provisions of the Merger Agreement and no action taken pursuant to this Option Agreement by Firstbank shall constitute a breach of any of the provisions of the Merger Agreement.

         (k) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Option Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the date first written above.

                         MERCANTILE BANCORPORATION INC.


                         By: /s/ John W. Rowe
                         Name:  John W. Rowe
                         Title: Executive Vice President



                         FIRSTBANK OF ILLINOIS CO.

                         By: /s/ Mark H. Ferguson
                         Name: Mark H. Ferguson
                         Title: Chairman & CEO

                                                                       Annex C




                    [LETTERHEAD OF PAINEWEBBER INCORPORATED]




         _______ __, 1998

         Board of Directors
         Firstbank of Illinois Co.
         205 South Fifth St.
         Springfield, IL  62794-9264

         Gentlemen:

                  Firstbank of Illinois Co. (the "Company") and Mercantile Bancorporation Inc. (the "Acquiring Company"), propose to enter into a transaction (the "Merger") in which the Company will merge with and into a subsidiary of the Acquiring company and each share of the Company's common stock, par value $1.00 per share (the "Shares"), will be converted into 0.8308 shares of the Acquiring Company's common stock (the "Exchange Ratio"), par value $0.01 per share (the "Acquiring Company Shares"). In connection with the Merger, the parties also propose to enter into an agreement (the "Stock Option Agreement") pursuant to which the Company will grant the Acquiring Company an option to acquire a number of Shares (subject to adjustment) which, if issued, would represent 19.9% of the total number of currently issued Shares. The Merger is expected to be considered by the shareholders of the Company at a special meeting and consummated shortly thereafter.

                  You have asked us whether or not, in our opinion, the proposed Exchange Ratio is fair to the shareholders of the Company from a financial point of view.

                  In arriving at the opinion set forth below, we have, among other things:

                  (1) Reviewed the Company's audited Annual Reports, Forms 10-K, Forms 10-Q and related financial information for the five fiscal years ended December 31, 1996, and the Company's Form 10-Q and related unaudited financial information for the nine months ended September 30, 1997;

                  (2) Reviewed certain unaudited financial information for the eleven months ended November 30, 1997, relating to the Company;

                  (3) Reviewed the Acquiring Company's audited Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1996, and the Acquiring Company's Form 10-Q and related unaudited financial information for the nine months ended September 30, 1997;

                  (4) Reviewed certain unaudited financial information for the eleven months ended November 30, 1997, relating to the Acquiring Company;

                  (5) Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company and the Acquiring Company furnished to us by the Company and the Acquiring Company;

                  (6) Conducted discussions with members of senior management of the Company concerning the business and prospects of the Company;

                  (7) Conducted discussions with members of senior management of the Acquiring Company concerning the business and prospects of the Acquiring Company;

                  (8) Reviewed the historical market prices and trading activity for the Shares and the Acquiring Company Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

                  (9) Compared the results of operations of the Company and the Acquiring Company with those of certain companies which we deemed to be relevant;

                  (10) Compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

                  (11) Reviewed drafts of the Agreement and Plan of Reorganization dated January 27, 1998 and the related Stock Option Agreement dated January 28, 1998, relating to the Merger; and

                  (12) Reviewed such other financial studies and analyses and performed such other investigations and taken into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

                  In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company and the Acquiring Company, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect good faith estimates and judgments of the management of the Company and the Acquiring Company as to the future performance of the respective companies. We have also relied upon assurances of the management of the Company and the Acquiring Company, respectively, that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise ) of the Company or the Acquiring Company nor have we been furnished with any such evaluations or appraisals. We have also assumed, with your consent, that (i) the Merger may be accounted for under either the pooling-of-interests or the purchase method of accounting, (ii) the Merger will be a tax free reorganization and (iii) any material liabilities (contingent or otherwise, known or unknown) of the Company and the Acquiring Company are set forth in the consolidated financial statements of the Company and the Acquiring Company, respectively. We note that no information or financial forecasts have been supplied or otherwise made available to us relating to any pending acquisitions of the Acquiring Company (the "Pending Acquisitions"), nor have we undertaken an independent appraisal of the assets of the Pending Acquisitions. We have not reviewed the loan files of either the Company, the Acquiring Company or the Pending Acquisitions. This opinion does not address the relative merits of the Merger any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors to proceed with the Merger. No opinion is expressed herein as to the price at which the securities to be issued in the Merger to the shareholders of the Company may trade at any time. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

                  Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to how any such shareholder should vote on the Merger.

                  In the ordinary course of business PaineWebber may trade in the securities of the Company and the Acquiring Company for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities.

                 PaineWebber is currently acting as financial advisor to the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion and upon consummation of the Merger.

                  On the basis of, and subject to the foregoing, we are of the opinion that, as of the date hereof, the proposed Exchange Ratio is fair to such shareholders from a financial point of view.

                  This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of PaineWebber Incorporated; provided, however, that this letter may be reproduced in full in the Proxy Statement related to the Merger.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

                  Section 351.355(3) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355(7) provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or
(2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or which involved an accounting for profits pursuant to Section 16(b) of the Securities Exchange Act of 1934.

                  Article 12 of the Restated Articles of Incorporation of MBI provides that MBI shall extend to its directors and executive officers the indemnification specified in subsections (1) and (2) and the additional indemnification authorized in subsection (7) and that it may extend to other officers, employees and agents such indemnification and additional indemnification.

                  Pursuant to directors' and officers' liability insurance policies, with total annual limits of $45,000,000, MBI's directors and officers are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of MBI, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of MBI.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

2.1      --       Agreement and Plan of Reorganization dated January 30, 1998, by and among Mercantile Bancorporation Inc., Ameribanc, Inc., and Firstbank of Illinois Co., included as Annex A to the accompanying Proxy Statement/Prospectus.

2.2      --       Stock Option Agreement dated January 30, 1998, by and between
                  Mercantile Bancorporation Inc. and Firstbank of Illinois Co., included as Annex B to the accompanying Proxy
                  Statement/Prospectus.

3.1      --       Mercantile  Bancorporation  Inc.'s Restated Articles of
                  Incorporation, as amended and currently in effect
                  (incorporated herein by reference to Exhibit 3 to Mercantile
                  Bancorporation Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

3.2      --       MBI's By-laws, as amended and  currently  in  effect
                  (incorporated herein by reference to Exhibit 3.2 to Amendment
                  No. 2 to MBI's Registration Statement on Form S-4 (No.
                  333-17757)).

4.1      --       Rights  Agreement  dated as of May 23, 1988,  between MBI
                  and Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate) (incorporated herein by reference to Exhibits 1 and 2 to MBI's Registration Statement
                  No. 0-6045 on Form 8-A, dated May 24, 1988).

5.1      --       Form of Opinion of Jon W. Bilstrom, Esq., General Counsel of
                  Mercantile Bancorporation Inc.

8.1      --       Form of Opinion of Wachtell, Lipton, Rosen & Katz.

8.2      --       Form of Opinion of Suelthaus & Walsh, P.C.

10.1     --       The Mercantile Bancorporation Inc. 1987 Stock Option Plan, as
                  amended (incorporated herein by reference to Exhibit 10-3 to MBI's Report on Form 10-K for the year ended December 31,
                  1989).

10.2     --       The Mercantile Bancorporation Inc.  Amended and Restated
                  Executive Incentive Compensation Plan (incorporated herein by reference to Annex H to MBI's definitive Proxy Statement for the 1997 Annual Meeting of Shareholders).

10.3     --       The Mercantile Bancorporation Inc.  Employee Stock Purchase
                  Plan (incorporated herein by reference to Exhibit 10-7 to MBI's Report on Form 10-K for the year ended December
                  31, 1989).

10.4     --       The Mercantile Bancorporation Inc.  1991 Employee Incentive
                  Plan (incorporated herein by reference to Exhibit 10-7 to MBI's Report on Form 10-K for the year ended December
                  31, 1990).

10.5     --       Amendment Number One to the Mercantile Bancorporation Inc.
                  1991 Employee Incentive Plan (incorporated herein by reference to Exhibit 10.6 to MBI's Report on Form 10-K for the year ended December 31, 1994).

10.6     --       The Mercantile Bancorporation Inc.  Amended and Restated
                  Stock Incentive Plan (incorporated herein by reference to Annex G to MBI's definitive Proxy Statement for the 1997
                  Annual Meeting of Shareholders).


10.7     --       The Mercantile Bancorporation Inc. 1994 Stock Incentive Plan
                  for Non-Employee Directors (incorporated herein by reference to Appendix E to MBI's definitive Proxy Statement for the 1994 Annual Meeting of Shareholders).

10.8     --       The Mercantile Bancorporation Inc.  Voluntary Deferred
                  Compensation Plan (incorporated herein by reference to Exhibit 10.1 to MBI's Registration Statement on Form S-8
                  (file No. 339-47713)).

10.9     --       Employment Agreement for Thomas H. Jacobsen, as amended and restated (incorporated herein by reference to Exhibit 10-9 to MBI's Report on Form 10-K for the year ended December
                  31, 1997).

10.10    --       Form of Change of Control Employment Agreement for John W.
                  McClure, W. Randolph Adams, John Q. Arnold and Certain Other
                  Executive Officers (incorporated herein by reference to Exhibit 10-10 to MBI's Report on Form 10-K for the year ended December 31, 1989).

10.11    --       The Mercantile Bancorporation Inc. Supplemental Retirement
                  Plan (incorporated herein by reference to Exhibit 10-12 to MBI's Report on Form 10-K for the year ended December
                  31, 1992).

10.12    --       Mercantile Bancorporation Inc. Voluntary Deferred
                  Compensation Plan for Non-Employee Affiliate Directors and
                  Advisory Directors (incorporated herein by reference to Exhibit 10.3 to MBI's Registration Statement on Form S-8
                  (File No. 333-47713)).

10.13    --       Mercantile Bancorporation Inc. Amended and Restated Stock
                  Incentive Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.2 to MBI's Registration
                  Statement on Form S-8 (File No. 333-47713)).

10.14    --       Employment Agreement for Alvin J. Siteman, dated November 18,
                  1996 (incorporated herein by reference to Exhibit 10.3 to MBI's Report on Form 10-Q for the quarter ended March
                  31, 1997).

10.15    --       Employment Agreement for John P. Dubinsky, dated October 27,
                  1996 (incorporated herein by reference to Exhibit 10.4 to MBI's Report on Form 10-Q for the quarter ended March
                  31, 1997).

10.16    --       Employment Agreement for Stanley J. Bradshaw, dated December
                  22, 1996 (incorporated herein by reference to Exhibit 10 to MBI's Report on Form 10-Q for the quarter ended June
                  30, 1997).

23.1     --       Consent of PaineWebber Incorporated.

23.2     --       Consent of Jon W. Bilstrom,  Esq., General Counsel of
                  Mercantile Bancorporation Inc., included in Exhibit 5.1 to this Registration Statement.

23.3     --       Consent of Suelthaus & Walsh, P.C., included in Exhibit 8.2 to this Registration Statement.

23.4     --       Consent  of  Wachtell,  Lipton,  Rosen &  Katz, included in
                  Exhibit 8.1 to this Registration Statement.

23.5     --       Consent of KPMG Peat Marwick LLP (with respect to
                  Mercantile Bancorporation Inc.).

23.6     --       Consent of KPMG Peat Marwick LLP (with respect to Firstbank of Illinois Co.).

24.1     --       Power of Attorney (included on signature page hereto).

24.1     --       Power of Attorney (set forth on the signature pages hereto).

99.1     --       Stock Option  Agreement  dated as of January 30, 1998, by and between Firstbank of Illinois, as issuer, and Mercantile
                  Bancorporation Inc., as grantee (incorporated by reference to Exhibit 2.3 to Mercantile Bancorporation Inc.'s Current Report on Form 8-K, dated January 30, 1998).

99.2     --       Form of Proxy for Annual Meeting of Stockholders of Firstbank
                  of Illinois Co.

ITEM 22.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (d) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Sections 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on April 29, 1998.


                                   MERCANTILE BANCORPORATION INC.


                                   By:      /s/ Thomas H. Jacobsen
                                            Thomas H. Jacobsen
                                            Chairman of the Board, President
                                             and Chief Executive Officer


                                POWER OF ATTORNEY


                  We, the undersigned officers and directors of Mercantile Bancorporation Inc., hereby severally and individually constitute and appoint Thomas H. Jacobsen and John Q. Arnold, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-4, registering the offering by Mercantile Bancorporation Inc. of shares of its common stock, and the preferred share purchase rights which trade therewith, with respect to the acquisition of Firstbank of Illinois Co., and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the dates indicated, in the capacities indicated.


         /s/ Thomas H. Jacobsen                    President and Chief Executive Officer                 April 29, 1998
         Thomas H. Jacobsen                          (Principal Executive Officer)


         /s/ John Q. Arnold                        Vice Chairman and Chief Financial Officer             April 29, 1998
         John Q. Arnold                              (Principal Financial Officer)

         /s/ Michael T. Normile                    Senior Vice President - Finance and Control           April 29, 1998
         Michael T. Normile                          (Principal Accounting Officer)

         /s/ Richard E. Beumer                     Director                                              April 29, 1998
         Richard E. Beumer

         /s/ Harry M. Cornell, Jr.                 Director                                              April 29, 1998
         Harry M. Cornell, Jr.

         /s/ Henry Givens, Jr.                     Director
         Dr. Henry Givens, Jr.

         /s/ William A. Hall                       Director                                              April 29, 1998
         William A. Hall

         /s/ Thomas A. Hays                        Director                                           February 20, 1998
         Thomas A. Hays

         /s/ Frank Lyon, Jr.                       Director                                              April 29, 1998
         Frank Lyon, Jr.

         /s/ Robert W. Murray                      Director                                              April 29, 1998
         Robert W. Murray

         /s/ Harvey Saligman                       Director                                              April 29, 1998
         Harvey Saligman

         /s/ Craig D. Schnuck                      Director                                              April 29, 1998
         Craig D. Schnuck

         /s/ Alvin J. Siteman                      Director                                              April 29, 1998
         Alvin J. Siteman

         /s/ Robert L. Stark                       Director                                           February 20, 1998
         Robert L. Stark

         /s/ Patrick T. Stokes                     Director                                              April 29, 1998
         Patrick T. Stokes

         /s/ John A. Wright                        Director                                           February 18, 1998
         John A. Wright

                                INDEX TO EXHIBITS
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

2.1      --       Agreement and Plan of Reorganization dated January 30, 1998, by and among Mercantile Bancorporation Inc., Ameribanc, Inc., and Firstbank of Illinois Co., included as Annex A to the accompanying Proxy Statement/Prospectus.

2.2      --       Stock Option Agreement dated January 30, 1998, by and between
                  Mercantile Bancorporation Inc. and Firstbank of Illinois Co., included as Annex B to the accompanying Proxy
                  Statement/Prospectus.

3.1      --       Mercantile Bancorporation Inc.'s Restated Articles of
                  Incorporation, as amended and currently in effect
                  (incorporated herein by reference to Exhibit 3 to Mercantile
                  Bancorporation Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

3.2      --       MBI's By-laws, as amended and currently in effect
                  (incorporated herein by reference to Exhibit 3.2 to Amendment
                  No. 2 to MBI's Registration Statement on Form S-4 (No.
                  333-17757)).

4.1      --       Rights Agreement dated as of May 23, 1988, between MBI and
                  Mercantile Bank, as Rights Agent (including as exhibits thereto the form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock and the form of Right Certificate) (incorporated herein by reference to Exhibits 1 and 2 to MBI's Registration Statement
                  No. 0-6045 on Form 8-A, dated May 24, 1988).

5.1      --       Opinion of Jon W. Bilstrom, Esq., General Counsel of
                  Mercantile Bancorporation Inc.

8.1      --       Form Opinion of Wachtell, Lipton, Rosen & Katz.

8.2      --       Form of Opinion of Suelthaus & Walsh, P.C.

10.1     --       The Mercantile Bancorporation Inc. 1987 Stock Option Plan, as
                  amended (incorporated herein by reference to Exhibit 10-3 to MBI's Report on Form 10-K for the year ended December 31,
                  1989).

10.2     --       The Mercantile Bancorporation Inc. Amended and Restated
                  Executive Incentive Compensation Plan (incorporated herein by reference to Annex H to MBI's definitive Proxy Statement for the 1997 Annual Meeting of Shareholders).

10.3     --       The Mercantile Bancorporation Inc.  Employee Stock Purchase
                  Plan (incorporated herein by reference to Exhibit 10-7 to MBI's Report on Form 10-K for the year ended December 31,
                  1989).

10.4     --       The Mercantile Bancorporation Inc.  1991 Employee Incentive
                  Plan (incorporated herein by reference to Exhibit 10-7 to MBI's Report on Form 10-K for the year ended December 31,
                  1990).

10.5     --       Amendment Number One to the Mercantile Bancorporation Inc.
                  1991 Employee Incentive Plan (incorporated herein by reference to Exhibit 10.6 to MBI's Report on Form 10-K for the year ended December 31, 1994).

10.6     --       The Mercantile Bancorporation Inc.  Amended and Restated
                  Stock Incentive Plan (incorporated herein by reference to Annex G to MBI's definitive Proxy Statement for the 1997
                  Annual Meeting of Shareholders).


10.7     --       The Mercantile Bancorporation Inc.  1994 Stock Incentive Plan
                  for Non-Employee Directors (incorporated herein by reference to Appendix E to MBI's definitive Proxy Statement for the 1994 Annual Meeting of Shareholders).

10.8     --       The Mercantile Bancorporation Inc.  Voluntary Deferred
                  Compensation Plan (incorporated herein by reference to Exhibit 10.1 to MBI's Registration Statement on Form S-8
                  (File No. 339-47713)).


10.9     --       Employment Agreement for Thomas H. Jacobsen, as amended and restated (incorporated herein by reference to Exhibit 10-9 to MBI's Report on Form 10-K for the year ended
                  December 31, 1997).

10.10    --       Form of Change of Control Employment Agreement for John W.
                  McClure, W. Randolph Adams, John Q. Arnold and Certain Other
                  Executive Officers (incorporated herein by reference to Exhibit 10-10 to MBI's Report on Form 10-K for the year ended December 31, 1989).

10.11    --       The Mercantile Bancorporation Inc. Supplemental Retirement
                  Plan (incorporated herein by reference to Exhibit 10-12 to MBI's Report on Form 10-K for the year ended
                  December 31, 1992).

10.12    --       Mercantile Bancorporation Inc. Voluntary Deferred
                  Compensation Plan for Non-Employee Affiliate Directors and
                  Advisory Directors (incorporated herein by reference to Exhibit 10.3 to MBI's Registration Statement on Form S-8
                  (File No. 333-47713)).


10.13    --       Mercantile Bancorporation Inc. Amended and Restated Stock
                  Incentive Plan for Non-Employee Directors (incorporated herein by reference to Exhibit 10.2 to MBI's Registration
                  Statement on Form S-8 (File No. 333-47713)).

10.14    --       Employment Agreement for Alvin J. Siteman, dated November 18,
                  1996 (incorporated herein by reference to Exhibit 10.3 to MBI's Report on Form 10-Q for the quarter ended
                  March 31, 1997).

10.15    --       Employment Agreement for John P. Dubinsky, dated October 27,
                  1996 (incorporated herein by reference to Exhibit 10.4 to MBI's Report on Form 10-Q for the quarter ended
                  March 31, 1997).

10.16    --       Employment Agreement for Stanley J. Bradshaw, dated December
                  22, 1996 (incorporated herein by reference to Exhibit 10 to MBI's Report on Form 10-Q for the quarter ended June 30,
                  1997).

23.1     --       Consent of PaineWebber Incorporated.

23.2     --       Consent of Jon W. Bilstrom, Esq., General Counsel of
                  Mercantile Bancorporation Inc., included in Exhibit 5.1 to this Registration Statement.

23.3     --       Consent of Suelthaus & Walsh, P.C., included in Exhibit 8.2 to this Registration Statement.

23.4     --       Consent of Wachtell, Lipton, Rosen &  Katz, included
                  in Exhibit 8.1 to this Registration Statement.

23.5     --       Consent of KPMG Peat Marwick LLP (with respect to Mercantile
                  Bancorporation Inc.).

23.6     --       Consent of KPMG Peat Marwick LLP (with respect to Firstbank of Illinois Co.).

24.1     --       Power of Attorney (set forth on the signature pages hereto).

99.1     --       Stock Option Agreement dated as of January 30, 1998, by and between Firstbank of Illinois, as issuer, and Mercantile
                  Bancorporation Inc., as grantee (incorporated by reference to Exhibit 2.3 to Mercantile Bancorporation Inc.'s Current Report on Form 8-K, dated January 30, 1998).

99.2     --       Form of Proxy for Annual Meeting of Stockholders of Firstbank
                  of Illinois Co.




                                     II-9